As filed with the Securities and Exchange Commission on March 29, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

INTERSIL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	3674	59-3590018
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Intersil Corporation

675 Trade Zone Boulevard

Milpitas, CA 95035

(408) 945-1323

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Thomas C. Tokos, Esq.

Vice President, General Counsel and Secretary

Intersil Corporation

675 Trade Zone Boulevard

Milpitas, CA 95035

(408) 945-1323

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christopher G. Karras, Esq. Dechert LLP 4000 Bell Atlantic Tower 1717 Arch Street Philadelphia, PA 19103 (215) 994-4000	Steve L. Camahort, Esq. Don S. Williams, Esq. Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300

Approximate Date Of Commencement Of Proposed Sale to The Public: As soon as practicable after consummation of the merger described herein.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Offering Price(2)	Amount of Registration Fee

Class A Common Stock, par value $0.01 per share	11,268,146	$15.35	$247,226,489	$31,324

(1)	Based upon the estimated maximum number of shares of common stock of the Registrant that may be issued to shareholders of Xicor, Inc. pursuant to the merger described herein.
(2)	Estimated solely for the purpose of calculating the registration fee required by the Securities Act of 1933, as amended, and computed pursuant to Rule 457 (f) and (c) under the Securities Act based on (i) the average of the high and low per share prices of the common stock, no par value per share, of Xicor on the Nasdaq National Market on March 26, 2004 and (ii) the ultimate maximum number of shares of Xicor common stock to be acquired by Intersil pursuant to the merger, assuming, among other things, that 60,000 shares are issuable pursuant to outstanding purchase rights under the Xicor 1998 Employee Stock Purchase Plan that 3,261,905 shares are issuable upon the exercise of options granted under the Xicor, Inc. 1995 Director Option Plan, 2000 Director Option Plan, 1990 Incentive and Non-incentive Stock Option Plan, 1998 Nonstatutory Stock Option Plan, and 2002 Stock Option Plan, which options become exercisable immediately prior to the merger and that 922,461 shares are issuable upon the exercise of outstanding warrants for Xicor shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated [            ], 2004

THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OF WHICH THIS PROXY STATEMENT/PROSPECTUS IS A PART IS EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION.

XICOR, INC., 933 MURPHY RANCH ROAD, MILPITAS, CALIFORNIA 95035

Dear Shareholders of Xicor, Inc.:

You are cordially invited to attend a Special Meeting of Shareholders of Xicor, Inc., which will be held on             , 2004 beginning at         , [a.m./p.m.] local time at Xicor’s corporate headquarters at 933 Murphy Ranch Road, Milpitas, California 95035. At the special meeting, Xicor shareholders will be asked to approve and adopt the Agreement and Plan of Merger, dated as of March 14, 2004, by and among Intersil Corporation, Xicor, Inc., New Castle Sub LLC, a wholly-owned subsidiary of Intersil (the “LLC”), and New Castle Merger Sub Corp., a wholly-owned subsidiary of the LLC (“Merger Sub”). The agreement provides, in step one, for the combination of Xicor and Merger Sub into a single company through the merger of Merger Sub with and into Xicor and assuming certain conditions are satisfied, in step two, for the subsequent merger of Xicor (as the surviving corporation in step one of the merger) with and into the LLC, with the LLC being the ultimate surviving entity of the merger if step two takes place.

After careful consideration, the board of directors of Xicor has unanimously determined that the proposed merger is advisable and in the best interests of, Xicor and its shareholders and unanimously recommends that you vote “FOR” the approval and adoption of the merger agreement and the merger. Under the merger agreement, each share of Xicor common stock will be converted into merger consideration consisting of shares of Intersil Class A common stock and/or cash pursuant to the terms of the merger agreement. Intersil Class A common stock is listed on the Nasdaq National Market under the trading symbol “ISIL,” and on             , 2004, Intersil Class A common stock closed at a price of $         per share. Upon completion of the merger, Xicor shareholders will own approximately [    ]% of Intersil’s outstanding Class A common stock, based on the number of shares of Xicor common stock and Intersil Class A common stock outstanding as of [month] [day], 2004.

Only shareholders who hold shares of Xicor common stock at the close of business on             , 2004 will be entitled to vote at the special meeting. Details of the business to be conducted at the special meeting are given in the attached Notice of Special Meeting of Shareholders and in the balance of this proxy statement/prospectus. In particular, you should carefully consider the discussion in the section entitled “Risk Factors” beginning on page 16 of the proxy statement/prospectus.

It is important that your shares be represented and voted at the special meeting. Xicor cannot complete the proposed merger unless the merger is approved and the merger agreement is adopted by the affirmative vote of holders of a majority of the shares of Xicor common stock outstanding on the close of business on the record date. Whether or not you plan to attend the special meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage paid envelope. Alternatively, you may vote your shares electronically through the internet at www.voteproxy.com or by phone at (800) PROXIES. Returning the proxy or voting electronically does not deprive you of your right to attend our special meeting. If you decide to attend our special meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.

The proxy statement/prospectus attached to this letter provides you with detailed information about the proposed merger and related matters and we encourage you to read it, including the annexes, carefully. If the merger is completed, you will be sent written instructions for exchanging your certificates of Xicor common stock for Intersil Class A common stock. Please do not send your certificates in until you have received these instructions.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Xicor. We look forward to seeing you at the special meeting.

Sincerely,

/s/    Louis DiNardo

President, Chief Executive Officer and

Co-Chairman of the Xicor Board of Directors

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated             , 2004 and is first being mailed to Xicor shareholders on or about             , 2004.

XICOR, INC., 933 MURPHY RANCH ROAD, MILPITAS, CALIFORNIA 95035

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Xicor, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of Xicor shareholders will be held on [day of week], [month] [day], 2004, at [time] [a.m./p.m.], California time, at 933 Murphy Ranch Road, Milpitas, California, to vote to adopt the Agreement and Plan of Merger, dated as of March 14, 2004, by and among Intersil Corporation, Xicor, Inc., New Castle Sub LLC, a wholly-owned subsidiary of Intersil (the “LLC”), and New Castle Merger Sub Corp., a wholly owned subsidiary of the LLC (“Merger Sub”). The agreement provides, in step one, for the combination of Xicor and Merger Sub into a single company through the merger of Merger Sub with and into Xicor, and assuming certain conditions are satisfied, in step two, for the subsequent merger of Xicor (as the surviving corporation in step one of the merger) with and into the LLC, with the LLC being the ultimate surviving entity of the merger if step two takes place.

The proposed merger is described in more detail in the accompanying document, which you should read carefully in its entirety before voting. A copy of the merger agreement is attached as Appendix A to that document.

Only Xicor shareholders of record at the close of business on [month] [day], 2004 are entitled to notice of and to vote at the special meeting, or any adjournment or postponement thereof. A majority of the shares of Xicor common stock outstanding on the record date must be voted in favor of the merger agreement in order for the merger to be completed. THEREFORE, YOUR VOTE IS IMPORTANT.

All Xicor shareholders are cordially invited to attend the special meeting. However, we encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. You may vote by written proxy card, by touchtone telephone or through the Internet using the instructions provided on your proxy card. Of course, this will not prevent you from voting in person at the meeting. Your failure to vote your shares is the same as voting against adoption of the merger agreement.

By order of the Board Of Directors,

/s/ GERALDINE N. HENCH

Vice President, Finance and Administration, and Assistant Secretary

Milpitas, California

[month] [day], 2004

AFTER CAREFUL CONSIDERATION, XICOR’S BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF XICOR AND ITS SHAREHOLDERS, HAS ADOPTED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT XICOR SHAREHOLDERS VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT.

All Xicor shareholders are cordially invited to attend the special meeting. Whether or not you expect to attend the special meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible (a return addressed envelope, postage prepaid, is enclosed for this purpose) or vote electronically through the internet at www.voteproxy.com or by phone at (800) PROXIES in order to ensure your representation at the special meeting. Even if you have given your proxy, you may still vote in person if you attend the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the special meeting, you must obtain a proxy from the record holder issued in your name.

ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates important business and financial information about Intersil Corporation and Xicor, Inc. from other documents that are not included in, or delivered with, the proxy statement/prospectus. This information is available to you without charge upon request. You can obtain the documents incorporated by reference in this proxy statement/prospectus by requesting them in writing, by telephone or over the internet from the appropriate company at one of the following addresses:

Intersil Corporation Meghan Dalton 2401 Palm Bay Road, Suite 100 Palm Bay, FL 32905 (321) 729-5738 mdalton@intersil.com	Xicor, Inc. Investor Relations 933 Murphy Ranch Road Milpitas, CA 95035 Tel: (408) 432-8888 email: investors@xicor.com

If you would like to request documents, the applicable company must receive their request by             , 2004 (which is five business days prior to the date of the special meeting) in order to ensure that you receive them prior to the special meeting.

See “Where You Can Find More Information” that begins on page 57.

Appendix A	Agreement and Plan of Merger
Appendix B	Voting Agreement
Appendix C	Opinion of Wachovia Capital Markets, LLC
Appendix D	Chapter 13 of the California General Corporation Law
Appendix E	Employment Agreement between Intersil and Louis DiNardo
Appendix F	Change in Control Severance Benefit Agreement between Intersil and Louis DiNardo

QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING

Q:	What will happen in the merger?

A:	In the merger, Xicor and a wholly owned indirect subsidiary of Intersil will merge and the resulting company will be a wholly owned indirect subsidiary of Intersil. Immediately thereafter, assuming certain conditions are satisfied, such resulting company will merge into a wholly owned subsidiary of Intersil and the resulting company of such second step merger will be a wholly owned subsidiary of Intersil. The merger agreement is attached to this proxy statement/prospectus as Appendix A. You are encouraged to read it carefully.

Q:	What will I receive as a Xicor shareholder? (see page 34)

A:	Upon consummation of the merger, Xicor shareholders will be able to elect, subject to the proration and allocation provisions described in the merger agreement, to receive Intersil Class A common stock, cash or a combination of stock and cash. After the merger, Xicor common stock will cease to trade. Xicor shareholders will receive cash for any fractional shares of Intersil Class A common stock that they would otherwise be entitled to receive in the merger.

Q:	If I am a Xicor shareholder, can I choose whether I receive Intersil Class A common stock or cash? (see page 35)

A:	Xicor shareholders may request that they receive for their shares of Xicor common stock:

•	an amount of cash per share equal to the sum of:

•	0.335 multiplied by the lesser of the closing price for Intersil’s common stock on the day before the completion of the merger and the average of the high and low trading prices for Intersil’s common stock on the day before the completion of the merger and

•	$8.00;

•	the number of shares of Intersil Class A common stock equal to the sum of:

•	0.335 and

•	$8.00 divided by the lesser of the closing price for Intersil’s common stock on the day before the completion of the merger and the average of the high and low trading prices for Intersil’s common stock on the day before the completion of the merger; plus

•	cash in lieu of any fractional shares; or

•	a combination of cash and shares of Intersil Class A common stock.

Xicor shareholders are encouraged to submit an election form, which accompanies this proxy statement/prospectus, promptly. Properly completed election forms must be received on             , 2004, which is the the day before Xicor’s shareholders meeting, in order to be considered. There is no guarantee you will receive what you request.

Q:	What happens if Xicor shareholders elect to receive more Intersil Class A common stock than is available? (see page 35)

A:	If more Xicor shareholders elect to receive Intersil Class A common stock for their shares of Xicor common stock than is available, then:

•	all shares of Xicor common stock for which Xicor shareholders elected to receive cash will receive cash;

•	all shares of Xicor common stock for which Xicor shareholders made no election will receive cash; and

•	all shares of Xicor common stock for which Xicor shareholders elected to receive Intersil Class A common stock will receive a pro rata amount of the available shares of Intersil Class A common stock and cash for the remaining shares of Xicor common stock. The pro rata amount will be determined by dividing the maximum number of shares of Xicor common stock entitled to receive available shares of Intersil Class A common stock by the total number of shares of Xicor common stock for which Xicor shareholders have elected to receive Intersil Class A common stock. The allocation will be made in such a manner as to distribute all of the Intersil Class A common stock available. No fractional shares will be issued and cash will be paid in lieu of fractional shares.

Q:	What happens if Xicor shareholders elect to receive more cash than is available? (see page 35)

A:	If more Xicor shareholders elect to receive cash for their shares of Xicor common stock than is available, then:

•	all shares of Xicor common stock for which Xicor shareholders elected to receive Intersil Class A common stock will receive Intersil Class A common stock;

•	all shares of Xicor common stock for which Xicor shareholders made no election will receive Intersil Class A common stock; and

•	all shares of Xicor common stock for which Xicor shareholders elected to receive cash will receive a pro rata amount of the cash and the available shares of Intersil Class A common stock for their remaining shares of Xicor common stock. The pro rata amount will be determined by dividing the maximum number of shares of Xicor common stock entitled to receive cash by the total number of shares of Xicor common stock for which Xicor shareholders have elected to receive cash. The allocation will be made in such a manner as to distribute all of the cash available. No fractional shares will be issued and cash will be paid in lieu of fractional shares.

Q:	Do I need to submit the election form if my Xicor shares are held in a brokerage account?

A:	Yes. Your broker cannot make an election for you unless you complete and return an election form. If you fail to do so, your shares will be classified as undesignated shares.

Q:	What happens if I do not submit an election form? (see page 35)

A:	If you do not submit an election form, your election form is not received on time or there is some other defect in your election form, your shares of Xicor common stock will be classified as undesignated. You will receive Intersil Class A common stock, cash or a combination thereof in proportions designed to provide Xicor shareholders who made elections with their desired election, subject to the maximum amount of Intersil Class A common stock to be issued and the maximum amount of cash to be paid as merger consideration.

Q:	How will the merger affect options to acquire Xicor common stock? (see page 34)

A:	Options to purchase shares of Xicor’s common stock will be assumed by Intersil and converted into options to purchase shares of Intersil Class A common stock after completion of the merger. The number of shares covered by these options will be adjusted based upon the exchange ratio for a Xicor shareholder electing shares of Intersil Class A common stock. The applicable exercise price of these options will be correspondingly adjusted. Holders of options will not be entitled to make an election to receive Intersil Class A common stock or cash and will not be entitled to cash in lieu of fractional shares with respect to their options.

Q:	Is the merger subject to governmental approvals? (see page 41)

A:	Yes. This merger is subject to review by the Department of Justice and the Federal Trade Commission to determine whether it is in compliance with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the merger may not be consummated until the required waiting period has expired or terminated. Intersil and Xicor made the required filings on March 19, 2004 and received early termination of the waiting period under the Hart-Scott-Rodino Act on March 26, 2004.

Q:	What shareholder approvals are required for the merger? (see page 41)

A:	The holders of a majority of the outstanding shares of Xicor common stock on the record date for the Xicor special meeting of shareholders are required to approve and adopt the merger agreement and approve the merger.

Q:	Are there any shareholders already committed to voting in favor of the merger and the share issuance? (see page 48)

A:	Yes. Xicor directors and officers who collectively beneficially own approximately 5.24% of the voting power of the Xicor common stock outstanding as of March 11, 2004, entered into voting agreements requiring them to vote all of their beneficially owned shares in favor of approval and adoption of the merger agreement and in favor of the approval of the merger.

Q:	What are the expected United States federal income tax consequences of the merger? (see page 42)

A:	Provided the value of the Intersil common stock issued in exchange for Xicor common stock is at least 40% of the total consideration, the merger is expected to qualify as a reorganization for United States federal income tax purposes. Assuming the merger so qualifies, the federal income tax consequences of the merger to each Xicor shareholder will vary depending on whether the Xicor shareholder receives cash, stock, or a combination of cash and stock in exchange for the stockholder’s shares of Xicor common stock. At the time that a Xicor shareholder makes an election to receive cash or stock, the shareholder will not know if, and to what extent, the proration procedures will alter the mix of consideration to be received. As a result, the tax consequences to each shareholder will not be ascertainable with certainty until the shareholder knows the precise amounts of cash and stock that will be received in the merger. If, on the other hand, the merger does not qualify as a reorganization within the meaning of Section 368(a) of the Code for any reason, including because step two of the merger is not consummated, the transaction will be fully taxable to the Xicor shareholders.

Q:	How will the merger be accounted for? (see page 45)

A:	Intersil intends to account for the merger as a purchase for financial accounting purposes, in accordance with accounting principles generally accepted in the United States. As a result, the assets and liabilities of Intersil will be carried forward at their recorded amount but the assets and liabilities of Xicor will be recorded at fair value and the difference between the total purchase price and the fair value of the assets and liabilities assumed will be recorded as goodwill on the books of Intersil. The results of operations and cash flows of Xicor will be included in Intersil’s financial statements only from the date of the closing of the merger. Xicor and Intersil’s historical operating results will not be combined.

Q:	Do persons involved in the merger have interests which may conflict with mine as a Xicor shareholder? (see page 44)

A:	Yes. When considering the recommendations of Xicor’s board of directors, you should be aware that certain Xicor directors and officers have interests in the merger that are different from, or are in addition to, yours. These interests include employment of Xicor executive officers by Intersil after the merger, the acceleration of the vesting of options of certain Xicor directors and officers, and the indemnification of directors and officers of Xicor against certain liabilities for events that occurred or may occur before the merger is completed.

Q:	Are there risks I should consider in deciding whether to vote for the merger? (see page 16)

A:	Yes. In evaluating the merger, you should carefully consider the factors discussed in the section titled “Risk Factors” on page 16.

Q:	Am I entitled to dissenters’ rights? (see page 46)

A:	If you are a Xicor shareholder, under California law you may have the right to dissent from the merger by exercising dissenters’ rights. If a Xicor shareholder elects to exercise dissenters’ rights, the Xicor shareholder must precisely comply with all of the procedures set forth in Chapter 13 of the California General Corporation Law. Chapter 13 of the California General Corporation Law is reprinted in its entirety and attached to this proxy statement/prospectus as Appendix D.

Q:	What do I need to do now?

A:	First, carefully read this document in its entirety. Then, vote your shares of Xicor common stock by one of the following methods:

•	calling the toll-free number (800) PROXIES, entering the 14-digit Voter Control Number located on your proxy card, and following the directions provided (shareholders residing outside the United States should call collect on a touch-tone telephone); or

•	going to the website www.voteproxy.com, entering the 14-digit Voter Control Number located on your proxy card, and following the instructions provided; or

•	marking, signing, dating and returning your proxy card in the enclosed prepaid envelope; or

•	attending the special meeting and submitting a properly executed proxy or ballot. If a broker holds your shares in “street name,” you will need to get a proxy from your broker to vote your shares in person.

Q:	Why is my vote important?

A:	A majority of the outstanding shares of Xicor common stock must be represented in person or by proxy at the special meeting for there to be a quorum. If you do not vote using one of the methods described above, it will be more difficult for Xicor to obtain the necessary quorum to hold its special meeting. In addition, if you fail to vote, that will have the same effect as a vote against the merger agreement. The merger agreement must be adopted by a majority of the outstanding shares of Xicor common stock entitled to vote.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most Xicor shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares beneficially owned.

Shareholder of Record. If your shares are registered directly in your name with Xicor’s transfer agent, you are considered the shareholder of record with respect to those shares and this proxy statement/prospectus is being sent directly to you by Xicor, as applicable. If you are a Xicor shareholder, as shareholder of record, you have the right to grant your proxy directly to Xicor or to vote in person at the Xicor special meeting of shareholders. Xicor has enclosed a proxy card for your use.

Beneficial Owner. If your shares are held in a brokerage account, bank account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and this proxy statement/prospectus is being forwarded to you by your broker, bank or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the applicable special meeting.

However, since you are not the shareholder of record, you may not vote your shares in person at the applicable special meeting unless you obtain a legal proxy from the broker, bank or nominee that holds your shares, giving you the right to vote the shares instead of the broker, bank or nominee holding your shares. Your broker, bank or nominee has enclosed or provided voting instructions for your use in directing your broker, bank or nominee how to vote your shares.

Q:	If my shares are held in “street name” by my broker, will my broker automatically vote my shares for me?

A:	No. If you do not provide your broker with instructions on how to vote your shares that are held in street name your broker will not be permitted to vote them. Therefore, you should be sure to provide your broker with instructions on how to vote these shares. Please check the voting form used by your broker to see if your broker offers telephone or internet voting.

If you do not give voting instructions to your broker, you will, in effect, be voting against the merger.

Q:	Can I change my vote?

A:	Yes. If you have not voted through your broker, there are several ways you can change your vote after you have submitted a proxy.

•	First, you may revoke your proxy by telephone or over the Internet;

•	Second, you may send a written notice to Xicor’s Assistant Corporate Secretary stating that you would like to revoke your proxy;

•	Third, you may complete and submit a new proxy card. Any earlier proxy will be revoked automatically; or

•	Fourth, you may attend the meeting and vote in person. Any earlier proxy will be revoked. However, simply attending the meeting without voting will not revoke your earlier proxy.

If you have instructed a broker to vote your shares, you must follow directions you receive from your broker to change your vote.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed you will receive written instructions from the exchange agent on how to exchange Xicor certificates for shares of Intersil Class A common stock. Please do not send in your stock certificates with your proxy.

Q:	When and where will the vote take place? (see page 23)

A:	The Xicor special meeting of shareholders will be held at Xicor’s corporate headquarters at 933 Murphy Ranch Road, Milpitas, California on , 2004, starting at [ .m.], local time.

Q:	When do you expect the merger to be completed?

A:	We expect to complete the merger during the second quarter of the 2004 calendar year, assuming all the conditions to completion of the merger, including obtaining the approval of Xicor shareholders at the special meeting and receiving regulatory approvals, have been fulfilled. Fulfilling some of these conditions, such as receiving certain governmental clearances or approvals, is not entirely within our control. If all the conditions to completion of the merger are not fulfilled during the second quarter of 2004, we expect to complete the merger as quickly as practicable once the conditions are fulfilled.

Q:	Whom do I call if I have questions about the special meeting or the merger?

A:	You should direct any questions regarding the special meeting of shareholders or the merger to Xicor’s Investor Relations Department at (408) 432-8888.

SUMMARY

This summary highlights selected information included in this document and does not contain all of the information that may be important to you. You should read this entire document and its appendices and the other documents to which we refer you before you decide how to vote with respect to the merger agreement. In addition, we incorporate by reference important business and financial information about Xicor and Intersil into this document. For a description of this information, see “Incorporation of Certain Documents by Reference” on page 55. You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled “Where You Can Find More Information” on page 57. Each item in this summary includes a page reference directing you to a more complete description of that item.

This document, including information included or incorporated by reference in this document, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the financial condition, results of operations and business of Intersil and Xicor; (ii) the benefits of the merger between Intersil and Xicor, including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; (iii) Intersil’s and Xicor’s plans, objectives, expectations and intentions and other statements contained in this filing that are not historical facts; and (iv) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of Intersil’s and Xicor’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The Merger

The merger agreement is attached to this document as Appendix A. We encourage you to read this agreement carefully, as it is the legal document that governs the merger of a wholly owned indirect subsidiary of Intersil with and into Xicor, followed by a merger of Xicor into a wholly owned subsidiary of Intersil.

What Xicor Shareholders Will Receive In The Merger (see page 34)

Xicor Shareholders. You will be offered the opportunity to elect to receive merger consideration in the form of Intersil Class A common stock, cash or a combination thereof in exchange for your shares of Xicor common stock. However, because the total amount of cash consideration and the stock consideration to be paid in the merger is fixed, regardless of your choice, you may actually receive a combination of cash and shares of Intersil Class A common stock for your Xicor shares depending on the election made by other Xicor shareholders. The total value of the merger consideration per Xicor share that you would receive will be the sum of:

•	0.335 multiplied by the lesser of the closing price for Intersil’s common stock on the day before the completion of the merger and the average of the high and low trading prices for Intersil’s common stock on the day before the completion of the merger and

•	$8.00.

If you elect to receive cash and you receive cash, the amount of cash will be equal to the amount calculated by this formula. If you elect to receive Intersil Class A common stock and you receive Intersil Class A common stock, the number of shares of Intersil Class A common stock you will be entitled to receive for each share of Xicor common stock will be the sum of:

•	0.335 and

•	$8.00 divided by the lesser of the closing price for Intersil’s common stock on the day before the completion of the merger and the average of the high and low trading prices for Intersil’s common stock on the day before the completion of the merger.

Holders of Xicor Warrants. Holders of Xicor’s warrants will not be affected by the merger, except that, upon any exercise of the warrants in accordance with their terms, holders of warrants will be entitled to receive the merger consideration such holder elects pursuant to the election form that such holder will receive, instead of Xicor common stock, on similar terms as prior to the merger.

Election Of Cash Or Stock Consideration (see page 35)

Along with the proxy statement/prospectus, you have been sent an election form. In accordance with such election form, Xicor shareholders have the opportunity to make an election to receive cash, Intersil Class A common stock or a combination of cash and Intersil Class A common stock, according to the allocation and proration procedures set forth in the election form provided for this purpose. If you do not submit an election form, your election form is not received on time or there is some other defect in your election form, your shares of Xicor common stock will be classified as undesignated. You will receive Intersil Class A common stock, cash or a combination thereof in proportions designed to provide Xicor shareholders who made elections with their desired election, subject to the maximum amount of Intersil Class A common stock to be issued and the maximum amount of cash to be paid as merger consideration.

No Fractional Shares (see page 38)

No fractional shares of Intersil stock will be issued in the merger. Instead of fractional shares, Xicor shareholders will receive an amount of cash based on the lesser of (i) the closing price of Intersil Class A common stock as reported on the Nasdaq National Market on the day before the date the merger is completed and (ii) the average of the high and low trading prices of Intersil Class A common stock as reported on the Nasdaq National Market on the day before the date the merger is completed.

Material Federal Income Tax Consequences (see page 42)

The parties intend that step one and step two of the merger, when taken together, will qualify as a “reorganization” pursuant to Section 368(a) of the Internal Revenue Code if the value of the Intersil Class A common stock to be issued in step one of the merger (valued at the lesser of (i) the closing price of a share of Intersil Class A common stock on the day before the closing date and (ii) the average of the high and low trading prices of Intersil Class A common stock on the day before the closing date) is equal to or greater than 40% of the total consideration to be paid in exchange for the Xicor common stock.

Completion of the merger is conditioned upon the receipt of tax opinions from Wilson Sonsini Goodrich & Rosati, P.C., counsel to Xicor, and Dechert LLP, counsel to Intersil, that, if the valuation test described above is satisfied, the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Such opinions will be given in reliance on customary representations and assumptions as to factual matters. In the event that the assumptions are incorrect and the ultimate facts do not support reorganization treatment, the tax opinions cannot be relied upon.

If the valuation test described above is satisfied and the merger qualifies as a “reorganization,” the tax consequences of the merger to the Xicor shareholders will generally be as follows:

•	Xicor shareholders who exchange their shares of Xicor common stock and receive only cash will recognize gain or loss for federal income tax purposes.

•	Xicor shareholders who exchange their shares of Xicor common stock and receive a combination of cash and shares of Intersil Class A common stock may recognize gain, but not loss, in the exchange.

•	Xicor shareholders who exchange their shares of Xicor stock and receive only shares of our common stock will not recognize gain or loss for federal income tax purposes, other than gain or loss attributable to the receipt of cash in lieu of fractional shares.

If the valuation test described above is not satisfied, step two of the merger will not be consummated, and the merger will be fully taxable to the Xicor shareholders. There can be no assurance that the valuation test will be met.

You should read the summary under the caption “ Material United States Federal Income Tax Consequences” of the merger for a more complete discussion of the federal income tax consequences of the merger. You should also consult your own tax advisor with respect to other tax consequences of the merger or any special circumstances that may affect the tax treatment to you of the cash or shares of our common stock that you receive pursuant to the merger.

Recommendation of Xicor Board of Directors (see page 27)

After careful consideration, the Xicor board of directors, on March 14, 2004, unanimously determined that the terms of the merger agreement and the merger are advisable and in the best interests of Xicor and its shareholders and approved the merger agreement and the merger. The Xicor board of directors recommends that the shareholders of Xicor vote “FOR” the adoption and approval of the merger agreement and the merger.

In considering the recommendation of the Xicor board of directors with respect to the merger agreement and the merger, the Xicor shareholders should be aware that some directors and officers of Xicor will receive benefits if the merger is completed which results in those persons having interests in the merger that are different from, or in addition to, the interests of Xicor shareholders. Please see “Interests of Certain Persons in the Merger” beginning on page 44.

Opinion of Xicor’s Financial Advisor (see page 28)

On March 14, 2004, Wachovia Capital Markets, LLC, which is sometimes referred to in this document as “Wachovia Securities”, rendered its oral opinion, subsequently confirmed in writing, to the board of directors of Xicor that, as of the date of that opinion, the merger consideration to be received by holders of shares of Xicor common stock pursuant to the merger agreement is fair, from a financial point of view, to such holders.

The full text of the written opinion of Wachovia Securities which sets forth the assumptions made, matters considered and limitations on the opinion and on the review undertaken in connection with the opinion, is attached as Appendix C to, and is incorporated by reference in, this proxy statement/prospectus. The opinion of Wachovia Securities does not constitute a recommendation as to how any holder of shares of Xicor common stock should vote in connection with the merger agreement or any other matter related thereto. You should carefully read the opinion in its entirety.

Special Meeting of Xicor Shareholders (see page 23)

Xicor will hold a special meeting of its shareholders on [day of week], [month] [day], 2004, at [time] [a.m./p.m.], California time, at 933 Murphy Ranch Road, Milpitas, California, 95035. At the special meeting, you will be asked to vote to adopt the merger agreement.

You may vote at the special meeting if you owned shares of Xicor common stock at the close of business on the record date, [month] [day], 2004. On that date, there were [        ] shares of Xicor common stock outstanding and entitled to vote at the special meeting. You may cast one vote for each share of Xicor common stock you owned on the record date.

Shareholder Vote Required (see page 23)

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Xicor common stock outstanding on the record date. Accordingly, a failure to vote or an abstention will have the same effect as a vote against the merger. As of the record date, directors and executive officers of Xicor beneficially owned shares of Xicor common stock, representing approximately 5.24 percent of Xicor’s capital stock. Xicor expects that these individuals will vote FOR adoption of the merger agreement.

Voting Agreement (see page 48)

In connection with the execution of the merger agreement, Intersil entered into a voting agreement with New Castle Merger Sub Corp., Xicor and certain officers and directors of Xicor, whereby they agreed, among other things, to vote their shares of Xicor common stock in favor of the adoption of the merger agreement.

Dissenters’ Rights (see page 46)

Under California law, holders of Xicor common stock may have the right to receive an appraisal of the value of their shares of Xicor common stock in connection with the merger. To exercise dissenters’ rights, a Xicor shareholder must not vote for the adoption of the merger agreement and must strictly comply with all of the procedures required by California law. These procedures are described more fully beginning on page 46.

We have also included a copy of California General Corporation Law—Chapter 13—Dissenters’ Rights as Appendix D to this document.

Interests of Xicor’s Executive Officers and Directors in the Merger (see page 44)

In addition to their interests as shareholders, some of the directors and officers of Xicor have interests in the merger that are different from, or in addition to, your interests. Options granted under the Xicor 2000 Director Option Plan will, pursuant to the terms of the plan, accelerate immediately prior to the merger and may be exercised prior to the merger. In addition, certain officers of Xicor have entered into an employment agreement and/or severance agreement with Intersil in connection with the merger. Additionally, under specified circumstances, Intersil will indemnify the officers and directors of Xicor for events occurring before the merger.

Regulatory Approvals Required for Merger (see page 41)

The merger is subject to antitrust laws. We have made the required filings with the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the HSR Act). However, we are not permitted to complete the merger until the applicable waiting periods under the HSR Act have expired or been terminated. The Department of Justice or the Federal Trade Commission, as well as a state or a private person, may challenge the merger at any time before or after its completion. Antitrust filings and approvals are also required under the laws of other applicable jurisdictions, some of which prevent some transactions from being consummated until required information and materials are furnished to the relevant authorities and applicable waiting periods expire or approvals are obtained. If antitrust authorities request additional information or challenge the merger on antitrust grounds, such approvals may be delayed or may not be obtained. On March 19, 2004 Xicor and Intersil each made the required filings under the Hart-Scott-Rodino Act and requested early termination of the required waiting period. Intersil and Xicor intend to comply with the antitrust laws of any other jurisdiction in which the merger is subject to review. On March 26, 2004, Intersil and Xicor received early termination of the waiting period under the Hart-Scott-Rodino Act.

Conditions to the Merger Agreement (see page 41)

The respective obligations of Xicor and Intersil to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction and waiver of various conditions, including among other things:

•	the merger, the merger agreement and the transactions contemplated thereby must be approved and adopted by the holders of a majority of the outstanding shares of Xicor common stock;

•	all waiting periods under the HSR Act must have expired or been terminated, and any requirements of any foreign jurisdictions applicable to the consummation of the merger must be satisfied;

•	no provision of any applicable laws and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the merger or the transactions contemplated by the merger agreement;

•	no governmental action shall be pending or threatened which has the effect of prohibiting or limiting the effect of the merger and the transactions contemplated by the merger agreement;

•	the SEC shall have declared the registration statement of which this document is a part effective under the Securities Act, and no stop order or similar restraining order suspending the effectiveness of the registration statement shall be in effect and no proceedings for such purpose shall be pending; and

•	the representations and warranties of Xicor, Intersil, Merger Sub and LLC must be true and correct (except where the failure to be true and correct would not have a material adverse effect on the party making such representations and warrants), and each of them must have performed their obligations under the merger agreement in all material respects.

Intersil and Xicor cannot be certain when, or if, the conditions to the merger will be satisfied or waived or whether or not the merger will be completed.

Termination of the Merger Agreement (see page 42)

Intersil and Xicor can mutually agree to terminate the merger agreement without completing the merger. In addition, Intersil and Xicor can each terminate the merger agreement under certain circumstances as set forth in the merger agreement and summarized herein.

Termination Fees (see page 42)

If the merger agreement is terminated, Xicor would be required, under certain circumstances generally involving the acquisition of Xicor by another company, to pay Intersil a termination fee equal to $15.8 million.

Restrictions on Solicitation (see page 39)

The merger agreement prohibits Xicor from soliciting, and except in connection with certain unsolicited third-party superior proposals, prohibits Xicor from participating in discussions with, third parties or taking other actions related to, alternative transactions to the transaction with Intersil.

Accounting Treatment (see page 45)

Intersil will account for the merger under the purchase method of accounting for business combinations.

Information about the Parties to the Merger (see page 49)

Intersil (see page 49)

Intersil Corporation

675 Trade Zone Boulevard

Milpitas, CA 95035

Telephone: (408) 945-1323

Facsimile: (408) 945-9305

http://www.intersil.com

Intersil is a global designer and manufacturer of high-performance analog integrated circuits. Intersil’s portfolio addresses some of the fastest growing applications within four attractive end markets: high-end consumer, computing, communications and industrial. Intersil’s high-end consumer products include its optical storage and video display products, its handheld power management products, and certain standard analog drivers. These products target high growth applications such as DVD recorders for the home market, liquid crystal display (“LCD”) televisions, smart phones and digital still cameras. Intersil’s computing category includes desktop, server and notebook power management, including core power devices and other peripheral applications, such as graphics, advanced configuration power interface (“ACPI”) control and double data rate (“DDR”) memory. Intersil’s communications group is made up of Intersil’s line drivers, broadband and hot plug power management products and high-speed converters targeted to applications in markets such as DSL, home gateway, space and VOIP. Intersil’s industrial products include its Elantec family of operational amplifiers, bridge driver power management products, interface and analog switches and multiplexers, and other standard analog products. These products target end markets including medical imaging, energy management and factory automation.

You should not consider the information on Intersil’s website to be part of this proxy statement/prospectus.

Xicor (see page 50)

Xicor, Inc.

933 Murphy Ranch Road

Milpitas, California 95035

Telephone: (408) 432-8888

Facsimile: (408) 432-0640

http://www.xicor.com

Xicor designs, develops and markets high performance analog mixed-signal integrated circuits used in communications, computing, networking, consumer and industrial applications. Xicor has three fundamental technology approaches to differentiate itself from competition and add value to its customers’ products. First Xicor has the ability to utilize EEPROM technology as a feature in its integrated analog mixed-signal designs. This integration provides significant flexibility and increases performance in many applications. The second technology approach utilizes the proprietary non-volatile technology that Xicor developed as an EEPROM supplier to implement precision analog mixed-signal integrated circuits with significantly lower power consumption than traditional approaches. These products add significant value in battery powered precision applications where power consumption and heat dissipation are critical. The third technology approach utilizes an industry standard 0.18-micron logic process to implement high frequency analog mixed-signal designs for data conversion and signal processing applications.

Xicor’s Mixed-Signal Products include data conversion products, power management integrated circuits, application specific standard products and time-keeping devices. Xicor is focused on providing innovative, differentiated analog mixed-signal products that serve the trends toward flexibility, portability and increased processing power in electronic systems. The increased complexity of system design and higher levels of analog content have created a greater need for programmability in the system. Xicor’s programmable analog mixed-signal components regulate, control, convert and manage various voltages and currents without manual adjustment. The growth in portable digital electronics has created a greater need for precision low-power analog mixed-signal products to perform a variety of critical analog tasks such as setting a voltage reference as a standard in the system or comparing signals to determine appropriate system response to a change in circumstances. The increased processing power available to system designers today has created a demand for more data. Incoming analog information must first be converted to a digital code before it can be processed. Commonly referred to as analog-to-digital conversion, this application requires very fast or high-frequency products that can convert millions of samples of analog information per second. Xicor’s products are designed to meet the needs of systems designed for flexibility, low power consumption and sophisticated signal processing.

Xicor was incorporated in California in 1978.

You should not consider the information on Xicor’s website to be part of this proxy statement/prospectus.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF INTERSIL CORPORATION

The following table sets forth selected financial data for Intersil and its predecessor operations, when it was part of Harris Corporation (“Harris”). The historical financial data as of and for the fiscal year ended 1999 and for the six weeks ended August 13, 1999 are derived from Intersil’s predecessor’s audited consolidated financial statements, which are not included elsewhere in this report. The historical financial data as of and for the 46 weeks ended June 30, 2000, the 26 weeks ended December 29, 2000, fiscal year ended 2001, fiscal year ended 2002 and fiscal year ended 2003 are derived from Intersil’s audited consolidated financial statements. All periods presented have been audited.

	Predecessor Fiscal Year 1999	Predecessor Six Weeks Ended August 13, 1999	Successor 46 Weeks Ended June 30, 2000 (a)(i)(j)	Successor 26 Weeks Ended December 29, 2000 (f) (i)	Successor Fiscal Year 2001 (b)(e)(h)(i)	Successor Fiscal Year 2002 (c)(e)(g)(h)	Successor Fiscal Year 2003 (d)(e)(h)
	(in millions, except per share data)		(in millions, except per share data)
Consolidated Statement of Operations Data:
Revenue	$514.4	$54.3	$548.5	$338.4	$398.5	$419.6	$507.7
Income (loss) from continuing operations before cumulative effect of a change in accounting principle (k)	$45.6	$(0.6)	$(28.5)	$16.3	$96.0	$(23.3)	$58.5
Basic income (loss) per share from continuing operations before cumulative effects of a change in accounting principle (k)			$(0.37)	$0.16	$0.91	$(0.19)	$0.42
Diluted income (loss) per share from continuing operations before cumulative effect of a change in accounting principle (k)			$(0.37)	$0.15	$0.88	$(0.19)	$0.41
Consolidated Balance Sheet Data:
Total assets	$761.2	$736.1	$933.9	$1,229.8	$1,200.2	$2,369.5	$2,454.7
Long-term debt, less current portion	$4.2	$4.2	$116.2	$65.0	$—	$—	$—
Cash dividend per share			$—	$—	$—	$—	$0.03

The following transactions significantly affect the comparability of the results between the fiscal periods above:

(a)	Intersil was formed on August 13, 1999 through a series of transactions, in which Intersil and its wholly owned subsidiary, Intersil Communications, Inc. (“Intersil Communications”), acquired the semiconductor business of Harris.
(b)	On March 16, 2001, Intersil sold the assets of its Discrete Power product group to Fairchild Semiconductor. The results of operations of this product group were excluded after the date of sale.
(c)	On May 14, 2002, Intersil merged with Elantec Semiconductor, Inc. (“Elantec”). Accordingly, Elantec’s results of operations since the merger date are included within the results above.
(d)	On August 28, 2003, Intersil sold the assets of its Wireless Networking product group to GlobespanVirata, Inc.
(e)	During fiscal year 2001, fiscal year 2002 and fiscal year 2003, Intersil recorded various impairment charges.
(f)	In 2000, Intersil changed its year-end to the closest Friday to December 31. Accordingly, Intersil had a 26-week transition period ending December 29, 2000.
(g)	Fiscal year 2002 contains 53 weeks. All other periods identified as “fiscal years” include 52 weeks.
(h)	During fiscal year 2001, fiscal year 2002 and fiscal year 2003, Intersil recorded various restructuring charges.
(i)	In the 46 weeks ended June 30, 2000, the 26 weeks ended December 29, 2000, and fiscal year 2001, Intersil recorded losses related to the early extinguishment of some of our debt holdings.
(j)	During the 46 weeks ended June 30, 2000, Intersil sold its Malaysian fabrication facilities.
(k)	In the 26 weeks ended December 29, 2000 Intersil adopted Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities”. This adoption was considered a change in accounting principle with a cumulative effect of $0.2 million.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF XICOR, INC.

The following table sets forth selected financial data for Xicor which has been derived from Xicor’s historical consolidated financial statements, and should be read in conjunction with such consolidated financial statements and the notes thereto. The consolidated financial data as of December 31, 2002 and 2003 and for each of the three years in the three year period ended December 31, 2003 are derived from Xicor’s audited consolidated financial statements which are incorporated herein by reference. The consolidated financial data as of December 31, 1999, 2000 and 2001 and for the years ended December 31, 1999 and 2000 are derived from Xicor’s audited consolidated financial statements which are not included elsewhere in this report.

	Year Ended December 31,
	1999	2000	2001	2002	2003
	(In thousands, except per share amounts)
Consolidated Statement of Operations Data:
Net sales	$114,887	$122,849	$70,073	$38,534	$41,448
Net income (loss)	$(26,929)	$13,166	$(9,469)	$(12,782)	$2,429
Net income (loss) per share:
Basic	$(1.32)	$0.62	$(0.43)	$(0.55)	$0.09
Diluted	$(1.32)	$0.57	$(0.43)	$(0.55)	$0.08
Consolidated Balance Sheet Data:
Total assets	$54,794	$64,323	$80,451	$67,096	$58,660
Long-term obligations, less current portion	$9,794	$715	$32,634	$32,976	$274

UNAUDITED SUMMARY SELECTED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION OF INTERSIL CORPORATION

The following unaudited summary selected pro forma combined condensed financial information should be read in conjunction with the Unaudited Pro Forma Combined Condensed Financial Information and related notes included elsewhere in this proxy statement/prospectus. For accounting purposes, the merger will be accounted for as a purchase business combination with Intersil being the acquiring enterprise. The historical financial information set forth below has been derived from, and is qualified by reference to, the consolidated financial statements of Intersil and Xicor, and the financial statements of Poweready, acquired by Xicor on October 28, 2003, and should be read in conjunction with each of those financial statements and notes thereto incorporated herein by reference. The Unaudited Pro Forma Combined Condensed Statement of Operations for the fiscal year ended January 2, 2004 gives effect to the merger and the acquisition of Poweready as if they occurred on January 4, 2003 and the Unaudited Pro Forma Combined Condensed Balance Sheet as of January 2, 2004 gives effect to the merger as if it occurred on January 2, 2004. You should not rely on this pro forma information as being indicative of the results that would actually have been obtained if the merger and the Poweready acquisition had been in effect for the above-mentioned periods or the future results of the combined company. See “Where You Can Find More Information” and “Intersil Corporation Unaudited Pro Forma Combined Condensed Financial Statements”.

Fiscal Year Ended January 2, 2004
(in thousands, except per share data)
Pro Forma Statement of Operations Information:
Net revenues	$550,787
Income from continuing operations	$48,719
Income from continuing operations per share—basic	$0.33
Income from continuing operations per share—diluted	$0.32
Shares used in computing basic income per share	147,079
Shares used in computing diluted income per share	153,049

As of January 2, 2004
(in thousands)
Pro Forma Balance Sheet Information:
Cash, cash equivalents, and short-term and long-term marketable securities	$744,196
Total current assets	$838,346
Total liabilities	$216,515
Shareholders’ equity	$2,492,750

Comparative Historical and Unaudited Pro Forma Per Share Information

The following table sets forth (i) historical basic and diluted income from continuing operations per share and historical book value per share of Intersil, (ii) historical basic and diluted income per share and historical book value per share of Xicor, (iii) unaudited pro forma combined income per share and unaudited pro forma combined book value per share of Intersil after giving effect to the merger and (iv) unaudited equivalent pro forma combined income per share and unaudited equivalent pro forma combined book value per share of Xicor based on the merger exchange ratio of 0.335 shares of Intersil Class A common stock for each share of Xicor common stock. The information in the table should be read in conjunction with the audited and unaudited consolidated financial statements of Intersil, Xicor and Poweready, and the notes thereto incorporated by reference in this proxy statement/prospectus and the unaudited pro forma condensed combined financial information and notes thereto included elsewhere herein. The unaudited pro forma condensed combined financial information is not necessarily indicative of the income per share or book value per share that would have been achieved had the merger been consummated as of the beginning of the period presented and should not be construed as representative of such amounts for any future dates or periods.

Twelve Months Ended January 2, 2004
Historical—Intersil
Basic income from continuing operations per share	$0.42
Diluted income from continuing operations per share	$0.41
Cash dividends per share	$0.03
Book value per share (at period end) (1)	$16.16

Twelve Months Ended December 31, 2003
Historical—Xicor
Basic net income per share	$0.09
Diluted net income per share	$0.08
Cash dividends per share	$—
Book value per share (at period end) (1)	$1.55

Twelve Months Ended January 2, 2004
Unaudited Pro Forma Combined (2)
Basic income from continuing operations per share	$0.33
Diluted income from continuing operations per share (3)	$0.32
Cash dividends per share	$0.03
Book value per share (at period end) (4)	$16.71

Twelve Months Ended January 2, 2004
Unaudited Pro Forma Combined Equivalent—Xicor (5)
Basic income from continuing operations per share	$0.11
Diluted income from continuing operations per share (3)	$0.11
Cash dividends per share	$0.01
Book value per share (at period end) (4)	$5.60

(1)	Historical book value per share is computed by dividing shareholders’ equity by the number of shares of common stock outstanding at the end of the period.
(2)	See Unaudited Pro Forma Condensed Combined Financial Information included elsewhere in this joint proxy statement/prospectus.
(3)	Pro forma combined basic and diluted income per share is computed using the weighted-average number of shares of common stock outstanding, after the issuance of the Intersil Class A common stock in the merger, and it also gives effect to any dilutive options, warrants and convertible debt securities.
(4)	The pro forma combined book value per share is computed by dividing pro forma shareholders’ equity, including the effect of pro forma adjustments, by the pro forma number of shares of Intersil Class A common stock which would have been outstanding had the merger been consummated as of January 2, 2004.
(5)	The Xicor equivalent pro forma combined per share amounts are computed by multiplying the pro forma combined per share amounts by the exchange ratio of 0.335 shares of Intersil Class A common stock for each share of Xicor common stock.

INTERSIL CORPORATION UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The Unaudited Pro Forma Combined Condensed Financial Information and explanatory notes of Intersil set forth below give effect to the merger with Xicor and the acquisition on October 28, 2003 of Poweready Inc. (“Poweready”) by Xicor. The historical financial information set forth below has been derived from, and is qualified by reference to, the consolidated financial statements and notes thereto of each of Intersil, Xicor and Poweready and should be read in conjunction with those financial statements and notes, which are included in the applicable Form 10-K or Form 8-K, and are incorporated herein by reference. The merger will be accounted for as a purchase business combination as defined in Statement of Financial Accounting Standards No. 141. For accounting purposes, Intersil is the acquiring enterprise in the merger since at the effective time of the merger, current Intersil stockholders are expected to own approximately 92% of Intersil.

These pro forma statements were prepared as if the merger and Xicor’s acquisition of Poweready had been completed as of January 4, 2003 for purposes of the Unaudited Pro Forma Combined Condensed Statement of Operations. For purposes of the Unaudited Pro Forma Combined Condensed Balance Sheet, the statements were prepared as if the merger occurred as of January 2, 2004.

The Unaudited Pro Forma Combined Condensed Financial Statements are based on estimates and assumptions, which are preliminary. The Unaudited Pro Forma Combined Condensed Financial Statements are presented for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial condition of Intersil that would have been reported had the merger and the Poweready acquisition been completed as of the dates presented, and should not be taken as representative of future results of operations of Intersil. These values of the merger are preliminary and subject to change upon management’s final allocation. The Poweready pro forma adjustments are based upon Xicor management’s estimates of the values of the intangible assets acquired.

These Unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the accompanying notes thereto and the separate historical consolidated financial statements and notes of Intersil and Xicor incorporated by reference into this registration statement. See the section entitled “Where You Can Find More Information.”

INTERSIL CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

For the Year Ended January 2, 2004

		Historical		Pro forma Adjustments		Pro forma Adjustments		Pro Forma
	Intersil	Xicor	Poweready	Merger		Poweready		Combined
	(in thousands, except per share data)
Revenue
Product Sales	$507,684	$41,448	$1,655	$—		$—		$550,787
Costs and expenses
Cost of product sales	221,757	18,779	1,270	1,504	(a)	—		243,310
Research and development	91,267	10,811	271	—		—		102,349
Selling, general and administrative	88,274	10,419	713	—		—		99,406
Amortization of intangibles assets	6,298	1,135	153	2,061	(b)	492	(k)	8,359
				(1,780	) (b)
Amortization of unearned stock-based compensation	10,212	—	—	10,806	(a)	—		21,018
Impairment of long-lived assets	12,576	—	—	—		—		12,576
Restructuring	4,887	—	—	—		—		4,887

Operating income (loss)	72,413	304	(752)	(12,591)		(492)		58,882
Interest income (expense)	8,958	(593)	(81)	(3,293	) (c)	—		4,991
Other income	—	2,718	—	—		—		2,718
Loss on investments	(3,443)	—	—	—		—		(3,443)
Gain on sale of certain operations	1,428	—	—	—		—		1,428

Income (loss) from continuing operations before income taxes	79,356	2,429	(833)	(15,884)		(492)		64,576
Income tax provision (benefit) from continuing operations	20,899	—	1	(4,751	) (d)	(292	) (d)	15,857

Income (loss) from continuing operations	$58,457	$2,429	$(834)	$(11,133)		$(200)		$48,719

Basic income per share:
Income from continuing operations	$0.42							$0.33

Diluted income per share:
Income from continuing operations	$0.41							$0.32

Weighted average common shares outstanding (in millions):
Basic	137.3							147.1

Diluted	141.3							153.0

Cash dividend per common share	$0.03							$0.03

INTERSIL CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

January 2, 2004

	Historical				Pro Forma Combined
	Intersil	Xicor	Adjustments
	(in thousands)
ASSETS
Current Assets
Cash and cash equivalents	$731,782	$9,213	$(242,160	)(e)	$498,835
Held-to-maturity investments	87,751	—	—		87,751
Available-for-sale investments	—	13,107	—		13,107
Trade receivables, net	82,611	5,268	—		87,879
Inventories	83,631	3,123	—		86,754
Prepaid expenses and other current assets	10,468	409	—		10,877
Deferred income taxes	39,843	—	13,300	(f)	53,143

Total Current Assets	1,036,086	31,120	(228,860)		838,346

Non-current Assets
Property, plant and equipment, less accumulated depreciation	153,410	2,603	—		156,013
Goodwill, less accumulated amortization	1,059,121	20,278	396,922	(f)	1,456,043
			(20,278	)(f)
Other intangibles, less accumulated amortization	31,784	4,487	10,305	(f)	42,089
			(4,487	)(f)
Held-to-maturity investments	144,503	—	—		144,503
Other long-term investments	12,227	—	—		12,227
Deferred income taxes	9,554	—	42,258	(g)	51,812
Related party notes	499	—	—		499
Other	7,561	172	—		7,733

Total Non-current Assets	1,418,659	27,540	424,720		1,870,919

Total Assets	$2,454,745	$58,660	$195,860		$2,709,265

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Trade payables	$16,544	$4,786	$—		$21,330
Related party payables	4,260	—	—		4,260
Retirement plan accruals	3,684	—	—		3,684
Accrued compensation	22,398	1,199	—		23,597
Accrued interest and sundry taxes	4,142	—	—		4,142
Deferred margin	12,105	3,175	—		15,280
Restructuring and exit costs	5,770	—	—		5,770
Litigation accruals	19,149	—	—		19,149
Other accrued items	20,881	4,207	—		25,088
Sales reserves	9,739	—	—		9,739
Income taxes payable	83,956	—	—		83,956
Long-term obligations, current portion	—	246	—		246

Total Current Liabilities	202,628	13,613	—		216,241
Long-term obligations, less current portion	—	274	—		274
Shareholders’ Equity
Common Stock	1,393	—	98	(h)	1,491
Additional paid-in capital	2,246,402	175,985	117,631	(h)	2,540,018
Retained earnings (deficit)	40,898	(131,212)	131,212	(h)	22,771
			(18,127	)(i)
Unearned stock-based compensation	(8,956)	—	(34,954	)(j)	(43,910)
Accumulated other comprehensive income (loss)	2,378	—	—		2,378
Treasury shares, at cost	(29,998)	—	—		(29,998)

Total Shareholders’ Equity	2,252,117	44,773	195,860		2,492,750

Total Liabilities and Shareholders’ Equity	$2,454,745	$58,660	$195,860		$2,709,265

INTERSIL CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(i) Basis of Pro Forma Presentation

On March 14, 2004, Intersil and Xicor entered into a definitive agreement whereby each outstanding share of Xicor common stock will be converted into 0.335 shares of Intersil Class A common stock and $8.00 cash, without interest. Each outstanding option to purchase shares of Xicor common stock will be assumed using an exchange ratio equal to 0.335 plus the quotient of $8.00 divided by the lesser of the closing sales price of Intersil Class A common stock as reported on the Nasdaq National Market on the trading day immediately preceding the date of the merger and the average of the high and low sales price of Intersil Class A common stock as reported on the Nasdaq National Market on the trading day immediately preceding the date of the merger. Completion of the merger is conditioned upon the affirmative vote of both companies’ shareholders, among other things. Under the terms of the merger agreement, Intersil expects to issue 9,779,283 shares of its Class A common stock and reserve 4,531,658 shares of its Class A common stock to be exchanged for Xicor’s outstanding stock options upon their future exercise. The total number of shares to be issued of 9,779,283 is calculated as the total Xicor shares outstanding of 29,191,891 (total outstanding as of the date of the Merger Agreement) multiplied by the stock conversion ratio of 0.335. This number is subject to change based on the outstanding shares of Xicor as of the consummation of the merger. The fair value of the stock options and stock warrants to be exchanged have been estimated based on the closing price of Intersil Class A common stock on March 26, 2004 of $22.12. The actual number of shares of Intersil Class A common stock to be issued will be determined on the effective date of the merger based on the number of Xicor shares outstanding on such date. Intersil also expects to reserve 309,024 shares of Intersil Class A common stock in conjunction with its exchange of warrants for the warrants outstanding to purchase 922,461 shares of Xicor common stock. Under terms of the merger agreement each warrant holder is entitled to receive $8.00 and 0.335 shares of Intersil Class A common stock in exchange for each outstanding Xicor stock warrant with an exercise price of $12.24 per share.

The Unaudited Pro Forma Combined Condensed Statement of Operations combine the historical audited consolidated statement of operations for Intersil for the year ended January 2, 2004, with Xicor’s historical audited consolidated statement of operations for the year ended December 31, 2003 and Poweready’s historical unaudited statement of operations for the period from January 4, 2003 through October 28, 2003, giving effect to the merger and the Poweready acquisition as if they had occurred on January 4, 2003, the first day of Intersil’s fiscal year.

The Unaudited Pro Forma Combined Condensed Balance Sheet combines Intersil’s historical audited consolidated balance sheet as of January 2, 2004 with Xicor’s historical audited consolidated balance sheet as of December 31, 2003, giving effect to the merger as if it had occurred as of January 2, 2004. The acquisition of Poweready was consummated on October 28, 2003 and as such was reflected in Xicor’s historical audited consolidated balance sheet as of December 31, 2003.

(ii) Preliminary Purchase Price

The estimated value of Intersil’s Class A common stock is $21.91 per share based on the average closing price of Intersil’s common stock for the five-day period including the date of announcement of the signing of the merger agreement and the two days preceding and succeeding such date.

The purchase price of the Xicor merger is estimated as follows (in millions):

Value of Intersil common stock to be issued	$214.2
Cash to be paid to Xicor shareholders	233.5
Fair value of stock options and stock warrants to be issued	79.5
Merger costs and transaction fees	8.6
Unearned stock-based compensation	(34.9)

Total purchase price	$500.9

The final purchase price is dependent on the actual number of shares of Intersil common stock and cash to be issued, the actual number of options assumed and actual acquisition related costs and will be determined upon completion of the merger.

The preliminary purchase price allocation, which is subject to change based on Intersil’s final analysis, is as follows (in millions):

Net tangible assets acquired	$20.0
Completed technology	10.3
Acquired in-process research and development	18.1
Deferred tax assets	55.6
Goodwill	396.9

Total purchase price	$500.9

Intersil’s management performed an allocation of the total purchase price of Xicor to certain of its individual assets and liabilities. In addition to the value assigned to in-process research and development projects and tangible assets, specific intangible assets were identified and valued. The identifiable intangible assets consist of acquired completed technology. An independent appraisal will be obtained as of the date of closing. For purposes of these pro forma combined condensed financial statements, estimated values as of December 31, 2003 have been used.

The $18.1 million amount allocated to acquired in-process research and development represents the purchased in-process technology for projects that, as of the date of the acquisition had not yet reached technological feasibility and had no alternative future use. Based on preliminary assessments, the value of these projects was determined by estimating the resulting net cash flows from the sale of products resulting from the completion of the projects, reduced by the portion of the revenue attributable to developed technology and the percentage of completion of the project. The resulting cash flows were then discounted to their present value at appropriate discount rates.

The amounts allocated to acquired in-process research and development will be charged to the statement of operations in the period the acquisition is consummated. The related amortization of identifiable intangible assets is reflected as a pro forma adjustment to the Unaudited Pro Forma Combined Condensed Statement of Operations.

The preliminary residual purchase price of $396.9 million has been recorded as goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” or FAS 142, goodwill will be carried at cost and tested for impairment annually and whenever events indicate that impairment may have occurred. Goodwill is not amortized under FAS 142.

(iii) Pro Forma Adjustments

There were no transactions between Intersil and Xicor during the periods presented. Based on the timing of the closing of the merger, the final purchase price, finalization of the valuation and purchase price allocation, finalization of the integration plans, determination of the fair value of acquired assets and liabilities and other factors, the pro forma adjustments may differ materially from those presented in these Unaudited Pro Forma Combined Condensed Financial Statements. A change in the value assigned to long-term tangible and intangible assets and liabilities could result in a reallocation of the purchase price and a change in the pro forma adjustments. The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

The unaudited pro forma combined condensed provision for income taxes may not represent the amounts that would have resulted had Intersil and Xicor filed consolidated income tax returns during the periods presented.

The following pro forma adjustments have been made to the unaudited pro forma combined condensed financial statements:

(a)	To record the unearned stock-based compensation ($12.3 million) related to the merger as if it had occurred on January 4, 2003. Stock-based compensation is amortized over the remaining vesting periods.

(b)	To record the amortization of intangible assets ($2.1 million) related to the merger as if it had occurred on January 4, 2003. Intangible assets are amortized over 60 months. To eliminate the historical intangible amortization of Xicor and Poweready and the pro forma Poweready intangible amortization adjustment as follows (in millions):

Historical Xicor intangible amortization	$1.1
Historical Poweready intangible amortization	0.2
Pro forma Poweready intangible amortization adjustment	0.5

Total	$1.8

(c)	To reduce interest income by $3.3 million for forgone interest which would have been earned on the estimated cash consideration to be paid to Xicor shareholders under the merger agreement ($233.5 million) and merger-related transaction costs ($8.6 million).

(d)	To record the income tax impact of the adjustments in notes (a) through (c) and to provide income taxes on the historical income of Poweready and Xicor through the reversal of Xicor’s historical tax valuation allowance.

(e)	To record the estimated cash consideration to be paid to Xicor shareholders under the merger agreement ($233.5 million) and merger-related transaction costs ($8.6 million).

(f)	To eliminate historical Xicor intangible assets and goodwill and to record the estimated additional fair value of intangible assets resulting from the merger, including (in millions):

		Useful Life

Goodwill	$396.9	Indefinite
Completed technology	10.3	5 years

Total	$407.2

(g)	Intersil will record deferred tax assets or liabilities for the differences in the book and tax bases of acquired assets and liabilities including, most significantly, net operating loss carryforwards. As it is more likely than not that Intersil will realize a benefit related to these deferred tax assets, Intersil has allocated consideration to those assets as follows (in millions):

Deferred tax assets, net:
Net operating losses—non-current	$35.0
Capitalized research and development—non-current	11.3
Inventory valuation—current	12.0
Deferred income on shipments to distributors—current	1.3
Deferred tax liability—developed technology—non-current	(3.9)
Other—non-current	(.1)

Total	$55.6

(h)	To record the increase in shareholders’ equity of Intersil as a result of the issuance of common shares ($0.1 million common stock and $214.1 million additional paid-in-capital) in exchange for all of the issued and outstanding common shares of Xicor, the fair value associated with the Intersil stock options and warrants to be exchanged for Xicor stock options and warrants ($79.5 million) and to eliminate the historical accumulated deficit and additional paid-in capital of Xicor as a result of the purchase transaction.

(i)	To reflect the estimated charge for acquired in-process research and development of $18.1 million.

(j)	To record unearned stock-based compensation related to the unvested Xicor stock options exchanged in the merger.

(k)	To eliminate Poweready’s historical amortization of purchased intangible assets and to record the estimated amortization of acquired intangible assets resulting from Xicor’s acquisition of Poweready on a straight line basis over their expected useful lives as follows:

Current technology	5 years
Customer contracts and relationships	5 years
Non-compete agreement	3 years
Order backlog	3 months

COMPARATIVE MARKET PRICE INFORMATION

Xicor’s common stock trades on the Nasdaq National Market under the symbol “XICO.” Intersil’s Class A common stock trades on the Nasdaq National Market under the symbol “ISIL.” The table below sets forth, for the calendar quarters indicated, the high and low sales prices of both Xicor and Intersil common stock as reported in the Nasdaq National Market:

	Xicor		Intersil
	High	Low	High	Low

2004:
First Quarter through March 26, 2004	$15.50	$11.23	$29.29	$20.76

2003:
First Quarter	$5.23	$2.99	$16.68	$13.87
Second Quarter	$6.90	$4.06	$27.22	$14.32
Third Quarter	$10.89	$6.07	$29.91	$22.93
Fourth Quarter	$13.98	$9.19	$28.96	$23.30

2002:
First Quarter	$12.95	$7.50	$37.21	$25.81
Second Quarter	$11.45	$3.97	$31.43	$19.00
Third Quarter	$5.88	$3.27	$22.59	$11.77
Fourth Quarter	$4.70	$2.05	$19.86	$11.25

2001:
First Quarter	$6.63	$3.28	$33.38	$13.88
Second Quarter	$11.15	$2.62	$40.51	$15.00
Third Quarter	$13.06	$5.45	$42.36	$21.65
Fourth Quarter	$14.34	$6.77	$40.02	$25.49

The following table sets forth the closing sales prices of the Class A common stock of Intersil and the common stock of Xicor on the last trading day before the public announcement of the execution and delivery of the merger agreement, a recent date prior to the mailing of this proxy statement and on a pro forma equivalent share basis which is based on the closing price of Intersil Class A common stock multiplied by 0.6885, the implied exchange ratio (assuming $8.00 in cash is converted to 0.3535 shares of Intersil Class A common stock based on a closing price of $22.63 for Intersil Class A common stock as of March 12, 2004).

	Intersil	Xicor	Pro Forma Equivalent
Closing price on March 12, 2004	$22.63	$13.74	$15.58
Closing price on , 2004

BECAUSE THE MARKET PRICE FOR INTERSIL CLASS A COMMON STOCK THAT YOU WILL RECEIVE IN CONNECTION WITH THE ACQUISITION OF XICOR MAY INCREASE OR DECREASE BEFORE THE VOTE ON THE MERGER AGREEMENT AT THE SPECIAL MEETING, YOU ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this document, including the matters addressed under the caption “Forward-Looking Statements” beginning on page 56, you should carefully consider the following risk factors in deciding how to vote on the merger.

AN INVESTMENT IN INTERSIL CLASS A COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BY PARTICIPATING IN THE MERGER, CURRENT XICOR SHAREHOLDERS WILL BE CHOOSING TO INVEST IN INTERSIL CLASS A COMMON STOCK. UPON CONSUMMATION OF THE MERGER, CURRENT INTERSIL STOCKHOLDERS WILL FACE DILUTION OF THEIR OWNERSHIP INTEREST IN INTERSIL. IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN DECIDING WHETHER TO PARTICIPATE IN THE MERGER OR VOTE IN FAVOR OF IT.

GENERAL RISKS RELATED TO THE PROPOSED MERGER

Because the market price of Intersil Class A common stock may fluctuate, you cannot be sure of the value of the merger consideration that you will receive.

Upon completion of the merger, each share of Xicor common stock will be converted into merger consideration consisting of shares of Intersil Class A common stock and/or cash pursuant to the terms of the merger agreement. The value of the merger consideration to be received by Xicor shareholders will be based on the lesser of the closing price for Intersil’s common stock on the day before the completion of the merger and the average of the high and low trading prices for Intersil’s common stock on the day before the completion of the merger. This average price may vary from the price of Intersil Class A common stock on the date the merger was announced, on the date that this document is mailed to Xicor shareholders, and on the date of the special meeting of Xicor shareholders. Any change in the price of Intersil Class A common stock prior to completion of the merger will affect the value of the merger consideration that you will receive upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond our control.

Accordingly, at the time of the Xicor special meeting you will not necessarily know or be able to calculate the value of the cash consideration you would receive or the number of any shares of Intersil stock you would receive upon completion of the merger.

Intersil may fail to realize the anticipated benefits of the merger.

The success of the merger will depend on, among other things, Intersil’s ability to realize anticipated cost savings and to combine the businesses of Intersil and Xicor in a manner that does not materially disrupt the existing customer relationships of Xicor nor result in decreased revenues resulting from any loss of customers and that permits growth opportunities to occur. If Intersil is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

Intersil and Xicor have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of Intersil’s or Xicor’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger.

The market price of the shares of Intersil Class A common stock may be affected by factors different from those affecting the shares of Xicor common stock.

Upon completion of the merger, certain holders of Xicor common stock will become holders of Intersil Class A common stock. Some of Intersil’s current businesses and markets differ from those of Xicor and, accordingly, the results of operations of Intersil after the merger may be affected by factors different from those currently affecting the results of operations of Xicor. For a discussion of the businesses of Intersil and Xicor and of certain factors to consider in connection with those businesses, see the documents incorporated by reference into this document and referred to under “Where You Can Find More Information.”

The parties intend that the merger will constitute a tax-free reorganization, but a decrease in the value of Intersil common stock may result in the merger being fully taxable to the Xicor shareholders.

The parties intend that step one and step two of the merger, when taken together, will qualify as a “reorganization” pursuant to Section 368(a) of the Internal Revenue Code if the value of the Intersil common stock to be issued in step one of the merger (valued at the lesser of the closing price or the average of the high and low trading prices of a share of Intersil common stock on the day before the closing date) is equal to or greater than 40% of the total consideration to be paid in exchange for the Xicor common sock. However, if this valuation test is not met, then step two of the merger will not occur and the merger will be fully taxable to the Xicor shareholders. No assurance can be given that the valuation test described above will be met.

The failure of Intersil to operate and manage the combined company effectively could have a material adverse effect on Intersil’s business, financial condition and operating results and could result in loss of key personnel.

Intersil will need to meet significant challenges to realize the expected benefits and synergies of the merger. These challenges include:

•	Integrating the management teams, strategies, cultures and operations of the two companies;

•	Retaining and assimilating the key personnel of each company;

•	Integrating sales and business development operations;

•	Retaining existing customers and collaborative partners of each company;

•	Managing multiple geographic locations;

•	Developing new products and services that utilize the assets and resources of both companies; and

•	Creating uniform standards, controls, procedures, policies and information systems.

The accomplishment of these post-merger objectives will involve considerable risk, including:

•	The potential disruption of each company’s ongoing business and distraction of their respective management teams;

•	The difficulty of incorporating acquired technology and rights into Intersil’s products and services;

•	Unanticipated expenses related to technology integration;

•	The impairment of relationships with employees and customers as a result of any integration of new management personnel; and

•	Potential unknown liabilities associated with the merger.

If Intersil does not succeed in addressing these challenges or any other problems encountered in connection with the merger, its operating results and financial condition could be adversely affected.

The market price of Intersil’s Class A common stock may decline as a result of the merger.

The market price of Intersil’s Class A common stock may decline as a result of the merger for a number of reasons including:

•	The integration of Xicor by Intersil may be unsuccessful;

•	Intersil may not achieve the perceived benefits of the merger as rapidly as, or to the extent, anticipated by financial or industry analysts; or

•	The effect of the merger on Intersil’s financial results may not be consistent with the expectations of financial or industry analysts.

Xicor’s officers and directors have conflicts of interest that may influence them to support or approve the merger.

The directors and officers of Xicor participate in employment arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or in addition to, those of Xicor’s shareholders. The directors and officers of Xicor and Intersil could be more likely to recommend and approve the merger agreement than if they did not hold these interests. Xicor shareholders and Intersil stockholders should consider whether these interests might have influenced these directors and officers to support or recommend the merger. These interests include the following:

•	Intersil has agreed to indemnify each present and former Xicor officer and director against liabilities arising out of such person’s services as an officer or director of Xicor prior to the merger.

•	Certain Xicor directors and officers will have the vesting of their options accelerated as a result of the merger.

•	Mr. Louis DiNardo, the current co-chairperson, president and chief executive officer of Xicor, will become Executive Vice President and General Manager, Standard Linear Products of Intersil and has agreed to the principal terms of his new employment arrangement with Intersil.

Failure to complete the merger could negatively affect Intersil’s and Xicor’s stock prices and each company’s future business and operations.

If the merger is not completed for any reason, each company may be subject to a number of material risks, including the following:

•	Xicor may be required under certain circumstances to pay Intersil a termination fee;

•	The price of Intersil’s Class A common stock and Xicor’s common stock may decline; and

•	Costs related to the merger, such as financial advisory, legal, accounting and printing fees, must be paid even if the merger is not completed.

Finally, if the merger is terminated, either company may be unable to find a partner willing to engage in a similar transaction on terms as favorable as those set forth in the merger agreement, or at all. This could limit each company’s ability to pursue its respective strategic goals.

Uncertainty regarding the merger may cause customers, suppliers and channel partners to delay or defer decisions concerning Intersil and Xicor and adversely affect each company’s ability to attract and retain key employees.

The merger will happen only if stated conditions are met, including approval of the merger by Xicor’s shareholders, clearance of the merger under United States and foreign antitrust laws, and the absence of any material adverse change in the business of Xicor or Intersil. Many of the conditions are outside the control of Xicor and Intersil, and both parties also have stated rights to terminate the merger agreement. Accordingly, there may be uncertainty regarding the completion of the merger. This uncertainty may cause customers, suppliers and channel partners to delay or defer decisions concerning Xicor or Intersil, which could negatively affect their respective businesses. Customers, suppliers and channel partners may also seek to change existing agreements with Xicor or Intersil as a result of the merger. Any delay or deferral of those decisions or changes in existing agreements could have a material adverse effect on the respective businesses of Xicor and Intersil, regardless of whether the merger is ultimately completed. Moreover, diversion of management focus and resources from the day-to-day operation of the business to matters relating to the merger could have a material adverse effect on each company’s business, regardless of whether the merger is completed. Current and prospective employees of each company may experience uncertainty about their future roles with the combined company. This may adversely affect each company’s ability to attract and retain key management, sales, marketing and technical personnel.

Failure to retain key employees could diminish the anticipated benefits of the merger.

The success of the merger will depend in part on the retention of personnel critical to the business and operations of the combined company due to, for example, their technical skills or management expertise. Employees may experience uncertainty about their future role with Intersil and Xicor until strategies with regard to these employees are announced or executed. Intersil and Xicor have different corporate cultures, and some Intersil and Xicor employees may not want to work for the combined company. In addition, competitors may recruit employees during Intersil’s integration of Xicor, as is common in high technology mergers. If Intersil and Xicor are unable to retain personnel that are critical to the successful integration and future operation of the companies, Intersil and Xicor could face disruptions in their operations, loss of existing customers, loss of key information, expertise or know-how, and unanticipated additional recruitment and training costs. In addition, the loss of key personnel could diminish the anticipated benefits of the merger.

You may not receive the form of merger consideration that you elect.

You will be offered the opportunity to elect to receive merger consideration in the form of Intersil Class A common stock, cash or a combination thereof in exchange for your shares of Xicor common stock. However, because the total amount of cash consideration and stock consideration to be paid in the merger is fixed, regardless of your choice, you may actually receive a combination of cash and shares of Intersil Class A common stock for your Xicor shares depending on the election made by other Xicor shareholders. Accordingly, there is a risk that you will not receive a portion of the merger consideration in the form that you elect, which could result in, among other things, tax consequences that differ from those that would have resulted had you received the form of consideration you elected (including with respect to the recognition of taxable gain to the extent cash is received). See “Material United States Federal Income Tax Consequences of the Merger” beginning on page 42.

The merger may go forward in certain circumstances even if Intersil or Xicor suffers a material adverse change.

In general, either party can refuse to complete the merger if a material adverse effect occurs with regard to the other party before the closing. However, neither party may refuse to complete the merger on that basis as a result of:

•	Any failure by the party to meet projections, forecasts or analyst expectations for any period ending on or after the date of the merger agreement;

•	Any decrease in the market price of shares of Xicor common stock in the case of Xicor or Intersil class A common stock in the case of Intersil; or

•	Any event, change or effect to the extent primarily resulting from or relating to any of the following:

■	the announcement of the transactions contemplated by, or compliance with the terms of, the merger agreement (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees);

■	conditions, events or circumstances affecting the industries in which the entity participates, the U.S. economy as a whole or foreign economies in any locations where the entity has material operations or sales;

■	any change in accounting requirements or principles or any change in applicable laws, rules or regulations in each case in and of themselves;

■	any litigation brought or threatened by stockholders of the entity in respect of the announcement of the merger agreement or the transactions contemplated thereby, including consummation of the mergers;

■	in the case of Xicor, any actions taken or announced by Intersil or taken or announced by Xicor at the prior written request or prior written direction of Intersil, or any inaction or failures to act by Intersil or by Xicor at the prior written request or prior written direction of Intersil; or

■	in the case of Xicor, the failure by Intersil to comply with the terms of or to take actions required by the merger agreement.

If adverse changes occur but Intersil and Xicor must still complete the merger, Intersil’s stock price may suffer. This in turn may reduce the value of the merger to Intersil and Xicor shareholders.

The termination fee and restrictions on solicitation contained in the merger agreement may discourage other companies from trying to acquire Xicor.

Until the completion of the merger, with limited exceptions, the merger agreement prohibits Xicor from entering into or soliciting any acquisition proposal or offer for a merger or other business combination with a party other than Intersil. Xicor has agreed to pay Intersil a termination fee of $15.8 million in specified circumstances, including where Xicor’s board of directors withdraws its support of the merger with Intersil to support a business combination with a third party. These provisions could discourage other companies from trying to acquire Xicor even though those other companies might be willing to offer greater value to Xicor shareholders than Intersil has offered in the merger.

The rights of holders of Xicor common stock will change as a result of the merger.

After the merger, shareholders of Xicor will become stockholders of Intersil and their rights will be governed by Intersil’s charter and bylaws, which are different from Xicor’s charter and bylaws. As a result of these differences, Xicor shareholders may have less control over corporate actions proposed to be taken by Intersil than they would have had over corporate actions proposed to be taken by Xicor. These differences include:

•	as long as the Intersil Class A common stock is publicly traded, holders of that stock generally do not have appraisal rights in connection with any merger involving Intersil and

•	certain provisions of the Intersil certificate of incorporation can only be amended with the approval of the holders of at least 75% of the voting power of all Intersil shares entitled to vote generally in the election of directors, voting together as a single class.

For more information, see “Comparison of Rights of Holders of Intersil Class A Common Stock and Xicor Common Stock,” beginning on page 51.

The merger will result in a dilution of the ownership interests of current Intersil stockholders.

Upon completion of the merger, each share of Xicor common stock will be exchanged for 0.335 shares of Intersil Class A common stock and $8.00 cash, in the form of cash, Intersil Class A common stock, or a combination of cash and stock, subject to proration. As a result, the current stockholders of Intersil will own approximately 92% of the outstanding common stock of the combined company on a fully-diluted basis, based on the number of outstanding shares of common stock of Intersil and Xicor on March 11, 2004. This represents a dilution of the ownership interests of the current Intersil stockholders.

RISKS RELATING TO THE COMBINED COMPANY

Fluctuation of operating results—Our future operating results are likely to fluctuate and therefore may fail to meet expectations which could cause the price of the Class A common stock to decline.

Intersil’s and Xicor’s operating results have varied widely in the past and are likely to do so in the future. In addition, our operating results may not follow any past trends. Our future operating results will depend on many factors, many of which are beyond our control, and may fail to meet our expectations for a number of reasons, including those set forth in these risk factors. Any failure to meet expectations could cause the price of the Intersil’s Class A common stock to significantly fluctuate or decline.

Factors that could cause our operating results to fluctuate that relate to our internal operations include:

•	the need for continual and rapid introductions of new products;

•	changes in our product mix;

•	our inability to adjust our fixed costs in the face of any declines in sales; and

•	the availability of production capacity and fluctuations in the manufacturing yields at our facilities.

Factors that could cause our operating results to fluctuate that depend on our suppliers and customers include:

•	the timing of significant product orders, order cancellations and reschedulings;

•	the availability of production capacity and fluctuations in the manufacturing yields at third parties’ facilities that manufacture our devices; and

•	the cost of raw materials and manufacturing services from our suppliers.

Factors that could cause our operating results to fluctuate that relate to our industry include:

•	the cyclical nature of the semiconductor industry;

•	intense competitive pricing pressures.

Cyclical industry—Downturns in the business cycle could reduce the revenues and profitability of the combined business.

The semiconductor industry is highly cyclical. The combined company’s markets may experience downturns in the future. We may also experience significant changes in our operating income margins as a result of variations in sales, changes in product mix, price competition for orders and costs associated with the need for continual and rapid introduction of new products.

The markets for our products depend on continued demand for communications, industrial, video and optical storage, and consumer electronics products. From January 3, 2003 to January 2, 2004, Intersil’s backlog decreased by $14.5 million after adjusting for the sale of the assets of our Wireless Networking products group. Our end-user markets may experience changes in demand that will adversely affect our business, financial conditions or results of operations.

New product development and technological change—Our inability to introduce new products could result in decreased revenues and loss of market share to competitors; new technologies could also reduce the demand for our products.

Rapidly changing technology and industry standards, along with frequent new product introductions, characterize the semiconductor industry. Our success in our markets depends on our ability to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. We may not successfully identify new product opportunities and develop and bring new products to market in a timely and cost-effective manner, or products or technologies developed by others may render our products or technologies obsolete or noncompetitive. A fundamental shift in technology in our product markets could have a material adverse effect on us.

Dependence on sources of supply—Production time and the cost of our products could increase if we were to lose one of our limited number of suppliers or if one of those suppliers increased the prices of raw materials.

Our operating results could be adversely affected if we were unable to obtain adequate supplies of raw materials in a timely manner or if the costs of raw materials increased significantly. Our manufacturing operations depend upon obtaining adequate supplies of raw materials on a timely basis. We purchase raw materials, such as silicon wafers, from a limited number of suppliers on a just-in-time basis. From time to time, suppliers may extend lead times, limit supplies or increase prices due to capacity constraints or other factors.

Dependence on outside foundries—Because we depend on third party foundries to manufacture, assemble and test some of our products, we may experience delays beyond our control in delivering those products to our customers.

Xicor uses outside wafer fabrication foundries for the manufacture of all of its products. Intersil uses both internal wafer fabrication facilities and outside wafer fabrication foundries in manufacturing its products. In addition, Intersil recently announced that it intends to move all internal 0.6 micron (um) BiCMOS wafer processing to IBM’s outside wafer fabrication foundry, which currently performs a portion of Intersil’s 0.6 micron processing, and that Intersil will focus all of its internal wafer fabrication facilities on its other types of wafer processing. After the merger, we intend to continue to rely on third party foundries and other specialist suppliers for some of our manufacturing requirements and most of our assembly and testing requirements. However, with the exception of IBM and a Xicor foundry partner, these third party foundries are not obligated to supply products to us for any specific period, in any specific quantity or at any specific price. As a result, we cannot directly control semiconductor delivery schedules, which could lead to product shortages, quality assurance problems and increases in the cost of our products. We may experience delays in the future and we cannot be sure that we will be able to obtain semiconductors within the time frames and in the volumes required by us at an affordable cost or at all. Any disruption in the availability of semiconductors or any problems associated with the delivery, quality or cost of the fabrication, assembly and testing of our products could significantly hinder our ability to deliver our products to our customers and may result in a decrease in sales of our products. If the third party foundries we currently use are unable to provide our products, we may be required to seek new foundries, and we cannot be certain that their services will be available at favorable terms or that sufficient capacity will be available.

In addition, the manufacture of our products is a highly complex and precise process, requiring production in a highly controlled environment. Changes in manufacturing processes or the inadvertent use of defective or contaminated materials by a third party foundry could adversely affect the foundry’s ability to achieve acceptable manufacturing yields and product reliability. If the third party foundries we currently use do not achieve adequate yields or product reliability, our customer relationships could suffer. This could ultimately lead to a loss of sales of our products and have a negative effect on our business, financial condition or results of operations.

Dependence on ChipPAC—Because Intersil depends on ChipPAC to provide it with assembly and test services, Intersil may be adversely affected if ChipPAC fails to perform adequately.

Intersil depends on ChipPAC for the assembly and testing of most of our semiconductors. In connection with the sale of its assembly and test facilities in Malaysia to ChipPAC, Intersil entered into a supply agreement through June 2005 with ChipPAC under which the Malaysia facility became its preferred provider of semiconductor assembly and test services. ChipPAC recently announced that it has entered into a definitive agreement to merge with ST Assembly Test Services Ltd. Any disruption in the availability of semiconductors associated with the assembly and testing of Intersil’s products by ChipPAC resulting from the proposed merger, or otherwise, could significantly hinder Intersil’s ability to deliver its products to its customers and may result in a decrease in sales of our products. In addition, its business, financial condition or results of operations could be adversely affected if ChipPAC is unable to obtain adequate supplies of raw materials in a timely manner or if ChipPAC’s costs of raw materials increase significantly.

Manufacturing risks—Delays in production at new facilities, in implementing new production techniques or in curing problems associated with technical equipment malfunctions may lower yields and reduce the combined company’s revenues.

The combined company’s manufacturing processes are highly complex, require advanced and costly equipment and are continuously being modified in an effort to improve yields and product performance. Impurities or other difficulties in the manufacturing process can lower yields. The combined company’s manufacturing efficiency will be an important factor in its future profitability, and we cannot assure you that we will be able to maintain our manufacturing efficiency or increase manufacturing efficiency to the same extent as our competitors.

In addition, as is common in the semiconductor industry, each of Intersil and Xicor has from time to time experienced difficulty in beginning production at new facilities or in effecting transitions to new manufacturing processes. As a consequence, Intersil and Xicor have suffered delays in product deliveries and reduced yields. We may experience manufacturing problems in achieving acceptable yields or experience product delivery delays in the future as a result of, among other things, capacity constraints, construction delays, upgrading or expanding existing facilities or changing our process technologies, any of which could result in a loss of future revenues. Increases in fixed costs and operating expenses related to increases in production capacity may adversely affect the combined company’s operating results if revenues do not increase proportionately.

Competition—Our business is very competitive, and increased competition could reduce gross margins and the value of an investment in our company.

The semiconductor industry, and the semiconductor product markets specifically, are highly competitive. Competition is based on price, product performance, quality, reliability and customer service. The gross margins realizable in our markets can differ across regions, depending on the economic strength of end-product markets in those regions. Even in strong markets, price pressures may emerge as competitors attempt to gain more market share by lowering prices. Competition in the various markets in which we participate comes from companies of various sizes, many of which are larger and have greater financial and other resources than we have and thus can better withstand adverse economic or market conditions. Competitors include manufacturers and designers of standard semiconductors, application-specific integrated circuits, or ICs, and fully customized ICs, as well as customers who develop their own IC products. In addition, companies not currently in direct competition with us may introduce competing products in the future.

Currency exchange rate fluctuations—Fluctuations in the exchange rate of the U.S. dollar and foreign currencies could increase operating expenses and negatively affect our financial performance and results of operations.

While the combined company and its subsidiaries will transact business primarily in U.S. dollars, and most of its revenues will be denominated in U.S. dollars, a portion of the costs and revenues is denominated in other currencies, such as the Euro and the Japanese Yen. As a result, changes in the exchange rates of these currencies or any other applicable currencies to the U.S. dollar will affect the costs of goods sold and operating margins and could result in exchange losses. The impact of future exchange rate fluctuations on results of operations cannot be accurately predicted. From time to time, Intersil has engaged in, and may continue to engage in, exchange rate hedging activities in an effort to mitigate the impact of exchange rate fluctuations. However, any hedging technique that it may implement may not be effective or may result in foreign exchange hedging losses.

Risks associated with international operations—international operations subject us to risks not always faced by domestic competitors, such as unfavorable political, regulatory, labor and tax conditions in other countries.

We cannot be certain to what extent the combined company’s operations and earnings may be adversely affected by the risks related to, or any other problems arising from, operating in international markets. The combined company will generate approximately 75% of its revenue from outside the United States. Risks inherent in doing business on an international level include:

•	economic and political instability;

•	trade restrictions;

•	transportation disruptions and delays;

•	difficulties in collecting accounts receivable and longer accounts receivable payment cycles;

•	difficulties in staffing and managing personnel, distributors and representatives in foreign countries;

•	reduced protection for intellectual property rights in some countries, particularly in Asia;

•	currency exchange rate fluctuations;

•	compliance with a wide variety of foreign laws and regulations; and

•	unexpected changes in the laws and policies of the United States and of the countries in which we manufacture and sell our products.

We expect that the combined company’s net international sales, particularly into Japan, Taiwan and South Korea, will continue to account for a significant percentage of the combined company’s net revenues in the future. The recent campaign by the United States against terrorism on a global basis may also increase the risks inherent in our international operations, including Intersil’s dependence on its supply agreement with ChipPAC, which provides for assembly and test services in ChipPAC’s Malaysia facilities.

Dependence on intellectual property—We use a significant amount of intellectual property in our business. If we are unable to protect this intellectual property, we could lose our right to exclusive use of key technology, resulting in decreased revenues.

Our future success and competitive position depend in part upon our ability to obtain and maintain proprietary technology used in our principal products. We rely on intellectual property rights, including, but not limited to, rights existing under patent, trade secret, trademark, maskwork and copyright law, to protect this technology. Some of our technology is not covered by any patent or patent application, and there are risks that:

•	some of the approximately 1,000 patents that the combined company owns may be invalidated, circumvented, challenged or licensed to others;

•	the patents that we own will not provide competitive advantages to Intersil; or some of Intersil’s pending or future patent applications will not be issued within the scope of the claims sought by it, if at all.

Further, others may develop technologies that are similar or superior to our technology, duplicate our technology or design around our patents. In addition, effective patent, trademark, copyright, maskwork and trade secret protection may be unavailable, limited or not applied for in certain foreign countries.

We also seek to protect our proprietary technology, including technology that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors’ rights agreements with our collaborators, advisors, employees and consultants. We cannot assure you that these agreements will not be breached or that we will have adequate remedies for any breach.

Some of the combined company’s current licenses to use others’ technology are scheduled to expire periodically over the next several years, unless extended. We will need to negotiate renewals of these agreements or obtain the technology from alternative sources. We cannot assure you that we will be able to obtain renewals on substantially similar terms as those that currently exist or at all.

The failure to protect the combined company’s intellectual property or to extend its existing license agreements could adversely affect its revenues.

Infringement of intellectual property rights—Products that we manufacture and sell, or products produced and sold by purchasers of business that we have divested, may infringe other parties’ intellectual property rights—we may have to pay others for infringement of their intellectual property rights, suspend the manufacture use or sale of some affected products, or incur the cost of defending in a litigation, resulting in significant expense to us.

The semiconductor industry is characterized by vigorous protection and pursuit of intellectual property rights. We have received and may receive in the future notices of claims of infringement of other parties’ proprietary rights. In the event of an adverse decision in a patent or trade secret action, we could be required to withdraw the product or products found to be infringing from the market or redesign products offered for sale or under development. We have, at times, assumed indemnification obligations in favor of our customers that could be triggered upon an allegation or finding of our infringement of other parties’ proprietary rights. We have also, at times, assumed indemnification obligations in favor of the purchasers of businesses that we have divested that could be triggered upon an allegation or finding of infringement of other parties’ proprietary rights by those purchasers. These indemnification obligations would be triggered for reasons including the sale or supply of a product that was later discovered to infringe another party’s proprietary rights. Whether or not these infringement claims are successfully asserted, we would likely incur significant costs and diversion of our resources with respect to the defense of these claims. To address any potential claims or actions asserted against us or those we have indemnified, we may seek to obtain a license under a third party’s intellectual property rights. However, in such an instance, a license may not be available on commercially reasonable terms, if at all. Litigation could result in significant expense to us, adversely affecting sales of the challenged product or technology and diverting the efforts of our technical and management personnel, whether or not the litigation is determined in our favor. In the event of an adverse outcome in any litigation, we may be required to:

•	pay substantial damages and incur significant attorneys’ fees;

•	indemnify customers for damages they might suffer if the products they purchase from us infringe intellectual property rights of others;

•	indemnify purchasers of businesses that we have divested for damages they might suffer if the products they sell infringe intellectual property rights of others;

•	stop our manufacture, use, sale or importation of infringing products;

•	expend significant resources to develop or acquire non-infringing technology;

•	discontinue the use of some processes; or

•	obtain licenses for intellectual property rights covering the technology that we are found to have infringed.

Risks relating to future acquisitions—we may not be able to consummate future acquisitions, and those acquisitions which we do complete may be difficult to integrate and result in increased debt and liabilities.

We are likely to pursue acquisitions of related businesses in the near future. We might not be able to consummate acquisitions, or, if we complete any acquisition, we may not realize any of the benefits anticipated from these acquisitions. Financing for acquisitions may not be available and, depending on the terms of these acquisitions, financing could be restricted by the terms of our senior credit facility. The process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of our existing operations. Some of the risks associated with future acquisitions include the incurrence of additional debt, contingent liabilities, coordinating new product and process development and conforming the acquired company’s standards, processes, procedures and controls with our operations, all of which could have a material adverse effect on our business, financial condition or results of operations.

Environmental liabilities and other governmental regulations—regulatory matters could force us to expend significant capital and incur substantial costs.

We are subject to various environmental laws relating to the management, disposal and remediation of hazardous materials and the discharge of pollutants into the environment. We are also subject to laws relating to workplace safety and worker health which, among other things, regulate employee exposure to hazardous substances. Harris agreed to indemnify us for substantially all environmental liabilities in excess of financial reserve amounts related to events or activities occurring before our acquisition of the semiconductor business.

The nature of our ongoing operations exposes us to the risk of liabilities with respect to environmental matters, including those relating to the on- and off-site disposal and release of hazardous materials, and there can be no assurance that material costs will not be incurred in connection with such liabilities.

Based on our experience, we believe that the future cost of compliance with existing environmental and health and safety laws (and liability for known environmental conditions) even without the indemnity from Harris will not have a material adverse effect on our business, financial condition or results of operations. However, we cannot predict:

•	what environmental or health and safety legislation or regulations will be enacted in the future;

•	how existing or future laws or regulations will be enforced, administered or interpreted; or

•	the amount of future expenditures which may be required to comply with these environmental or health and safety laws or to respond to future cleanup matters or other environmental claims.

Cyclicality in the semiconductor industry has historically led to substantial decreases in demand for our products and technologies and may do so in the future.

Our operating results are subject to significant variation due to the cyclical nature of the semiconductor industry. Our business depends upon the current and anticipated market demand for analog semiconductors and products using analog semiconductors. Prolonged downturns in the semiconductor industry will likely lead to proportionately greater downturns in our net income or we may incur net losses.

We depend upon the continued demand for our products in the communication, power management, video and optical storage markets for a significant portion of our net revenues.

Together, Intersil and Xicor have derived, and expect to continue to derive, a significant portion of their net revenues from products sold in the communications, power management, video and optical storage markets. Therefore, the combined company’s success depends in part on the continued acceptance of its products within these markets and its ability to continue to develop and introduce new products on a timely basis for these markets. A prolonged downturn in these markets could harm the combined company’s business and operating results.

Difficulties in estimating the amount and timing of sales to the combined companies’ customers could harm its operating results.

It is difficult for us to forecast accurately the timing and amount of sales to its customers, which include distributors and original equipment manufacturers, or OEMs. Customers generally take a long time to evaluate products and technologies before committing to design our products into their systems. Moreover, our business is characterized by short-term orders and shipment schedules, and customer orders typically can be canceled or rescheduled on short notice to us and without significant penalty to our customers. We do not have substantial noncancellable backlog and often we are forced to obtain inventory and materials from our manufacturing subcontractors in advance of anticipated customer demand. Because we incur expenses, many of which are fixed, based in part on our forecasts of future product sales, our operating results could be harmed if sales levels are below our expectations.

We rely on a limited number of packaging subcontractors that may not have adequate capacity to meet our product delivery requirements.

We rely on a limited number of packaging subcontractors with whom we do not have long-term contracts. A portion of the wafers we manufacture at our fabrication facilities or purchase from our outside foundries are tested at our facilities, while the others are tested at outside testing facilities. The wafers are then sent to our packaging subcontractors for packaging and assembly. Our reliance on these subcontractors involves significant risks, including the lack of adequate capacity, the possibility that necessary process technologies will be eliminated and reduced control over quality and delivery schedules. These independent subcontractors may discontinue doing business with us for a variety of reasons. As a result, we may experience product delivery and quality assurance problems, which in turn may harm our reputation and operating results.

If our products contain defects or fail to achieve industry reliability standards, our reputation may be harmed, and we may incur significant unexpected expenses and lose sales opportunities

Our products have in the past contained, and may in the future contain, undetected errors or defects. Any similar problem in the future may:

•	cause delays in product introductions and shipments;

•	result in increased costs and diversion of development resources;

•	cause us to incur increased charges due to obsolete or unusable inventory;

•	require design modifications; or

•	decrease market acceptance or customer satisfaction with these products, which could result in product returns.

In addition, we may not find defects or failures in our products until after commencement of commercial shipments, which may result in loss or delay in market acceptance and could significantly harm our operating results. Our current or potential customers also might seek to recover from us any losses resulting from defects or failures in our products. Liability claims could require us to spend significant time and money in litigation or to pay significant damages. Any of these claims, whether or not successful, could seriously damage our reputation and business.

If we fail to attract and retain qualified personnel, our business may be harmed.

Our future success depends largely upon the continued service of our key management and technical personnel, and on our continued ability to hire, integrate and retain qualified management and technical personnel, particularly engineers. Competition for these employees in the analog semiconductor industry is intense, and we may not be successful in attracting or retaining these personnel. In addition, it is difficult to obtain work visas for foreign professionals trained in the United States. The loss of any key employee, the failure of any key employee to perform in his or her current position or our inability to attract and retain skilled employees as needed could impair our ability to meet customer and technological demands. The loss of the services of any executive officer or other key technical or management personnel could harm our business. To help retain the continued services of some of our key executives, we have entered into employment agreements with some of them. We do not have key person life insurance on any of our key personnel.

Business interruptions could harm our business.

Our operations and those of our foundries and other manufacturing subcontractors are vulnerable to interruption by fire, earthquake, power loss, telecommunications failure and other events beyond our control. Business interruption insurance may not provide protection due to the deductible periods or be enough to compensate us for losses that may occur. Additionally, we have been unable to obtain earthquake insurance of reasonable costs and limits. Accordingly, any of these disruptions could significantly harm our business.

XICOR SPECIAL MEETING

General

This proxy statement/prospectus and related form of proxy are first being mailed by Xicor to holders of Xicor common stock on or about , 2004 in connection with the solicitation of proxies by the Xicor board of directors for use at the special meeting to be held on [        ] at [        ] at Xicor’s corporate headquarters at 933 Murphy Ranch Road, Milpitas, California 95035, and at any adjournments or postponements of the meeting.

Matters to be Considered

The purpose of the special meeting is to consider and vote on a proposal to adopt the merger agreement, dated as of March 14, 2004, by and among Intersil Corporation, Xicor, Inc., New Castle Sub LLC, a wholly-owned subsidiary of Intersil (the “LLC”), and New Castle Merger Sub Corp., a wholly-owned subsidiary of the LLC (“Merger Sub”). The agreement provides, in step one, for the combination of Xicor and Merger Sub into a single company through the merger of Merger Sub with and into Xicor, and, in step two, for the subsequent merger of Xicor (as the surviving corporation in step one of the merger) with and into the LLC, with the LLC being the ultimate surviving entity of the merger.

Xicor shareholders must approve this proposal for the merger to occur. If the shareholders fail to approve this proposal, the merger will not occur.

Proxies

Even if you are currently planning to attend Xicor’s special meeting, you should submit a properly executed proxy, either by filling out, signing and sending back the accompanying proxy card, or by following the instructions regarding touchtone telephone and Internet voting that are set forth on your proxy card. You may revoke your proxy at any time before it is exercised by:

•	calling the toll-free number listed on the proxy card and following the instructions provided on the proxy card;

•	going to the website listed on the proxy card and following the instructions provided on the proxy card;

•	submitting a written notice of revocation to Xicor’s Assistant Corporate Secretary;

•	submitting a properly executed proxy on a later date; or

•	voting in person at the special meeting, but simply attending the special meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications with respect to the solicitation or revocation of proxies should be addressed to:

Xicor, Inc.

933 Murphy Ranch Road

Milpitas, CA 95035

Attention: Geraldine N. Hench

Assistant Corporate Secretary.

If your shares are held in “street name,” you should follow the instructions of your broker regarding revocation of proxies.

No proxy that is voted against adoption of the merger agreement will be voted for any adjournment or postponement of the special meeting for the purpose of soliciting more proxies. However, if a shareholder abstains from voting on the adoption of the merger agreement and makes no specification on an adjournment or postponement for the purpose of soliciting more proxies, then his or her proxy may be voted for the adjournment or postponement.

Solicitation of Proxies

Xicor will bear the entire cost of soliciting proxies and printing and mailing this document and related materials, except that (i) Xicor and Intersil will each pay one half of the fees and expenses associated with preparing this document and related materials, and (ii) Intersil will bear the entire cost of fees in connection with the filing with the SEC of the registration statement of which this document is a part.

In addition to solicitation by mail, the directors, officers and employees of Xicor may, without additional compensation, solicit proxies from Xicor shareholders by telephone, facsimile, or other electronic means or in person. Xicor will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to the beneficial owners of Xicor common stock held of record by these persons. Xicor will reimburse these custodians, nominees and fiduciaries for their reasonable expenses in connection with the solicitation of proxies.             , a proxy solicitation firm, will assist Xicor in soliciting proxies and will be paid a fee of approximately $[            ] plus expenses.

Record Date and Quorum

Xicor’s board of directors has fixed the close of business on [                    ], 2004 as the record date for determining the Xicor shareholders entitled to receive notice of and vote at the special meeting. At that time, there were [        ] shares of Xicor common stock outstanding.

The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Xicor common stock outstanding on the record date is necessary to constitute a quorum at the special meeting. Abstentions will be counted solely for the purpose of determining whether a quorum is present. There must be a quorum in order for the vote on the proposal to occur.

Voting Rights and Vote Required

Shares representing a majority of the shares of Xicor common stock outstanding on the record date must vote “FOR” the proposal in order for it to be adopted by Xicor. You are entitled to one vote for each share of Xicor common stock you held on the record date.

Because adoption of the merger agreement requires the affirmative vote of a majority of the shares of Xicor common stock outstanding on the record date, the failure to vote in person or by proxy and abstentions will have the same effect as voting against adoption of the merger agreement. Therefore, Xicor’s board of directors urges you to submit your proxy by mail, touchtone telephone or the Internet. IF YOU SIGN, DATE AND MAIL YOUR PROXY CARD WITHOUT INDICATING HOW YOU WANT TO VOTE, YOUR PROXY WILL BE COUNTED AS A VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT.

On the record date:

•	Xicor’s directors and executive officers beneficially owned 1,607,201 shares, or 5.24%, of the Xicor capital stock, as of March 11, 2004. Xicor expects that each of these individuals will vote his or her shares in favor of adoption of the merger agreement.

Recommendation of Xicor’s Board of Directors

Xicor’s board of directors has unanimously approved and declared advisable the merger agreement and the transactions it contemplates. The board believes that the merger agreement and the transactions it contemplates are in the best interests of Xicor and its shareholders and unanimously recommends that you vote “FOR” the adoption of the merger agreement.

See “The Merger Agreement—Xicor’s Reasons for the Merger; Recommendation of Xicor’s Board of Directors” beginning on page 27 for a more detailed discussion of Xicor’s board of directors’ recommendation.

Voting Via Telephone, Internet or Mail

Xicor offers three ways for you to vote your proxy.

•	Option 1-Vote by Telephone:

■	Call toll-free 1-800-PROXIES and follow the instructions on the enclosed proxy card. For shareholders residing outside the United States, call collect on a touchtone phone.

•	Option 2-Vote on the Internet:

■	Access the proxy form at www.voteproxy.com. Follow the instructions for Internet voting found there and on the enclosed proxy card.

•	Option 3-Mail your Proxy Card:

■	If you do not wish to vote by touchtone phone or the Internet, please complete, sign, date and return the enclosed proxy card.

In order to be effective, telephone or Internet proxy instructions must be received before [time] [date], 2004 to allow for processing the results.

The telephone and Internet voting procedures used by Xicor’s transfer agent, American Stock Transfer & Trust Company, are designed to properly authenticate shareholders’ identities and to accurately record and count their proxies. If you vote via the Internet, please be advised that there may be costs involved, including possibly access charges from the Internet service providers and telephone companies. You will have to bear these costs.

If your shares of Xicor common stock are registered in the name of a brokerage, bank or other nominee, you will not be able to use these telephone and Internet voting procedures. Please refer to the voting materials you receive, or contact your broker, bank or other nominee, to determine your options.

DELISTING AND DEREGISTRATION OF XICOR COMMON STOCK

If the merger is completed, Xicor common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

QUOTATION ON THE NASDAQ NATIONAL MARKET

The merger agreement provides that Intersil will use all reasonable efforts to cause the shares of Intersil Class A common stock to be issued in the merger and the shares of Intersil Class A common stock to be reserved for issuance in connection with the merger to be approved for trading on the Nasdaq National Market.

THE MERGER AGREEMENT

This section contains material information pertaining to the merger agreement. The following summary is not complete and is subject to, and qualified in its entirety by reference to, the complete text of the merger agreement, which is incorporated by reference and attached as Appendix A to this document. WE URGE YOU TO READ CAREFULLY THE FULL TEXT OF THE MERGER AGREEMENT. The voting agreement is described in the section “Xicor Voting Agreement” beginning on page 48.

Structure

Subject to the terms and conditions of the merger agreement, and in accordance with California law, at the completion of the first step of the merger, a wholly owned indirect subsidiary of Intersil will merge with and into Xicor. Xicor will be the surviving corporation. In accordance with Delaware and California law and subject to the terms and conditions of the merger agreement, immediately thereafter, the surviving corporation will merge with and into a wholly owned subsidiary of Intersil which is a limited liability company. The wholly owned subsidiary of Intersil will be the surviving entity and will continue its limited liability company existence under the laws of Delaware under the name “Xicor, LLC.” When the mergers are completed, the separate corporate existence of Xicor will terminate. The wholly owned subsidiary of Intersil’s certificate of formation will be the certificate of formation of the combined company. See “Comparison of Rights of Holders of Intersil Class A Common Stock and Xicor Common Stock” beginning on page 51. After completion of the mergers, based upon the Xicor shares outstanding on March 11, 2004, former Xicor shareholders will own approximately 8% of the outstanding Class A common stock of Intersil and continuing Intersil shareholders will own approximately 92% of Intersil. The board of directors of Intersil will continue as the board of directors of Intersil.

The merger agreement provides that Intersil may change the structure of the merger so that the second merger does not occur if the price of Intersil’s Class A common stock were to go down so that less than 40% of the value of the merger consideration were paid in Intersil Class A common stock. However, no such change will reduce the amount or change the form of consideration to be delivered to Xicor shareholders.

Background of the Merger

In mid-September, 2003, Richard Beyer, President and Chief Executive Officer of Intersil, contacted Louis DiNardo, Co-Chairman, President and Chief Executive Officer of Xicor, to arrange a meeting to discuss the companies’ commercial relationship.

On September 24, 2003, Mr. Beyer and Mr. DiNardo met and discussed, among other things, the potential benefits of a business combination between the two companies.

On October 1, 2003, Mr. Beyer and Mr. DiNardo met again to continue their discussions.

On October 3, 2003, Mr. Beyer met with Mr. DiNardo and J. Daniel McCranie, Co-Chairman of the board of directors of Xicor, to discuss in general terms further opportunities for the companies to work together, including through strategic alliances.

On October 16, 2003, Mr. Beyer and James V. Diller, a member of the board of directors of Intersil, met with Mr. DiNardo to discuss the benefits and risks of a potential business combination of Intersil and Xicor.

On October 29, 2003, Mr. Beyer and Gregory Williams, Chairman of the board of directors of Intersil, met with Mr. DiNardo to discuss various matters relating to a potential business combination between the two companies.

On October 30, 2003, at a regularly scheduled meeting of Intersil’s board of directors, Mr. Beyer reviewed with the board the discussions between him and Mr. DiNardo relating to a potential business combination between Intersil and Xicor.

On December 4, 2003, Mr. Beyer and Mr. DiNardo met and discussed, among other things, the potential benefits of a business combination between the two companies.

On December 11, 2003, at a meeting of Xicor’s board of directors, Mr. DiNardo reviewed with the board the status of preliminary discussions with Intersil relating to a potential merger involving Intersil and Xicor. After discussion, the board authorized management to engage in further discussions with Intersil and directed management to apprise the board of further developments.

On December 11, 2003, at a regularly scheduled meeting of Intersil’s board of directors, Mr. Beyer reviewed with the board the status of preliminary discussions with Xicor related to a potential merger involving Intersil and Xicor.

On December 27, 2003, Mr. Beyer and Mr. DiNardo again met and discussed, among other things, the potential benefits of a business combination between the two companies.

On January 13, 2004, Mr. Beyer and Mr. DiNardo met and discussed various matters concerning a possible transaction, including a preliminary indication of valuation, timing, structure and the levels of interest of each party.

On January 16, 2004, the Xicor board of directors convened a regularly scheduled meeting. Mr. DiNardo apprised the board of directors of Intersil’s proposed approach regarding a potential acquisition of Xicor. Mr. DiNardo informed the board of directors of the proposed valuation of Xicor. A representative of Wilson Sonsini Goodrich & Rosati, as counsel to Xicor, then discussed with the members of the board of directors their fiduciary obligations regarding their consideration of a proposed business combination transaction with Intersil and other possible strategic alternatives for Xicor. The board of directors discussed this possible transaction and other possible strategic alternatives, including continuing to operate as an independent company. After discussion, the board of directors determined that it was not in the best interests of Xicor or its shareholders to enter into a transaction with Intersil at this time. Following Xicor’s board of directors meeting, Mr. DiNardo and Mr. Beyer communicated via email about the outcome of such board meeting.

On January 21, 2004, Mr. Beyer contacted Mr. DiNardo and discussed by telephone Intersil’s continued interest in proceeding with a business combination, the proposed valuation of Xicor and other aspects of the proposed transaction.

On February 4, 2004, Intersil’s board of directors held a regularly scheduled telephonic meeting. At such meeting, the board members discussed the possibility of a business combination with Xicor, the proposed valuation of Xicor and other aspects of the proposed transaction. Representatives of Piper Jaffray & Co., Intersil’s financial advisor, discussed the financial benefits of a possible business combination with Xicor.

On February 5, 2004, Mr. Beyer and Mr. DiNardo met in Vail, Colorado. In subsequent conversations, Mr. Beyer outlined to Mr. DiNardo the strategic importance of Xicor to Intersil, and conversely, the benefits to Xicor shareholders of a combination with Intersil. Mr. Beyer again raised the possibility of a business combination and discussed other aspects of a possible transaction.

On February 23, 2004, Intersil’s board of directors had a telephonic meeting and authorized the delivery of a preliminary non-binding term sheet to and further discussions with Xicor.

On February 24, 2004, Mr. Beyer met with Mr. DiNardo and discussed the proposed valuation of Xicor and other aspects of the proposed transaction.

On February 25, 2004, Mr. Beyer and Daniel J. Heneghan, Vice President and Chief Financial Officer of Intersil, met with Mr. DiNardo and delivered a preliminary non-binding term sheet to Xicor indicating its interest in using such proposal as a starting point in proceeding with negotiations to structure a potential business combination and containing valuation for Xicor, subject to due diligence, corporate board approvals and other matters.

On February 26, 2004, Mr. DiNardo contacted Wachovia Capital Markets, LLC (“Wachovia Securities”) regarding Wachovia Securities potentially acting as financial advisor to Xicor in connection with a possible business combination transaction.

On February 27, 2004, the Xicor board of directors convened a meeting. Representatives of Wilson Sonsini Goodrich & Rosati and representatives of Wachovia Securities also participated in this meeting. A representative of Wilson Sonsini Goodrich & Rosati initiated a discussion of the potential strategic transaction with Intersil by presenting an overview of the board of directors’ fiduciary duties when considering the proposed transaction. Mr. DiNardo updated the board of directors on recent conversations with management of Intersil. Xicor management and Wachovia Securities discussed the financial aspects of the proposed transaction as reflected in the preliminary non-binding term sheet sent by Intersil to Xicor. The board of directors then discussed the proposed transaction and other alternatives available to Xicor. The board of directors directed Xicor’s management to continue discussions with Intersil.

On March 1, 2004, Mr. DiNardo and Mr. Beyer spoke by telephone to discuss the proposed valuation of Xicor and other aspects of the proposed transaction.

On March 2 through March 4, 2004, representatives of Intersil and Xicor negotiated the terms of a potential transaction.

On March 3, 2004, representatives from Wachovia Securities met with Mr. Beyer and representatives from Piper Jaffray to discuss Intersil’s potential interest in a business combination with Xicor.

By an engagement letter dated March 5, 2004, Xicor formally retained Wachovia Securities to act as its exclusive financial advisor in connection with a possible business combination transaction.

On March 5, 2004, the Executive Committee of Xicor’s board of directors, including Mr. DiNardo, Emmanuel Hernandez and John Harrington, met with representatives of Wachovia Securities and representatives of Wilson Sonsini Goodrich & Rosati to discuss the strategic considerations of a potential business combination with Intersil.

Also on March 5, 2004, Mr. Beyer and Mr. DiNardo had a telephone conversation wherein they agreed to begin due diligence and negotiating a definitive agreement on March 8, 2004 if Xicor’s board of directors approved further discussions with Intersil. Duncan Weaver, Intersil’s Vice President of Business Development, provided Mr. DiNardo a legal, accounting and business due diligence request list.

On March 8, 2004, the Xicor board of directors convened a meeting. Representatives from Wilson Sonsini Goodrich & Rosati and representatives from Wachovia Securities participated at the meeting. Mr. DiNardo discussed a potential combination with Intersil and also discussed alternative strategic courses for Xicor, including a standalone strategy. After discussion, Xicor’s Board of Directors authorized management to continue discussions with Intersil to evaluate the merits and considerations of a combination with Intersil and execute an exclusivity and confidentiality agreement with Intersil.

From March 8 through March 14, 2004, working groups comprised of Intersil’s and Xicor’s management teams and their respective outside counsel and financial advisors met to conduct mutual due diligence and review due diligence documents.

On March 9, 2004, Intersil delivered a proposed draft of the merger agreement for the proposed business combination.

From March 9, 2004 through March 14, 2004, representatives of Xicor and Intersil and their respective financial and legal advisors met to negotiate the terms of the proposed merger agreement and ancillary agreements.

On March 12, 2004, the Xicor board of directors convened a meeting. Representatives of Wilson Sonsini Goodrich & Rosati and representatives of Wachovia Securities also participated in this meeting. At the meeting, Mr. DiNardo advised the board of directors regarding the progress of negotiations and due diligence with Intersil. A representative from Wilson Sonsini Goodrich & Rosati presented an overview of the status of the merger agreement negotiations. A representative of Wachovia Securities discussed the financial aspects of the proposed transaction. Mr. DiNardo also discussed potential synergies to be derived from the transaction. A representative of Wilson Sonsini Goodrich & Rosati advised the board of directors regarding legal considerations related to the transaction. Following a discussion of the proposed transaction and the proposed valuation, Xicor’s board of directors authorized Mr. DiNardo to proceed with negotiations regarding the business combination.

On March 14, 2004, the Xicor board of directors convened a meeting. Representatives of Wilson Sonsini Goodrich & Rosati and representatives of Wachovia Securities also participated in this meeting. Mr. DiNardo presented the board of directors with an update on the status of negotiations with Intersil. Mr. DiNardo also described to the board discussions between him and Intersil regarding his employment with Intersil following the merger. Mr. DiNardo then led the board of directors in a discussion regarding Intersil’s proposed valuation of Xicor and the remaining open issues in connection with the transaction. Next, a representative of Wilson Sonsini Goodrich & Rosati led the board of directors in a discussion of their legal obligations and fiduciary duties with respect to consideration of the business combination and a detailed review of the terms of the proposed definitive merger and voting agreements. Next, representatives of Wachovia Securities presented their financial analysis of the proposed transaction and Wachovia Securities rendered its oral opinion, subsequently confirmed in writing, that, as of March 14, 2004, and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken in such opinion, the merger consideration to be received by the holders of Xicor common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. After discussion and consideration, the board of directors of Xicor unanimously determined that the merger on the terms discussed at the meeting was advisable, and in the best interests of, Xicor and its stockholders and declared the merger to be advisable, approved the merger agreement, resolved to recommend that the stockholders of Xicor approve the transaction and directed that the merger agreement and the merger be submitted to Xicor’s stockholders for approval at a meeting of Xicor stockholders.

On March 14, 2004, the Intersil board of directors convened a telephonic meeting. Representatives of Piper Jaffray and Dechert LLP, counsel for Intersil, participated in this meeting. Mr. Beyer updated the board of directors on the status of the negotiations with the representatives of Xicor with respect to the merger agreement and the ancillary documents. A representative of Piper Jaffray presented its financial analysis of the proposed transaction to the board of directors. Next, a representative of Dechert LLP summarized the terms of the most recent draft of the merger agreement. Following a discussion of the financial and other terms of the transaction, the board members unanimously determined that the merger and the other transactions contemplated by the merger agreement were advisable and approved the merger agreement.

On March 14, 2004, Intersil and Xicor executed the merger agreement and issued a joint press release announcing the merger.

Also on March 14, 2004, all of the directors and executive officers of Xicor entered into voting agreements with Intersil and the Merger Sub, and Mr. DiNardo accepted a written offer from Intersil to continue employment following the merger, conditioned upon the completion of the merger. For a discussion of these agreements and the employment offer, see the section entitled “Xicor Voting Agreement” beginning on page 48 of this proxy statement/prospectus and the section entitled “Interests of Certain Persons in the Merger—Employment Agreements and Severance Agreements—Louis DiNardo” beginning on page 44 of this proxy statement/prospectus.

Xicor’s Reasons for the Merger; Recommendation of Xicor’s Board of Directors

In the course of reaching its decision to approve the merger, the merger agreement and the related transactions, the Xicor board of directors consulted with Xicor’s management, its outside legal and financial advisors, and considered the following material factors:

The Xicor board of directors considered the strategic fit, potential benefits and opportunities of Xicor and Intersil as a combined company given the nature of the principal elements of Xicor’s and Intersil’s business models.

•	Xicor’s digital potentiometers, system management products, real-time clocks, voltage references and other high performance analog products will significantly expand Intersil’s current standard analog portfolio, and together Xicor and Intersil are expected to significantly enhance the overall value proposition to its customers, investors and employees;

•	Xicor’s portfolio of power sequencing and display products provides a natural extension to Intersil’s leadership position in the computing, power management and flat panel display markets, and the combined company will strengthen and diversify Intersil’s position in the high margin, general purpose standard analog market;

•	Intersil and Xicor share a strong commitment for delivering highly differentiated proprietary products to leading companies in chosen markets, and the combined company would have substantially expanded resources to implement this in its business plans and operating objectives;

•	The combined company would have a larger sales force and expanded distribution channels, as well as advanced manufacturing processes, and stronger purchasing leverage with suppliers;

•	Both Xicor and Intersil reported strong revenue growth in 2003, and with a combined investment of 19% of sales in research and development, the combined company is well positioned to continue to outperform the analog industry; and

•	Xicor and Intersil have similar cultures, customer bases and commitments to customer satisfaction and Xicor would be able to execute on its business model within this complementary environment.

The Xicor board of directors considered a number of additional factors relevant to the merger, including the following:

•	historical information concerning Xicor’s and Intersil’s respective businesses, financial performance and condition, operations, technology, management and competitive position, including reports concerning results of operations during recent fiscal periods;

•	the financial condition, results of operations, businesses and strategic objectives of Xicor and Intersil before and after giving effect to the merger and the merger’s effect on shareholder value;

•	the potential effect on shareholder value of Xicor continuing as an independent entity compared to the potential effect of a combination with Intersil in light of the other possible strategic alternatives the Xicor board of directors examined;

•	the extensive arms-length negotiations between Xicor and Intersil and the belief of the Xicor board of directors that the terms of the merger are in the best interests of Xicor’s shareholders;

•	current financial market conditions and historical market prices, volatility and trading information with respect to Xicor’s and Intersil’s common stock;

•	the operating challenges, opportunities and prospects of Xicor as an independent company; and

•	the financial analysis of Wachovia Securities as well as its opinion that, subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken in such opinion, the merger consideration to be received by holders of shares of Xicor common stock pursuant to the merger agreement is fair, from a financial point of view, to such holders. The Wachovia Securities opinion is more fully described under the section entitled “Opinion of Xicor’s Financial Advisor—Wachovia Securities” beginning on page 28.

The Xicor board considered the structure of the merger and the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations to complete the transaction, including that:

•	the cash portion of the aggregate consideration would serve to reduce the impact of fluctuations in Intersil’s stock price prior to the closing;

•	the option of Xicor shareholders, subject to certain limitations, to choose to receive cash, stock or a combination thereof;

•	under the merger agreement, each outstanding option outstanding under Xicor’s stock option plans and employee stock purchase plan will be assumed by Intersil;

•	the merger is intended to qualify as a “reorganization” for U.S. federal income tax purposes, with the shares of Intersil Class A common stock received on a tax-deferred basis, provided, however, that, in order for the merger to so qualify, the value of the Intersil Class A common stock to be issued in step one of the merger (valued at the lesser of the closing price or the average of the high and low trading prices of a share of Intersil Class A common stock on the day before the closing date) must be equal to or greater than 40% of the total consideration to be paid in exchange for the Xicor common stock;

•	under the merger agreement, Xicor and its representatives may, in certain circumstances, furnish information to, or enter into discussions with, third parties making unsolicited superior acquisition proposals;

•	under the merger agreement, the Xicor board has the right, subject to providing prior notice to Intersil, to withdraw or modify its recommendation in favor of the merger agreement if, prior to obtaining the requisite shareholder approval, for among other reasons, Xicor receives a superior proposal and the Xicor board determines, in good faith and after consultation with Xicor’s outside legal counsel, that failure to do so would constitute a breach of its fiduciary obligations to Xicor’s shareholders under applicable law; and

•	the fact that, under the merger agreement, Xicor has certain obligations and restrictions, including a $15.8 million termination fee payable by Xicor under specified circumstances, which would have an effect on Xicor’s ability to pursue or complete an alternative transaction.

The Xicor board also identified and considered a number of uncertainties, risks and restrictions in its deliberations concerning the merger, including:

•	the risk that the potential benefits of the merger might not be realized;

•	the risks of integrating the business of Xicor and Intersil and the potential management, customer, supplier, partner and employee disruption that may be associated with the merger;

•	the possibility that the merger might not be consummated or consummated on a timely basis, even if approved by Xicor’s shareholders;

•	the effect of the public announcement of the merger on Xicor’s sales, operating results, stock price, customers, supplies, employees, partners and other constituencies;

•	the fact that a portion of the consideration is based on a fixed exchange ratio, which means that the aggregate value of the transaction will increase or decrease with changes in Intersil’s trading price in the public market;

•	the fact that the merger will be fully taxable to the Xicor shareholders if the value of the Intersil Class A common stock to be issued in step one of the merger (valued at the lesser of the closing price or the average of the high and low trading prices of a share of Intersil Class A common stock on the day before the closing date) is less than 40% of the total consideration to be paid in exchange for the Xicor common stock;

•	the possibility that the trading price or value of Intersil’s Class A common stock may decrease in the future;

•	certain aspects of the merger agreement that restrict Xicor’s ability to solicit, accept, or take other actions in connection with, any other third party proposal to acquire Xicor; and

•	various other applicable risks associated with the combined company and the merger, including those described under the section entitled “Risk Factors” beginning on page 16.

The Xicor board of directors concluded, however, that overall, the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the transaction, and that many of these risks could be managed or mitigated by Xicor or by the combined company or were unlikely to have a material impact on the merger or the combined company.

The foregoing discussion of the information and factors considered by the Xicor board of directors is not meant to be exhaustive, but includes the material factors considered by the Xicor board of directors in connection with its review and approval of the proposed merger and the transactions contemplated by the merger agreement and in recommending that Xicor shareholders vote “FOR” the adoption and approval of the merger agreement and the merger. In view of the variety of factors considered, both positive and negative, as well as the complexity of these matters, the Xicor board of directors did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered, and individual members of Xicor’s board of directors may have given different weights to different factors. In making its determinations and recommendations, Xicor’s board of directors as a whole viewed its determinations and recommendations based on the totality of the information presented to and considered by it, including the interests of Xicor’s management in the merger. See “The Merger—Interests of Certain Persons in the Merger”.

Based on the foregoing analysis, the Xicor board of directors determined that the merger agreement and the merger are advisable and in the best interests of Xicor and it shareholders and has unanimously recommended that Xicor shareholders vote “FOR” the adoption and approval of the merger agreement and the merger.

Opinion of Xicor’s Financial Advisor—Wachovia Securities

Xicor’s board of directors retained Wachovia Securities to act as its exclusive financial advisor in connection with the transactions contemplated by the merger agreement. Xicor’s board of directors selected Wachovia Securities to act as its exclusive financial advisor based on Wachovia Securities’ qualifications, expertise and reputation. At the meeting of Xicor’s board of directors on March 14, 2004, Wachovia Securities rendered its oral opinion, subsequently confirmed in writing, that as of March 14, 2004, and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken in such opinion, the merger consideration to be received by holders of shares of Xicor common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion of Wachovia Securities which sets forth the assumptions made, matters considered and limitations on the opinion and on the review undertaken in connection with the opinion, is attached as Appendix C, and is incorporated by reference in, this proxy statement/prospectus. The opinion of Wachovia Securities does not constitute a recommendation as to how any holder of shares of Xicor common stock should vote in connection with the merger agreement or any other matter related thereto. You should carefully read the opinion in its entirety.

In arriving at its opinion, Wachovia Securities, among other things:

•	reviewed the merger agreement, including the financial terms of the merger agreement;

•	reviewed Annual Reports on Form 10-K of Xicor for the two fiscal years ended December 31, 2003; Annual Reports on Form 10-K of Intersil for the two fiscal years ended January 3, 2003 and January 2, 2004; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Xicor and Intersil; certain business, financial and other information, including financial forecasts, regarding each of Xicor and Intersil that was publicly available or furnished to Wachovia Securities by the management of Xicor or Intersil, and has discussed each company’s business and prospects with their respective managements;

•	held discussions with the respective managements of Xicor and Intersil concerning the businesses, past and current operations, financial condition and future prospects of both Xicor and Intersil, independently and combined, including discussions with the managements of Xicor and Intersil concerning forecasts of cost savings and other synergies that are expected to result from the mergers as well as their views regarding the strategic rationale for the mergers;

•	participated in discussions and negotiations among representatives of Xicor and Intersil and their financial and legal advisors;

•	prepared an analysis of the discounted equity value of Xicor common stock;

•	considered certain financial data for each of Xicor and Intersil and compared that data with similar data regarding certain other publicly traded companies that Wachovia Securities deemed relevant;

•	compared the proposed financial terms of the merger agreement with the financial terms of certain other business combinations and transactions that Wachovia Securities deemed relevant;

•	reviewed the price and trading history of Xicor common stock and Intersil Class A common stock;

•	prepared an analysis of the relative contributions of Xicor and Intersil to the combined company;

•	reviewed the potential pro forma financial impact of the mergers on Intersil; and

•	considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that Wachovia Securities deemed relevant.

In connection with its review, Wachovia Securities has relied upon the accuracy and completeness of the foregoing financial and other information, and Wachovia Securities has not assumed any responsibility for any independent verification of such information. With respect to Xicor’s and Intersil’s financial forecasts, Wachovia Securities has assumed that each has been reasonably prepared and reflects the best current estimates and judgments of such company’s management as to the future financial performance of Xicor and Intersil, respectively. Wachovia Securities has discussed each of Xicor’s and Intersil’s financial forecasts with their respective managements, but Wachovia Securities assumes no responsibility for and expresses no view as to the financial forecasts of either Xicor or Intersil or the assumptions upon which they are based. In arriving at its opinion, Wachovia Securities has conducted no physical inspections of the properties or facilities of Xicor or Intersil, and has not made any comprehensive valuations or appraisals of the assets or liabilities of Xicor or Intersil, nor have any such valuations or appraisals been provided to Wachovia Securities. Without limiting the generality of the foregoing, Wachovia Securities has undertaken no independent analysis of any owned or leased real estate, or any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which Xicor or Intersil or any of their respective affiliates are a party or may be subject, and Wachovia Securities’ opinion makes no assumption concerning and therefore does not consider the possible assertion of claims, outcomes or damages arising out of any such matters.

In rendering its opinion, Wachovia Securities has assumed that the mergers contemplated by the merger agreement will be consummated on the terms described in the merger agreement, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, including the declaration of effectiveness of this proxy statement/prospectus, no restrictions will be imposed or delay will be suffered that will have an adverse effect on the mergers, the other actions contemplated by the merger agreement, Xicor or Intersil, in any respect material to Wachovia Securities’ opinion.

Wachovia Securities’ opinion is necessarily based on economic, market, financial and other conditions and the information made available to Wachovia Securities as of the date thereof. Although subsequent developments may affect its opinion, Wachovia Securities does not have any obligation to update, revise or reaffirm its opinion. Wachovia Securities’ opinion does not address the relative merits of the mergers or other actions contemplated by the merger agreement compared with other business strategies that may have been considered by Xicor’s management and/or Xicor’s board of directors or any committee thereof. In addition, Wachovia Securities did not express any opinion as to the prices at which shares of Xicor common stock or Intersil Class A common stock will trade at any time.

The summary set forth below does not purport to be a complete description of the analyses performed by Wachovia Securities, but describes, in summary form, the material elements of the presentation that Wachovia Securities made to Xicor’s board of directors on March 14, 2004, in connection with Wachovia Securities’ fairness opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Wachovia Securities considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. The analyses described below must be considered as a whole, and considering portions of these analyses, without considering all of them, would create an incomplete view of the process underlying Wachovia Securities’ analyses and opinion.

Historical Stock Trading Analysis. Wachovia Securities reviewed publicly available historical trading prices and volumes for shares of Xicor common stock for the period between January 1, 2000 and March 12, 2004 and for shares of Intersil Class A common stock for the period between February 25, 2000 and March 12, 2004. In addition, Wachovia Securities compared the implied value of the aggregate per share consideration to be received by holders of shares of Xicor common stock pursuant to the merger agreement as of March 12, 2004 with an implied value per share equal to $15.58 in relation to (i) the market prices of shares of Xicor common stock one day, one week, one month, three months and six months prior to the execution of the merger agreement and (ii) the average market prices of shares of Xicor common stock during the one month, three month and six month periods preceding the execution of the merger agreement.

This analysis indicated that the implied value of the consideration to be received by holders of shares of Xicor common stock pursuant to the merger agreement as of March 12, 2004 represented the following premiums to (i) the closing market prices of Xicor common stock on the following dates and (ii) the average closing market prices of Xicor common stock during the following periods:

Premium to Xicor Market Price	Premium
One day prior to announcement	13.4%
One week prior to announcement	10.5%
One month prior to announcement	10.8%
Three months prior to announcement	38.4%
Six months prior to announcement	59.0%

Premium to Xicor Average Market Price	Premium
One month prior to announcement	11.3%
Three months prior to announcement	20.9%
Six months prior to announcement	29.6%

Wachovia Securities also compared the implied exchange ratio of shares of Xicor common stock to shares of Intersil Class A common stock pursuant to the merger agreement as of March 12, 2004 (0.689x) in relation to (i) the exchange ratio of shares of Xicor common stock to shares of Intersil Class A common stock one day, one week, one month, three months and six months prior to the execution of the merger agreement and (ii) the average exchange ratio of shares of Xicor common stock to shares of Intersil Class A common stock during the one month, three month and six month periods preceding the execution of the merger agreement.

This analysis indicated that the implied exchange ratio of shares of Xicor common stock to shares of Intersil Class A common stock pursuant to the merger agreement as of March 12, 2004 represented the following premiums to (i) the exchange ratio of closing market prices of Xicor common stock to closing market prices of Intersil Class A common stock on the following dates and (ii) the exchange ratio of average closing market prices of Xicor common stock to average closing market prices of Intersil Class A common stock during the following periods:

Premium to Xicor / Intersil Exchange Ratio	Period Exchange Ratio	Exchange Ratio Premium
One day prior to announcement	0.607x	13.4%
One week prior to announcement	0.581x	18.6%
One month prior to announcement	0.539x	27.7%
Three months prior to announcement	0.453x	52.1%
Six months prior to announcement	0.350x	96.6%

Premium to Xicor / Intersil Average Exchange Ratio	Period Average Exchange Ratio	Exchange Ratio Premium
One month prior to announcement	0.582x	18.3%
Three months prior to announcement	0.511x	34.7%
Six months prior to announcement	0.466x	47.8%

Present Value of Implied Future Stock Prices Analysis. Wachovia Securities performed an analysis to estimate a range of present values of implied future prices per share of Xicor common stock, assuming Xicor continued to operate as a stand-alone entity. Wachovia Securities determined the range of present values based on (i) Xicor’s projected 2004 and 2005 revenues provided by Xicor’s management and (ii) enterprise value (defined as equity market capitalization plus debt minus cash) to next twelve months (“NTM”) revenue multiples. The multiples used by Wachovia Securities were (i) Xicor’s current enterprise value to projected 2004 revenues (8.1x), based on information provided by Xicor’s management, (ii) the median multiple of current enterprise value to projected 2004 revenues for publicly traded companies comparable to Xicor (including the companies referred to in the Comparable Companies Analysis below) (4.8x), based on publicly available information and (iii) the peak median multiple of current enterprise value to projected next twelve months revenues for the comparable companies since January 1, 2000 (10.5x), based on publicly available information. Future implied 2005 share prices were discounted to present value using a 9% discount rate.

Based on the foregoing, Wachovia Securities determined the following range of present values per share of Xicor common stock:

Enterprise Value/Revenue Multiple	Range Based on 2004 and 2005 Projected Revenues
4.8x	$8.53 – $10.29
8.1x	$13.74 – $16.71
10.5x	$17.70 – $21.58

Comparable Companies Analysis. Wachovia Securities compared financial, operating and stock market data of Xicor to the following publicly traded companies that participate predominantly, or in part, in the analog/mixed-signal industry:

Integrated Circuit Systems, Inc.

Intersil

Micrel, Incorporated

O2Micro International Limited

Pericom Semiconductor Corporation

Power Integrations, Inc.

Semtech Corporation

Supertex, Inc.

Wachovia Securities calculated, among other things, the multiples listed below for Xicor and the selected companies, based on publicly available information and projected financial information from First Call consensus estimates and closing stock prices on March 12, 2004:

•	enterprise value for latest twelve month (“LTM”) revenue;

•	enterprise value to 2004 estimated revenue;

•	enterprise value to 2005 estimated revenue;

•	compound annual growth rate of 2003 through 2005 estimated revenue;

•	price per share to forward calendar year 2004 earnings per share; and

•	price per share to forward calendar year 2005 earnings per share.

The following table presents the results of this analysis:

Multiple	Xicor	Selected Companies Median	Selected Companies Range
Enterprise value to LTM revenue	10.5x	5.8x	2.8x – 8.1x
Enterprise value to 2004 estimated revenue	8.1x	4.8x	1.9x – 6.0x
Enterprise value to 2005 estimated revenue	6.0x	4.2x	3.5x – 5.4x
Compound annual growth rate of 2003—2005 estimated revenue	32.2%	22.2%	13.0% – 27.3%
Price per share to forward calendar year 2004 earnings per share	65.7x	28.8x	23.2x – 48.2x
Price per share to forward calendar year 2005 earnings per share	47.2x	22.0x	21.0x – 29.3x

With regard to the comparable companies analysis summarized above, Wachovia Securities selected comparable public companies on the basis of various factors, including the size of the public company and the similarity of the lines of business. No public company used as a comparison, however, is identical to Xicor. Accordingly, these analyses are not purely mathematical, but also involve complex considerations and judgments concerning the differences in financial and operating characteristics of the comparable companies and other factors. These factors could affect the public trading value of the comparable companies to which Xicor is being compared.

Selected Transactions Analysis. Using publicly available information and analysis prepared by Wachovia Securities, Wachovia Securities examined selected transactions involving publicly traded semiconductor companies announced from February 22, 1999 to November 11, 2003. The selected transactions were:

Acquiror	Target
Conexant Systems, Inc.	GlobespanVirata, Inc.

Zoran Corporation	Oak Technology, Inc.

Intersil	Elantec Semiconductor, Inc.

Globespan, Inc.	Virata Corporation

Genesis Microchip, Inc.	Sage Group plc

TriQuint Semiconductor, Inc.	Sawtek, Inc.

LSI Logic Corporation	C-Cube Microsystems Inc.

Maxim Integrated Products, Inc.	Dallas Semiconductor Corporation

Microchip Technology Incorporated	TelCom Semiconductor, Inc.

Marvell Technology Group LTD	Galileo Technology, Inc.

Applied Micro Circuits Corporation	MMC Networks Inc.

PMC-Sierra, Inc.	Quantum Effect Devices, Inc.

Texas Instruments Incorporated	Burr-Brown Corporation

Conexant Systems	Maker Communications, Inc.

Intel Corporation	DSP Communications, Inc.

Texas Instruments Incorporated	Unitrode Corporation

Intel Corporation	Level One Communications, Incorporated

LSI Logic	SEEQ Technology Inc.

Wachovia Securities calculated for each of the selected transactions the transaction value (defined as equity market capitalization (including premium at announcement of transaction) plus debt minus cash) to LTM revenue multiple and the transaction value to NTM revenue multiple.

The following table presents the results of this analysis:

Multiple	Xicor	Median Selected Transactions
Transaction value to LTM revenue	12.1x	7.3x
Transaction value to NTM revenue	9.3x	4.9x

Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between Xicor’s businesses, operations and prospects and those of the comparable acquired companies, Wachovia Securities believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis. Accordingly, Wachovia Securities also made qualitative judgments concerning differences between the characteristics of these transactions and the proposed mergers that could affect Xicor’s acquisition values and those of such acquired companies.

Premiums Paid Analysis. Based on publicly available information, Wachovia Securities compared the implied premium offered, on an implied price basis pursuant to the merger agreement to the median premiums paid in selected comparable transactions involving publicly traded companies as of one day, one week, one month, three months and six months prior to the announcement date of each transaction.

The following table presents the results of this analysis:

Premium As Of	Xicor	Selected Comparable Transactions Median
One day prior to announcement	13.4%	25.9%
One week prior to announcement	10.5%	30.2%
One month prior to announcement	10.8%	33.0%
Three months prior to announcement	38.4%	36.3%
Six months prior to announcement	59.0%	37.0%

No company utilized in the premiums paid analysis is identical to Xicor, nor is any transaction identical to the mergers. Therefore, a purely quantitative premiums paid analysis would not be dispositive in the context of the mergers and an appropriate use of such analysis involves qualitative judgments concerning the differences between the characteristics of these transactions and the mergers that would affect the value of the selected companies and Xicor.

Contribution Analysis. Wachovia Securities reviewed Xicor’s and Intersil’s financial contribution to the combined company on an actual basis for 2003 and on a projected basis for 2004 and 2005. Wachovia Securities calculated (i) implied exchange ratios of shares of Xicor common stock to shares of Intersil Class A common stock and (ii) implied values per share of Xicor common stock, based on information provided by the managements of Xicor and Intersil with respect to the relative contributions to revenues, gross profits and operating profits of the combined company by Xicor and Intersil, respectively, and based on publicly available information.

The following table presents the results of this analysis:

Operating Statistic	Implied Xicor to Intersil Exchange Ratio (implied as of March 12, 2004)
Revenue
2003A	0.295x
2004P	0.322x
2005P	0.373x
Gross Profit
2003A	0.286x
2004P	0.311x
2005P	0.347x
Operating Profit
2003A	0.070x
2004P	0.175x
2005P	0.257x

Proposed Transaction	0.689x

Pro Forma Financial Impact. Wachovia Securities analyzed the pro forma financial impact of the mergers on the combined company’s earnings per share. This analysis was based on the projected financial performance of each of Xicor and Intersil for 2004 and 2005 based on information provided by the managements of Xicor and Intersil to Wachovia Securities. This analysis assumed, among other things, performance (i) without synergies and (ii) with net synergies estimated jointly by the managements of Xicor and Intersil for 2004 and 2005. Based on the foregoing, Wachovia Securities determined that the mergers (i) without synergies, would be approximately $0.02 dilutive to the combined company’s pro forma projected earnings per share for 2004 and approximately $0.03 dilutive to the combined company’s pro forma projected earnings per share for 2005 and (ii) with net synergies, would be approximately neutral to the combined company’s pro forma projected earnings per share for the fiscal year 2004 and approximately $0.01 accretive to the combined company’s pro forma projected earnings per share for 2005.

In performing its analyses, Wachovia Securities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Xicor’s control. No company, transaction or business used in the analyses described above is identical to Xicor or the proposed mergers. Any estimates contained in Wachovia Securities’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates. The analyses performed were prepared solely as a part of Wachovia Securities’ analysis of the fairness, from a financial point of view, to the holders of shares of Xicor common stock, as of the date of the opinion, and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken in such opinion, of the merger consideration to be received by such holders pursuant to the terms of the merger agreement and were conducted in connection with the delivery by Wachovia Securities of its oral opinion, which was subsequently confirmed in writing, dated March 14, 2004, to the Xicor board of directors. Wachovia Securities’ analyses do not purport to be appraisals or to reflect the prices at which Xicor common stock might actually trade. The consideration to be paid to holders of shares of Xicor common stock in the merger agreement was determined through negotiations between Xicor, Intersil, members of their respective senior management teams and their respective advisors, and was unanimously approved by the Xicor board of directors. Wachovia Securities did not recommend any specific consideration to the Xicor board or that any given consideration constituted the only appropriate consideration for the mergers.

Wachovia Securities’ opinion was one of the many factors taken into consideration by the Xicor board of directors in making its determination to approve the mergers. Wachovia Securities’ analyses summarized above should not be viewed as determinative of the opinion of the Xicor board of directors with respect to the value of Xicor common stock or of whether the board would have been willing to agree to a different form of consideration.

Wachovia Securities, a trade name of Wachovia Capital Markets, LLC, is a nationally recognized investment banking and advisory firm and a subsidiary of Wachovia Corporation. Wachovia Securities, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Wachovia Securities and its affiliates (including Wachovia Corporation and its affiliates) have provided advisory and financing services to Intersil and its affiliates (including certain financings and foreign exchange services for Intersil) and may provide similar or other such services to, and maintain relationships with, Intersil and its affiliates in the future. Additionally, in the ordinary course of its business, Wachovia Securities may trade in debt and equity securities of Xicor and Intersil for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Pursuant to a letter agreement, Wachovia Securities has been engaged to render certain financial advisory services to the Xicor board of directors in connection with the transactions contemplated by the merger agreement. Pursuant to the terms of the letter agreement, Wachovia Securities will receive a fee for such services, a portion of which became payable upon the delivery of its fairness opinion to the Xicor board of directors, and the remainder of which will become payable upon consummation of the transactions contemplated by the merger agreement. Xicor has also agreed to reimburse Wachovia Securities for its expenses incurred in performing its services and to indemnify Wachovia Securities and certain related parties against certain liabilities and expenses, including certain liabilities under federal securities laws, related to or arising out of Wachovia Securities’ engagement and any related transactions.

Intersil’s Reasons for the Merger

The Intersil board believes that the following are reasons the merger will be beneficial to Intersil:

•	Given the complementary nature of the analog product and power solution lines of Intersil and Xicor, the merger will enhance the opportunity to realize Intersil’s strategic objective of achieving greater scale and presence in the semiconductor device industry;

•	A combination with Xicor is consistent with Intersil’s strategy of targeting the high margin, high performance analog semiconductor market by enhancing Intersil’s Standard Analog product line, adding to analog management depth, and furthering Intersil’s analog, mixed-signal strategic focus;

•	Combining Intersil and Xicor would provide an opportunity for increased sales to and support of current Intersil and Xicor customers by offering an integrated and broader product line;

•	The combination creates significant opportunities for cost reduction through the integration of Intersil’s and Xicor’s businesses, improved manufacturing efficiencies, and the elimination of redundant overhead expenses and duplicate sales, marketing and administrative functions;

•	The highly complementary geographic channel and sales strengths of Intersil and Xicor create an efficient and competitive global sales network; and

•	The combination of Intersil’s and Xicor’s analog semiconductor engineering resources and complementary technologies should enable the combined company to focus on new innovative technologies including potentially expanding the combined company’s product line into new vertical applications, as well as “best of breed” next generation product.

Completion of the Merger

The mergers will be completed when all of the conditions to completion of the mergers are satisfied or waived, including the approval and adoption of the merger agreement and the merger by the shareholders of Xicor. The mergers will become effective when a duly executed and delivered agreement of merger is filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of California.

Intersil and Xicor intend to complete the mergers as soon as practicable after the shareholders of Xicor approve and adopt the merger at the special meeting and all other closing conditions are satisfied. Intersil and Xicor currently anticipate that the mergers will be completed in the second quarter of 2004.

Conversion of Xicor Common Stock, Xicor Stock Options, and Xicor Warrants

Conversion Of Xicor Common Stock. Upon completion of the merger, each outstanding share of Xicor common stock not held by Intersil or Xicor, will be converted into the right to receive, at the election of each Xicor shareholder (but subject to the limitations described below), either:

•	a number of shares of Intersil Class A common stock corresponding to an exchange ratio calculated as described below under “Exchange Ratio”, or

•	an amount in cash calculated as described below under “Value Per Xicor Share” without interest.

The allocation of cash and common stock consideration will be dependent on the election made by other Xicor shareholders and may result in a shareholder receiving a mixture of stock and cash. See “— Election of Cash or Stock Consideration.” Shares of Intersil Class A common stock issued in the merger will be accompanied by the requisite number of rights under Intersil’s shareholder rights agreement. See “Comparison of Rights of Holders of Intersil Class A Common Stock and Xicor Common Stock — Rights Plans.”

Aggregate Consideration. The aggregate consideration to be paid to Xicor shareholders in the transaction will consist of $8.00 multiplied by the number of outstanding shares of Xicor common stock immediately prior to the effective time of the merger in cash and shares of Intersil Class A common stock equal to 0.335 multiplied by the number of outstanding shares of Xicor common stock immediately prior to the effective time of the merger. Assuming on the effective date of the merger, the average closing price of Intersil Class A common stock was $22.63, this represented approximately 51.3% in cash and 48.7% in stock, respectively, of the value of the aggregate merger consideration (not including merger consideration relating to outstanding warrants and stock options previously granted under Xicor’s stock-based benefit plans initially valued at approximately $79.5 million). To the extent that the number of shares of Xicor common stock outstanding changes as a result of, for example, the exercise of stock options, the aggregate number of shares of Intersil Class A common stock to be issued and the aggregate cash consideration to be paid will change accordingly. The outcome of the per share consideration adjustment and the cash/stock election procedure (each of which is discussed below) will not change (i) the aggregate number of shares of Intersil Class A common stock to be issued, except in the event that there is a change in the number of Xicor shares outstanding as noted above, or (ii) the aggregate amount of cash to be paid by Intersil as consideration, except in the event that there is a change in the number of Xicor shares outstanding as noted above.

Exchange Ratio. The number of shares of Intersil Class A common stock to be issued as merger consideration per share of Xicor common stock will be calculated in accordance with the following formula: the sum of (i) 0.335 and (ii) $8.00 divided by the lesser of (i) the closing price of Intersil Class A common stock as reported on the Nasdaq National Market on the day before the completion of the merger and (ii) the average of the high and low trading prices of Intersil Class A common stock as reported on the Nasdaq National Market on the day before completion of the merger.

Value Per Xicor Share. The value of the cash merger consideration per share of Xicor common stock will be calculated in accordance with the following formula: the sum of (i) $8.00 and (ii) 0.335 multiplied by the lesser of (i) the closing price of Intersil Class A common stock as reported on the Nasdaq National Market on the day before the completion of the merger and (ii) the average of the high and low trading prices of Intersil Class A common stock as reported on the Nasdaq National Market on the day before completion of the merger.

Conversion Of Xicor Stock Options. Each option to acquire Xicor common stock outstanding and unexercised immediately prior to completion of the merger will be converted into an option to purchase Intersil Class A common stock, with the following adjustments:

•	the number of shares of Intersil Class A common stock subject to the adjusted option will equal the product of the number of shares of Xicor common stock subject to the original option and the exchange ratio (rounded down to the nearest share); and
•	the exercise price per share of Intersil Class A common stock subject to the adjusted option will equal the exercise price under the original option divided by the exchange ratio (rounded up to the nearest whole cent).

The duration and other terms of each adjusted option will be the same as the original Xicor stock option. Options that are incentive stock options under the federal tax code will be adjusted in the manner prescribed by the federal tax code.

Conversion of Xicor Warrants. Holders of warrants are not required to take any action at this time. Holders of Xicor’s warrants will be entitled to receive, upon exercise of the warrants after completion of the merger, in accordance with the terms of the warrant agreement governing the issuance of the warrants, for each warrant they hold, the merger consideration, as elected by such holder of warrants in the election form delivered to them along with this proxy statement/prospectus, instead of shares of Xicor common stock.

Intersil Stock. Each share of Intersil Class A common stock and Intersil preferred stock issued and outstanding at the time of the merger will remain outstanding and those shares will be unaffected by the merger.

Election of Cash or Stock Consideration

You will have the opportunity to elect to receive for each share of Xicor common stock you hold either (i) the value calculated by the formula set forth under “ —Conversion of Xicor Common Stock, Xicor Stock Options, and Xicor Warrants—Value Per Xicor Share” in cash or (ii) a number of shares of Intersil Class A common stock calculated by the formula set forth under “—Conversion of Xicor Common Stock, Xicor Stock Options, and Xicor Warrants—Exchange Ratio”.

Shareholder Elections. Xicor shareholders have the opportunity to make an election to receive cash, Intersil Class A common stock or a combination of cash and Intersil Class A common stock, according to the allocation and proration procedures set forth in the election form provided for this purpose. Intersil has selected American Stock Transfer & Trust Company, which is Intersil’s transfer agent, to serve as the exchange agent for the purpose of carrying out the allocation and proration procedures described below.

Election Form. An election form is included with the proxy statement/prospectus sent to Xicor shareholders. The election form is for use by Xicor shareholders to make elections to receive as merger consideration cash, Intersil Class A common stock or a combination of cash and Intersil Class A common stock. To make an election, a Xicor shareholder must submit a properly completed and signed election form by the election deadline, [            ], 2004, which is the day before Xicor’s shareholder meeting. If a Xicor shareholder delivers an election form to the exchange agent after the election deadline, or the election form does not comply with the required procedures, the shareholder will not be regarded as having made an election. See “Undesignated Shares” below. Xicor shareholders should read the election form for a discussion of the election procedures.

Election Deadline. The deadline for Xicor shareholders to make elections is the close of business on the last business day before Xicor’s shareholders meeting, [            ], 2004. Intersil and Xicor expect the closing date to be the day of or the next business day after the Xicor special meeting of shareholders, assuming that Xicor shareholders approve the matters considered at their meeting. Accordingly, Xicor shareholders who wish to make an election should make sure that their election form is received by the exchange agent no later than 5 p.m. Eastern Time on [            ], 2004.

Changes and Revocation of Elections. Any Xicor shareholder may change that shareholder’s election prior to the election deadline by submitting to the exchange agent a new, properly completed and signed revised election form. Any Xicor shareholder may revoke that shareholder’s election form at any time prior to the election deadline by written notice to the exchange agent. In the event an election form is revoked prior to the election deadline, the shares of Xicor common stock represented by such election form will automatically become undesignated shares unless and until a new election is properly made. Once the election deadline passes, all elections will become irrevocable.

Undesignated Shares. The shares of Xicor common stock held by Xicor shareholders who do not submit an election form prior to the election deadline, or who revoke their election form and do not properly submit a new election form, will be treated as undesignated shares. If Intersil or the exchange agent determines that any election was not properly made, such election will have no force and effect, and the shares with respect to which such election was made will be deemed to be undesignated shares. Neither Intersil nor the exchange agent has any obligation to inform any Xicor shareholder of any defect in the making of an election. Intersil and the exchange agent reserve the right to waive, in their sole discretion, defects in an election form, including late delivery. Holders of undesignated shares will be entitled to receive a mix of cash and stock in amounts so as to allow Intersil to pay aggregate merger consideration as close as possible to the maximum cash consideration and maximum stock consideration.

Exchange of Xicor Stock Certificates. Each holder of record of Xicor common stock was mailed an election form with this proxy statement/prospectus containing instructions on surrendering their certificates of Xicor common stock in exchange for the merger consideration they are entitled to receive. Following the closing of the merger, a transmittal letter will be sent to each of the holders of record of Xicor common stock. Holders of certificates previously representing Xicor common stock will not be paid dividends or distributions on any Intersil common shares or cash they are entitled to receive as merger consideration, and will not be paid cash in lieu of a fractional Intersil common share, until their Xicor stock certificates are surrendered for exchange. When the certificates are surrendered, any unpaid dividends declared by Intersil after the consummation of the merger and any cash in lieu of a fractional Intersil common share will be paid without interest. The exchange agent will deliver the merger consideration in exchange for lost, stolen or destroyed certificates if the owner of such certificates signs an affidavit of loss, theft or destruction, as appropriate. The exchange agent may also, in its discretion, require the holder of such lost, stolen or destroyed certificates to deliver a bond in a reasonable sum as indemnity against any claim that might be made against Intersil or the exchange agent with respect to alleged lost, stolen or destroyed certificates.

The Proration

Proration Rules. The amount of cash and the number of shares of Intersil Class A common stock that will be received by Xicor shareholders will be subject to proration if the indicated interest on the election forms received exceeds the maximum cash consideration or exceeds the maximum stock consideration available.

•	Elections exceed the Maximum Stock Consideration. If holders of Xicor common stock elect in the aggregate to convert their shares of Xicor common stock into a total number of shares of Intersil Class A common stock that exceeds the maximum stock consideration, then

•	all elections to receive cash will be accepted;

•	all undesignated shares will be deemed to have made cash elections; and

•	to the extent necessary so that the number of shares of Xicor common stock to be converted into Intersil Class A common stock does not exceed the maximum stock consideration, the exchange agent will prorate the remaining shares of Intersil Class A common stock among all Xicor shareholders who made a stock election or a combination stock election and will treat such persons as having made a cash election as to the remainder of such persons’ Xicor common stock. The pro rata amount will be determined by dividing the maximum number of shares of Xicor common stock entitled to receive Intersil Class A common stock by the total number of shares of Xicor common stock for which Xicor shareholders have elected to receive Intersil Class A common stock. The allocation will be made in such a manner as to distribute all of the Intersil Class A common stock available. No fractional shares will be issued and cash will be paid in lieu of fractional shares.

•	Elections exceed the Cash Election Limit. If holders of Xicor common stock elect in the aggregate to convert their shares of Xicor common stock into cash that exceeds the maximum cash consideration, then

•	all stock elections will be accepted;

•	all undesignated shares will be deemed to have made stock elections;

•	to the extent necessary so that the number of shares of Xicor common stock to be converted into cash does not exceed the maximum cash consideration, the exchange agent will prorate the remaining cash among all Xicor shareholders who made a cash election or a combination election and will treat such persons as having made a stock election as to the remainder of such persons’ Xicor common stock. The pro rata amount will be determined by dividing the maximum number of shares of Xicor common stock entitled to receive cash by the total number of shares of Xicor common stock for which Xicor shareholders have elected to receive cash. The allocation will be made in such a manner as to distribute all of the cash available. No fractional shares will be issued and cash will be paid in lieu of fractional shares.

Because of the allocation and proration provisions described above, a Xicor shareholder may not receive the proportion of Intersil Class A common stock and cash indicated on such holder’s election form. Below is a set of examples based on certain assumptions to help understand how the proration will work. The actual proration will depend upon the mix of elections and the average closing price of the Intersil Class A common stock.

Key Assumptions.

•	Total number of Xicor shares outstanding,* as of the merger agreement = 29,191,891

•	Average Closing Price per share of Intersil Class A common stock = $22.63

•	Cash Consideration Price per Xicor share = $8.00 + (0.335 X $22.63) = $15.58

•	Stock Consideration (i.e., Intersil shares) per Xicor share = 0.335 + ($8/$22.63) = approximately 0.6885 per Xicor share

The average closing price is equal to the lesser of (i) the closing price of Intersil Class A common stock as reported on the Nasdaq National Market on the day before the closing date and (ii) the average of the high and low trading prices of Intersil Class A common stock as reported on the Nasdaq National Market on the day before the closing date. The merger cash price is equal to $8.00 + 0.335 X average closing price. The merger stock price is equal to the cash price divided by the average closing price.

Case 1: 62% of Xicor’s shareholders elect cash and 38% of Xicor’s shareholders elect stock.**

Resulting Consideration Paid

•	Those Xicor shares electing stock receive full consideration in Intersil Class A common stock.

■	The maximum number of Xicor shares that could be paid in Intersil stock in the merger (the “Stock Election Number”) is 0.335 X 29,191,891/ 0.6885 = 14,203,752.

■	The number of Xicor shares electing stock is 29,191,891 X 38% = 11,092,919.

➢	This number is less than the maximum number of Xicor shares that could be paid in stock (11,092,919< 14,203,752).

➢	As a result, every stock-electing Xicor share will receive their full consideration in Intersil Class A common stock. Every stock-electing Xicor share will receive 0.6885 of a share of Intersil Class A common stock, which represents a value of $15.58 (0.6885 X $22.63)=$15.58.

•	Those Xicor shares electing cash will receive partial consideration in cash and partial consideration in Intersil Class A common stock.

■	The maximum number of Xicor shares that could be paid in cash in the merger (the “Cash Election Number”) is $8.00 X 29,191,891 / $15.58 = 14,989,418.

■	The number of Xicor shares electing cash is 29,191,891 X 62% = 18,098,972.

➢	The number of Xicor shares electing cash (18,098,972) exceeds the maximum number of Xicor shares that could be paid in cash (14,989,418).

➢	Therefore, only 82.8% (14,989,418 / 18,098,972 = 82.8%) of the requested amount can be delivered as cash consideration to those Xicor shareholders electing cash.

■	Each cash-electing share will receive 82.8% of the cash consideration of $15.58, or $12.90.

■	The remaining consideration must be delivered in Intersil Class A common stock equal to 0.6885 X (1 - 0.828) = 0.1184 of a share of Intersil Class A common stock.

■	Each cash electing share will receive 0.1184 of a share of Intersil Class A common stock in addition to the $12.90 in cash to deliver the full $15.58 of consideration.

*	Note: Assumes (1) neither Xicor nor any of its subsidiaries hold any Xicor common stock and (2) there are no dissenting shares in the Merger.
**	Note: All calculations are rounded to the nearest whole number. Amounts may not add exactly due to rounding.

Case 2: 30% of Xicor’s shareholders elect cash and 70% of Xicor’s shareholders elect stock.**

Resulting Consideration Paid

•	Those Xicor shares electing stock receive partial consideration in Intersil Class A common stock and partial consideration in cash.

■	The number of Xicor shares electing stock is 29,191,891 X 70%, or 20,434,324.

➢	This number is greater than the maximum number of Xicor shares that could be paid in stock (20,434,324> 14,203,752).

➢	Every stock-electing Xicor share will therefore receive a portion of the full $15.58 consideration in cash.

➢	Every stock-electing Xicor share will therefore receive 0.4786 of a share of Intersil Class A common stock (14,203,752 / 20,434,324 X stock merger price of 0.6885 = 0.4786) which represents a value of $10.83 (0.4786 X $22.63 = $10.83).

➢	The remaining consideration equal to the cash merger price of $15.58 X (1 - 0.695) = $4.75 must therefore be delivered in cash in order to meet the required $15.58 value per Xicor share.

•	Those Xicor shares electing cash receive full consideration in cash.

■	The number of Xicor shares electing cash is 29,191,891 X 30%, or 8,757,567.

➢	This number is less than the maximum number of Xicor shares that could be paid in cash (8,757,567< 4,989,418).

➢	Therefore, each cash-electing Xicor share will receive the full $15.58 of consideration in cash.

Case 3: 62% of Xicor’s shareholders elect cash, 18% of Xicor’s shareholders elect stock, and 20% of Xicor’s shareholders made no election.**

Resulting Consideration Paid

•	Those Xicor shares electing stock receive full consideration in Intersil stock.

■	The number of Xicor shares electing stock is 29,191,891 X 18%, or 5,254,540.

■	This number is less than the maximum number of Xicor shares that can be paid in stock 5,254,540 < 14,203,752), so all those Xicor stock-electing shares receive full consideration in Intersil Class A common stock.

■	For each Xicor share, 0.6885 of a share of Intersil Class A common stock will be issued (0.6885 X $22.63) to deliver the full $15.58 of consideration.

•	Those Xicor shares electing cash receive partial consideration in cash and partial consideration in Intersil Class A common stock.

■	The number of Xicor shares electing cash is 29,191,891 X 62%, or 18,098,972.

■	This number exceeds the maximum number of Xicor shares that could be paid in cash (18,098,972 > 14,989,418).

■	Therefore, only 82.8% (14,989,418 / 18,098,972) of the requested amount can be delivered as consideration to those Xicor shareholders electing cash.

■	Each cash-electing share will receive 82.8% of the cash merger price of $15.58, or $12.90.

■	The remaining consideration must be delivered in Intersil Class A common stock equal to 0.6885 X (1 - 0.828) = 0.1184 of a Intersil Class A common stock.

■	Each cash-electing share will therefore receive 0.1184 of a share of Intersil Class A common stock (worth $2.68) in addition to the $12.90 in cash to deliver the full $15.58 of consideration.

•	Non-electing Xicor shares receive full consideration in Intersil Class A common stock.

■	Under this scenario, 5,838,378 Xicor shares have not elected a consideration preference (29,191,891 X 20%).

■	Those non-electing Xicor shares will each receive 0.6885 of a share of Intersil Class A common stock.

Case 4: 38% of Xicor’s shareholders elect cash, 42% of Xicor’s shareholders elect stock, and 20% of Xicor’s shareholders made no election.**

Resulting Consideration Paid

•	Those Xicor shares electing stock receive full consideration in Intersil Class A common stock.

■	The number of Xicor shares electing stock is 29,191,891 X 42% = 12,260,594.

■	This number is less than the maximum number of Xicor shares that can be paid in stock (12,260,594 < 14,203,752), so all those Xicor stock-electing shares receive full consideration in Intersil Class A common stock.

■	For each Xicor share, 0.6885 of a new Intersil share will be issued (0.6885 X $22.63) to deliver the full $15.58 of consideration.

■	The number of Intersil Class A common stock to be issued for these Xicor shares is 8,441,419.

•	Those Xicor shares electing cash receive full consideration in cash.

■	The number of Xicor shares electing cash is 29,191,891 X 38% = 11,092,919.

■	This number is less than the maximum number of Xicor shares that could be paid in cash (11,092,919 < 14,989,418).

■	Therefore, each cash-electing Xicor share will receive the full consideration of $15.58.

■	The total amount of cash paid for these Xicor shares is $172,827,678.

•	Non-electing Xicor shares will receive partial consideration in cash and partial consideration in Intersil Class A common stock.

**	Note: All calculations are rounded to the nearest whole number. Amounts may not add exactly due to rounding.

■	The number of Xicor shares who did not make an election is 29,191,891 X 20% = 5,838,378.

■	Under this scenario, $60,707,454 in cash remains for issuance ($233,535,132 - $172,827,678).

■	Under this scenario, 1,337,864 shares of Intersil Class A common stock remain for issuance (9,779,283 – 8,441,419).

■	$60,707,454 and 1,337,864 shares of Intersil Class A common stock will be allocated among the 5,838,378 shares of Xicor common stock for which no election was made, as follows:

➢	$60,707,454 / 5,838,378= $10.40; and

➢	1,337,864 / 5,838,378= 0.229 of a share of Intersil Class A common stock.

■	Therefore, each Xicor share for which no election was made will be exchanged for $10.40 plus 0.229 of a share of Intersil Class A common stock (with a value of 0.229 X $22.63 = $5.18) for a total consideration with a value of $15.58.

These examples are used solely for purposes of illustration. The actual elections and the Intersil stock price are likely to differ, perhaps significantly.

If you do not make a proper election within the time prescribed in the election form, then you will be deemed to have made an election to receive Intersil Class A common stock. Election forms must be returned by 5:00 p.m., Eastern time, on the day prior to the closing date of the transaction or another date as agreed upon by Intersil and Xicor. You may change or revoke your election by written notice to the exchange agent if such notice is received before the election deadline.

Fractional Shares

Intersil will not issue fractional shares of Intersil Class A common stock to Xicor shareholders in the merger. There will be no dividends or voting rights with respect to any fractional shares. For each fractional share of Intersil Class A common stock that would otherwise be issued, Intersil will pay cash, without interest, in an amount, rounded down to the nearest whole cent, equal to the product of:

•	the fraction of a whole share that would otherwise have been issued multiplied by

•	the lesser of (i) the closing price of Intersil Class A common stock as reported on the Nasdaq National Market on the day before the date the merger is completed and (ii) the average of the high and low trading prices of Intersil Class A common stock as reported on the Nasdaq National Market on the day before the date the merger is completed.

Conversion Of Warrants

Holders of warrants are not required to take any action at this time. Holders of Xicor’s warrants will be entitled to receive, upon exercise of the warrants after completion of the merger, in accordance with the terms of the warrant agreement governing the issuance of the warrants, for each warrant they hold, the merger consideration, as elected by such holder of warrants in the election form delivered to them along with this proxy statement/prospectus, instead of shares of Xicor common stock.

Representations And Warranties

Xicor made a number of representation and warranties in the merger agreement relating to, among other things:

•	its corporate organization and similar corporate matters;

•	its subsidiaries;

•	its capitalization;

•	authorization, execution, delivery and performance by and enforceability of the merger agreement against Xicor;

•	the absence of conflict with or violation of its articles of incorporation, its bylaws, applicable laws or material agreements by Xicor as a result of the merger;

•	governmental consents, approvals, orders and authorization required in connection with the merger;

•	the absence of certain changes or events in its business since December 31, 2003;

•	its filings and reports with the Securities and Exchange Commission;

•	the filing of tax returns and payment of taxes by Xicor;

•	compliance with applicable laws by Xicor;

•	intellectual property matters of Xicor;

•	its title to real and personal properties;

•	the accuracy of information supplied by Xicor in connection with this proxy statement/prospectus and the registration statement of which it is a part;

•	the absence of undisclosed litigation involving Xicor;

•	the payment of fees to finders and financial advisors in connection with the merger agreement and other expenses incurred in connection with the merger;

•	its employee benefit plans and other labor matters;

•	material contracts of Xicor;

•	the absence of undisclosed liabilities of Xicor;

•	permits and licenses held by Xicor;

•	environmental matters of Xicor;

•	agreements that restrict or impair its business activities;

•	the receipt of a fairness opinion by Xicor from its financial advisor;

•	the absence of transactions between Xicor and related parties since December 31, 2003;

•	the inapplicability of any state anti-takeover statutes to Xicor, the merger or the shares of Xicor common stock; and

•	the inapplicability of its shareholder rights agreement, after giving effect to the amendment thereto, to the merger and the other transactions contemplated by the merger agreement.

Intersil, Merger Sub and LLC made a number of representations and warranties in the merger agreement relating to, among other things:

•	their corporate organization and similar corporate matters;

•	Intersil’s subsidiaries;

•	Authorization, execution, delivery, performance and enforceability of the merger agreement by Intersil, Merger Sub and LLC;

•	their capitalization;

•	the absence of conflicts with or violation of Intersil’s certificate of incorporation and bylaws, Merger Sub’s articles of incorporation and bylaws, LLC’s organizational documents or applicable laws by Intersil, Merger Sub or LLC as a result of the merger;

•	governmental consents, approvals, orders and authorizations required in connection with the merger;

•	the absence of certain changes or events in Intersil’s business since December 31, 2003;

•	Intersil’s filings and reports with the Securities and Exchange Commission;

•	the accuracy of information supplied by Intersil in connection with the proxy statement/prospectus and the registration statement of which it is a part;

•	the absence of undisclosed litigation involving Intersil;

•	the absence of undisclosed liabilities of Intersil;

•	permits and licenses held by Intersil;

•	environmental matters of Intersil;

•	the payment of fees to finders and financial advisors in connection with the merger agreement and other expenses incurred in connection with the merger;

•	compliance with applicable laws by Intersil; and

•	intellectual property matters of Intersil.

Conduct of Business Pending The Merger

Xicor agreed that until the termination of the merger agreement or completion of the merger, unless contemplated by the merger agreement or Intersil consents in writing, Xicor will conduct its business in the ordinary course, and shall use all reasonable efforts to:

•	preserve and maintain its business organization;

•	retain the services of its officers and key employees; and

•	maintain relationships with customers, suppliers, lessees, licensees and other third parties.

Xicor also agreed that until the termination of the merger agreement or completion of the merger, unless contemplated by the merger agreement or Intersil consents in writing, Xicor will conduct its business in compliance with specific restrictions relating, among other things, to the following:

•	the modification of Xicor’s articles of incorporation or bylaws;

•	the issuance, sale, pledge, disposition or encumbrance of equity securities of Xicor;

•	the sale, pledge, disposition or encumbrance of Xicor’s assets;

•	the issuance of dividends or other distributions;

•	the acquisition of assets or other entities;

•	the incurrence of indebtedness;

•	the entrance into or modification of certain contracts;

•	capital expenditures in excess of certain thresholds;

•	employees, employee benefits and labor matters;

•	accounting policies and procedures;

•	tax elections and liabilities;

•	the modification or waiver of any of Xicor’s rights under any provision of any confidentiality agreement or standstill agreement; and

•	entering into any transaction other than in the ordinary and usual course of business.

Acquisition Proposals By Third Parties

The merger agreement contains provisions prohibiting Xicor from seeking a competing transaction subject to certain exceptions described below. Under these “no solicitation” provisions, Xicor has agreed that it will not, directly or indirectly, through any officer, director, employee, representative or agent of Xicor, take any of the following actions:

•	solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, a “competing transaction”;

•	negotiate or otherwise engage in discussions with any person (other than Intersil or its respective directors, officers, employees, agents and representatives) with respect to any competing transaction; or

•	enter into any agreement, arrangement or understanding requiring Xicor to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement, except as set forth below.

Prior to the adoption of the merger agreement at the special meeting, Xicor may, after providing notice to Intersil, furnish information and participate in discussions or negotiations regarding a “competing proposal” which was not solicited by it, if the Xicor board of directors determined in good faith (after consultation with outside counsel) that failing to take such action would be reasonably likely to result in a breach of its fiduciary duties to Xicor’s shareholders under applicable law and that (after consultation with its financial advisor) such proposal is reasonably likely to result in a superior proposal.

Xicor has agreed to provide Intersil with detailed information about any competing transaction it receives.

A “competing transaction” is any inquiry or the making of any proposal involving Xicor other than the transaction contemplated by the merger agreement for any of the following:

•	any recapitalization, merger, consolidation or other business combination involving the transfer of more than 15% of the capital stock of Xicor or more than 15% of the assets of Xicor and its subsidiaries, taken as a whole;

•	the acquisition of 15% or more of the capital stock of Xicor (other than upon exercise of Xicor options that are outstanding as of the date hereof or that are granted in accordance with the merger agreement); or

•	the acquisition of 15% or more of the assets of Xicor and its subsidiaries, taken as a whole, in a single transaction or a series of transactions, or any acquisition by Xicor of any material assets or capital stock of any other person upon completion of which such person would control 15% or more of Xicor’s capital stock or assets, or any combination of the foregoing.

A “superior proposal” is a bona fide written proposal for a competing transaction that is, if accepted, reasonably likely to be consummated and is more favorable to Xicor’s shareholders from a financial point of view than the transaction contemplated by the merger agreement (including any adjustment to the terms and conditions proposed by Intersil in response to such competing transaction).

The Xicor board of directors may, prior to the approval and adoption of the merger agreement and the merger at the special meeting and in response to a superior proposal, withdraw or modify its recommendation that Xicor’s shareholders approve and adopt the merger agreement and the merger, or in the case of a tender offer, recommend that Xicor shareholders accept the tender offer, if the Xicor board of directors determines in good faith (after consultation with outside counsel) that failing to take such action would constitute a breach of its fiduciary obligations to Xicor’s shareholders and provided further, that Xicor has not breached in any material respect its obligation to call and convene the special meeting or the “no solicit” provisions of the merger agreement. In addition, such withdrawal or modification must occur no earlier than two business days after Xicor gives written notice to Intersil of (i) its intention to withdraw or modify the recommendation and (ii) the terms of the superior proposal.

Other Agreements

The merger agreement contains other agreements, in addition to the covenants relating to the conduct of business described above, including the following:

•	to cooperate with each other and to promptly prepare and file all necessary documentation to effect all applications, notices, petitions and filings, including this document and the registration statement of which this document is a part, and to obtain and comply with all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the merger agreement;

•	to use reasonable efforts to cause the merger to qualify as a reorganization under the Internal Revenue Code;

•	not to issue or cause the publication of any press release or other public announcement with respect to the merger, the merger agreement or the other transactions contemplated thereby without the prior approval of the other party, except such disclosures as may be required by the law or by any listing agreement with the Nasdaq National Market or a national securities exchange;

•	to provide each other, upon request, with all information concerning themselves for purposes of this document and other filings and statements made in connection with the merger; and

•	to take all steps as may be required to cause the merger and the transactions contemplated thereby, including any dispositions of Xicor common stock and acquisitions of Intersil Class A common stock by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Intersil has also agreed:

•	to prepare and file the registration statement as soon as reasonably practicable and to use all reasonable efforts to have the registration statement declared effective by the Securities and Exchange Commission as promptly as practicable and to maintain the effectiveness of the registration statement through the effective time;

•	that, upon completion of the merger, it will indemnify and hold harmless the officers, directors and employees of Xicor and its subsidiaries for any liabilities incurred in connection with any matters arising out of (i) their service as an officer, director or employee of Xicor, (ii) the merger agreement, or (iii) the merger;

•	subject to certain limitations, to provide directors’ and officers’ liability insurance to Xicor’s directors and officers immediately prior to completion of the merger for six years after the merger is completed on terms at least as advantageous to those directors and officers as Xicor’s comparable insurance in place before the completion of the merger;

•	to use its reasonable efforts to cause the shares of Intersil Class A common stock issued in the merger to be approved for listing on the Nasdaq National Market; and

•	not to enter into, or publicly announce an intention to enter into, a definitive agreement for any acquisition, disposition, merger or other business combination if such transaction would present a material risk of making it materially more difficult to obtain any HSR approval or authorization or foreign approvals.

Xicor has also agreed:

•	to take all lawful action to convene and hold the special meeting of its shareholders as promptly as practicable to consider and vote on the merger, the merger agreement and the transactions contemplated thereby; and

•	to provide Intersil with reasonable access to its properties, books, contracts, commitments and records.

Required Regulatory Approvals

HSR

The merger is subject to review by the Antitrust Division of the Department of Justice and by the Federal Trade Commission under the Hart-Scott-Rodino Improvements Act of 1976, as amended, which requires Xicor and Intersil to make pre-merger notification filings and to await the expiration or earlier termination of statutory waiting periods prior to completing the merger. The merger may also be subject to review by the governmental authorities of various other jurisdictions under the antitrust laws of those jurisdictions. On March 19, 2004 Xicor and Intersil each made the required filings under the Hart-Scott-Rodino Act and requested early termination of the required waiting period. Intersil and Xicor intend to comply with the antitrust laws of any other jurisdiction in which the merger is subject to review. On March 26, 2004, Intersil and Xicor received early termination of the waiting period under the Hart-Scott-Rodino Act. Xicor and Intersil will use their reasonable efforts to obtain any required regulatory clearances.

There can be no assurance that the reviewing authorities will permit the applicable statutory waiting periods to expire or that the reviewing authorities will terminate the applicable statutory waiting periods at all or without restrictions or conditions that would have a materially adverse effect on the combined company if the merger were completed. These restrictions and conditions could include mandatory licenses, sales or other dispositions of assets, divestitures, or the holding separate of assets, businesses or capital stock.

In addition, during or after the statutory waiting periods, and even after completion of the merger, either the Antitrust Division of the Department of Justice, or the Federal Trade Commission could challenge or seek to block the merger under the antitrust laws, as it deems necessary or desirable in the public interest. Other competition agencies with jurisdiction over the merger could also initiate action to challenge or block the merger. In addition, in some jurisdictions, a competitor, customer or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the merger, before or after it is completed. Xicor and Intersil cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, Xicor and Intersil will prevail.

Conditions To Completion of The Merger

The respective obligations of Intersil and Xicor to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of various conditions which include, in addition to other customary closing conditions, the following:

•	the merger agreement, the merger and the transactions contemplated thereby must be approved and adopted by the holders of a majority of the outstanding shares of Xicor common stock;

•	all waiting periods under the HSR Act must have expired or been terminated, and any requirements of any foreign jurisdictions applicable to the consummation of the merger must be satisfied;

•	no provision of any applicable laws and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the merger or the transactions contemplated by the merger agreement;

•	no governmental action shall be pending or threatened which has the effect of prohibiting or limiting the effect of the merger and the transactions contemplated by the merger agreement;

•	the Securities and Exchange Commission shall have declared the registration statement effective under the Securities Act, and no stop order or similar restraining order suspending the effectiveness of the registration agreement shall be in effect and no proceedings for such purpose shall be pending or threatened by the Securities and Exchange Commission or any state securities administrator.

Each party’s obligation to effect the merger is further subject to the satisfaction or waiver of the additional conditions:

•	the representations and warranties of the other party set forth in the merger agreement must be true, complete and correct without reference to any qualification as to the materiality such that the effect of any inaccuracies in such representations and warranties will not have a material adverse effect on such party, as of the date the merger is completed, as if made at and as of that time; and

•	the other party to the merger agreement must have performed or complied with in all material respects with all of its agreements and covenants required by the merger agreement.

Employee Benefit Plans

Following the effective time of the merger, Intersil will provide Xicor employees, for so long as they remain employed by Intersil or its subsidiaries, with credit for service and vesting and eligibility purposes under Intersil benefit plans to the same extent such credit was granted under the terms of Xicor benefit plans prior to the effective time of the merger. On or before the first anniversary of the effective time of the merger, Intersil will, to the extent permitted by applicable law, provide Xicor employees with benefits that are substantially similar in the aggregate to those benefits provided to similarly situated Intersil employees. With respect to any medical or dental benefit plan in which the Xicor employees participate after the effective time of the merger, Intersil will use all reasonable efforts to waive any pre-existing condition exclusions and actively-at-work requirements and will provide that any covered expenses incurred on or before the effective time by a Xicor employee or a Xicor employee’s covered dependent will be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the effective time to the same extent as such expenses are taken into account for the benefit of similarly situated employees of Intersil and subsidiaries of Intersil.

Xicor’s Employee Stock Purchase Plan

At the effective time of the merger, all outstanding purchase rights under the Xicor, Inc. 1998 Employee Stock Purchase Plan (the “Xicor ESPP”) will be assumed by Intersil on the same terms and conditions, except that (i) the number of shares of Intersil common stock issuable upon exercise of these purchase rights will equal the number of shares of Xicor common stock otherwise issuable upon exercise multiplied by the option exchange ratio and (ii) the purchase price for these Intersil shares will be the lower of (x) the quotient determined by dividing 85% of the fair market value per share of Xicor common stock on the commencement date of the purchase rights by the option exchange ratio or (y) 85% of the fair market value per share of Intersil common stock on the purchase date provided for pursuant to the Xicor ESPP.

If the closing of the merger occurs on or before April 30, 2004, Xicor will establish a new purchase date of April 30, 2004 for all purchase rights under the Xicor ESPP that are outstanding immediately prior to the effective time of the merger. However, if the closing of the merger occurs on or after May 1, 2004 but on or before September 30, 2004, the new purchase date will be September 30, 2004. If the closing of the merger occurs on or after October 1, 2004, the new purchase date will be the date established by Xicor in accordance with the Xicor ESPP (which date may not be later than the closing date of the merger). Regardless of which date will be set as the new purchase date, the Xicor ESPP and all outstanding purchase rights thereunder will terminate on the new purchase date, and no additional purchase rights will be granted and no additional purchase periods will commence under the Xicor ESPP following such date.

Termination of The Merger Agreement

The merger agreement may be terminated at any time before the merger is completed by:

•	the mutual consent of Xicor and Intersil;

•	either Xicor or Intersil if a judgment, injunction, order or decree of a court or other competent governmental entity enjoining Intersil or Xicor from consummating the merger shall have been entered and such judgment, injunction, order or decree shall have become final and unappealable;

•	either Xicor or Intersil if the mergers are not consummated by September 30, 2004;

•	either Xicor or Intersil if the required approval of the Xicor shareholders is not obtained at the special meeting;

•	either Xicor or Intersil if the other party is continuing material breach of a representation, warranty or covenant contained in the merger agreement that is not cured within 30 days following written notice to the breaching party;

•	Intersil if Xicor’s board of directors or any committee thereof fails to recommend the merger to Xicor’s shareholders or withdraws or modifies in a manner adverse to Intersil its recommendation;

•	Intersil if a tender offer or exchange offer for more than 20% of the outstanding Xicor common stock is commenced and the Xicor board of directors fails to recommend that the Xicor shareholders reject the offer within ten business days after commencement of the offer; and

•	Xicor if the Xicor board of directors has approved a superior proposal.

Termination Fees

Xicor shall pay to Intersil a termination fee of $15.8 million if the merger agreement is terminated by:

•	Intersil if Xicor’s board of directors or any committee thereof fails to recommend the merger to Xicor’s shareholders or withdraws or modifies in a manner adverse to Intersil its recommendation;

•	Intersil if a tender offer or exchange offer for more than 20% of the outstanding Xicor common stock is commenced and the Xicor board of directors fails to recommend that the Xicor shareholders reject the offer within ten business days after commencement of the offer;

•	Xicor if the Xicor board of directors has approved a superior proposal; or

•	either Xicor or Intersil if the required approval of the Xicor shareholders is not obtained at the special meeting and a competing transaction has been made known to Xicor, and the fact of such competing transaction has become publicly known or made directly to the Xicor shareholders generally, and such competing transaction shall not have been withdrawn and within 9 months of termination, Xicor consummates an acquisition.

Amendment, Extension And Waiver

Subject to applicable law, Xicor and Intersil may amend the merger agreement at any time before or after approval by Xicor’s shareholders, so long as the amendment does not reduce or change the form of consideration to be delivered to Xicor shareholders after they have adopted the merger agreement. Any amendment to the merger agreement must be in writing and signed on behalf of both of Xicor and Intersil.

At any time before completion of the merger, Xicor and Intersil may:

•	extend the time for performance of any of the other party’s obligations;

•	waive any inaccuracies contained in the representations and warranties in the merger agreement or any document delivered pursuant to the merger agreement; and

•	waive compliance with any of the agreements or conditions contained in the merger agreement.

Any agreement to an extension or waiver must be in writing signed on behalf of the party agreeing to the extension or waiver.

Expenses

The merger agreement provides that each party will pay its own costs and expenses in connection with the merger and the transactions contemplated by the merger agreement.

Material United States Federal Income Tax Consequences of The Merger

The following discussion is a summary of the material United States federal income tax consequences of the merger to Xicor shareholders. This discussion is based on the Internal Revenue Code of 1986, as amended, the related Treasury regulations, administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and the conclusions discussed below and the tax consequences of the merger. This discussion applies only to Xicor shareholders that hold their shares of Xicor common stock, and will hold the shares of Intersil Class A common stock received in exchange for their shares of Xicor common stock, if any, as capital assets within the meaning of Section 1221 of the Code. This discussion does not address all federal income tax consequences of the merger that may be relevant to particular holders, including holders that are subject to special tax rules. Some examples of holders that are subject to special tax rules are:

•	dealers in securities;

•	financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	holders of shares of Xicor common stock as part of a position in a “straddle” or as part of a “hedging” or “conversion” transaction;

•	holders who have a “functional currency” other than the U.S. dollar;

•	holders who are foreign persons;

•	holders who own their shares indirectly through partnerships, trusts or other entities that may be subject to special treatment; and

•	holders who acquired their shares of Xicor common stock through stock option or stock purchase programs or otherwise as compensation.

In addition, this discussion does not address any consequences arising under the laws of any state, local or foreign jurisdiction.

XICOR SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

The parties intend that step one and step two of the merger, when taken together, will qualify as a “reorganization” pursuant to Section 368(a) of the Internal Revenue Code if the value of the Intersil Class A common stock to be issued in step one of the merger (valued at the lesser of (i) the closing price of a share of Intersil Class A common stock on the day before the closing date and (ii) the average of the high and low trading prices of Intersil Class A common stock on the day before the closing date) is equal to or greater than 40% of the total consideration to be paid in exchange for the Xicor common stock. Completion of the merger is conditioned upon the receipt of tax opinions from Wilson Sonsini Goodrich & Rosati, P.C., counsel to Xicor, and Dechert LLP, counsel to Intersil, that, if the valuation test described above is satisfied, the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Such opinions will be given in reliance on customary representations and assumptions as to factual matters. In the event that the assumptions are incorrect and the ultimate facts do not support reorganization treatment, the tax opinions cannot be relied upon.

IF THE VALUATION TEST DESCRIBED ABOVE IS NOT MET, THEN STEP TWO OF THE MERGER WILL NOT OCCUR AND THE MERGER WILL BE FULLY TAXABLE TO THE XICOR SHAREHOLDERS. NO ASSURANCE CAN BE GIVEN THAT THE VALUATION TEST WILL BE MET.

If the valuation test described above is satisfied and the merger qualifies as a “reorganization,” the federal income tax consequences of the merger to each Xicor shareholder will vary depending on whether the Xicor shareholder receives cash, stock, or a combination of cash and stock in exchange for the shareholder’s shares of Xicor common stock. At the time that a Xicor shareholder makes an election to receive cash or stock, the shareholder will not know if, and to what extent, the proration procedures will alter the mix of consideration to be received. As a result, the tax consequences to each shareholder will not be ascertainable with certainty until the shareholder knows the precise amounts of cash and stock that will be received in the merger.

Holders who Exchange Shares of Xicor Common Stock Solely for Cash. Holders of Xicor common stock who exchange all of their shares of Xicor common stock and receive only cash in the merger will generally recognize gain or loss equal to the difference between the amount of cash received and the tax basis for the shares of Xicor common stock exchanged. The amount and character of gain or loss will be computed separately for each block of Xicor common stock that was purchased by the holder in the same transaction. Any recognized gain or loss will be capital gain or loss and any such capital gain or loss will be long term if, as of the date of sale or exchange, such shareholder has held the shares of Xicor common stock for more than one year, or will be short term if, as of such date, such shareholder has held the shares of Xicor common stock for one year or less.

Holders who Exchange Shares of Xicor Common Stock Solely for Intersil Class A common stock. Holders of Xicor common stock who exchange all of their shares of Xicor common stock and receive only shares of Intersil Class A common stock in the merger will not recognize gain or loss for United States federal income tax purposes (except with respect to cash, if any, they receive in lieu of a fractional share of Intersil Class A common stock). Each holder’s aggregate tax basis in the Intersil Class A common stock received in the merger will be the same as his or her aggregate tax basis in the Xicor common stock surrendered in the merger, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received. The holding period of the Intersil Class A common stock received in the merger by a holder of Xicor common stock will include the holding period of Xicor common stock that he or she surrendered in the merger. If a Xicor shareholder has differing tax bases and/or holding periods in respect of the shareholder’s shares of Xicor common stock, the shareholder should consult with a tax advisor in order to identify the tax bases and/or holding periods of the particular shares of Intersil Class A common stock that the shareholder receives.

Holders who Exchange Shares of Xicor Common Stock for Intersil Class A common stock and Cash. Xicor shareholders who exchange shares of Xicor common stock and receive a combination of Intersil Class A common stock and cash will recognize gain, but not loss, in the exchange. The gain, if any, recognized will equal the lesser of:

•	the amount of cash received in the exchange; and

•	the amount of gain realized in the exchange.

The amount of gain that is realized in the exchange will equal the excess of:

•	the sum of the cash plus the fair market value of the Intersil Class A common stock received in the exchange over

•	the tax basis of the shares of Xicor common stock surrendered in the exchange.

For this purpose, a Xicor shareholder must calculate gain or loss separately for each identifiable block of shares of Xicor stock that such shareholder surrenders pursuant to the proposed transactions, and a Xicor shareholder cannot offset a loss recognized on one block of such shares against a gain recognized on another block of such shares. Any gain recognized generally will be treated as capital gain. The aggregate tax basis in the Intersil Class A common stock received pursuant to the merger (including the basis in any fractional share for which cash is received) will be equal to the aggregate tax basis in the Xicor common stock surrendered in the merger, decreased by the amount of cash received and increased by the amount of gain, if any, recognized or any amount treated as a dividend. The holding period of the Intersil Class A common stock received in the merger by a holder of Xicor common stock will include the holding period of Xicor common stock that he or she surrendered in exchange therefor. Cash received and gain realized in connection with the receipt of cash in lieu of a fractional share of common stock are not taken into account in making the computations of gain realized or recognized and basis in the shares received. Rather, such cash and gain are treated as described below.

The Receipt of Cash in Lieu of a Fractional Share. A holder of Xicor common stock who receives cash in lieu of a fractional share of Intersil Class A common stock will generally recognize gain or loss equal to the difference between the amount of cash received and his or her tax basis in the Intersil Class A common stock that is allocable to the fractional share. Such gain or loss will generally constitute capital gain or loss.

Tax Consequences if the Acquisition of Xicor Does Not Qualify as a Reorganization under Section 368 of the Code. If the valuation test described above is not met, and consequently, step two of the merger is not consummated, or if the Internal Revenue Service successfully asserts that the merger does not qualify as a reorganization within the meaning of Section 368(a) of the Code, Xicor shareholders would be required to recognize gain or loss with respect to each share of Xicor common stock surrendered in step one of the merger in an amount equal to the difference between (a) the sum of the fair market value of any Intersil Class A common stock and cash received in the merger and (b) the tax basis of the shares of Xicor common stock surrendered in exchange therefor. The amount and character of gain or loss will be computed separately for each block of Xicor common stock that was purchased by the holder in the same transaction. A Xicor shareholder’s aggregate tax basis in the Intersil Class A common stock received in the merger would, in this case, equal its fair market value at the time of the closing of the merger, and the holding period for the Intersil Class A common stock will begin the day after the closing of the merger.

Information Reporting and Backup Withholding. Certain U.S. holders may be subject to information reporting with respect to the cash received in exchange for Xicor common stock, including cash received instead of a fractional share interest in shares of Intersil Class A common stock. U.S. holders who are subject to information reporting and who do not provide appropriate information when requested may also be subject to backup withholding. Any amount withheld under such rules is not an additional tax and may be refunded or credited against such U.S. holders’ federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

Management And Operations of Intersil Following The Merger

General. After the mergers are completed, it is anticipated that New Castle Sub LLC will remain as Intersil’s wholly owned subsidiary.

Cost Savings. Although no assurances can be given that any specific level of expense savings will be realized or as to the timing thereof, Intersil and Xicor currently expect to achieve substantial cost synergies in the combined company’s operating expense base, primarily through purchasing leverage, research and development rationalization, and selling, general and administrative expenses. Intersil estimates that these savings will be fully realized by 2005 and will be approximately $8 million per year on a pre-tax basis, not including revenue synergies.

Management After the Merger. Intersil intends to retain those personnel it believes will contribute to the implementation of its business strategy.

Board of Directors After the Merger. The board of directors of the combined company following the merger will be the same as the Intersil board of directors prior to the merger.

Interests Of Certain Persons In The Merger

In considering the recommendation of the Xicor board of directors in favor of the merger, you should be aware that some directors and officers of Xicor have interests in the merger which may be different from, or in addition to, your interest as a Xicor shareholder. The Xicor board of directors was aware of these potential interests and considered them. These potential interests, to the extent material, include the following:

Employment Agreements and Severance Agreements.

Louis DiNardo

Mr. DiNardo has entered into an employment and severance agreement with Intersil to become Executive Vice President and General Manager, Standard Linear Products Group effective on the closing date of the merger. In this position, Mr. DiNardo will receive, from time to time, in accordance with Intersil’s policies, stock and cash compensation in accordance with the employment agreement with Intersil including a base salary of $350,000 per year and a guaranteed bonus of $350,000 in the first year. Mr. DiNardo will also receive a grant of options to purchase 300,000 shares of Intersil Class A common stock at an exercise price equal to the closing price of Intersil Class A common stock on the closing date of the merger, with such options vesting at a rate of 25% on the first anniversary of his employment by Intersil, and 6.25% quarterly thereafter, as well as other equity incentive grants consistent with Intersil’s executive compensation policies. Mr. DiNardo will also receive 30,000 Deferred Stock Units which will fully vest 3 years after the date of the grant. Mr. DiNardo will be entitled to receive separation benefits in the event of termination without cause or involuntary termination equal to a lump sum payment of 12 months of base salary, a pro-rata share of his bonus through the date of termination, and the lesser of 12 months or the remaining term of the applicable option grant in which to exercise his outstanding vested options. In addition, if Mr. DiNardo is terminated involuntarily or without cause within 12 months of the start of his employment with Intersil, he will be entitled to continued welfare benefits for a period of 12 months after his date of termination.

Mr. DiNardo also entered into an Executive Change in Control Severance Benefits Agreement with Intersil which provides that, if within 12 months following a change of control of Intersil: (i) his employment is involuntarily terminated without cause, or (ii) he terminates his employment for good reason, Mr. DiNardo will receive, in addition to his salary and target cash bonus pro-rated through the date of termination: (a) a lump sum severance payment equal to 12 months of his base salary as in effect immediately prior to the change in control, plus (b) a lump sum severance payment of his projected or estimated target annual cash incentive bonus for the fiscal year in which termination of his employment occurs, (c) up to 12 months of welfare benefits plus a full gross up of any tax liability that Mr. DiNardo incurs as a result of the welfare benefits coverage, and (d) reimbursement by Intersil of any excise taxes owed by him due to the foregoing payments and any option acceleration Mr. DiNardo may be entitled to under that agreement or the terms of his option grants. In addition, under that agreement and Intersil’s equity compensation plan and related stock option agreements, all stock options and restricted stock held by Mr. DiNardo will become fully vested and exercisable by him for a period equal to the shorter of 24 months or the remaining term of the option.

Geraldine Hench

Xicor has entered into a change of control agreement with Ms. Hench under which, when Ms. Hench’s employment is terminated in connection with the merger, Ms. Hench will receive severance benefits consisting of a cash payment of $330,000, a pro-rated bonus payment of approximately $55,000 through the date of termination, and acceleration of all of her outstanding, unvested options, as well as an 11 month extension of the post-termination exercise period for certain options granted under the 1990 Incentive and Non-Incentive Stock Option Plan. Ms. Hench will also be entitled to a full tax gross up for any excise taxes that may be charged to her in connection with her severance benefits.

Acceleration of Options under Xicor’s Directors Plan

In connection with the expected termination of each of Xicor’s non-employee directors immediately following the merger, each option granted under the Xicor, Inc. 2000 Director Option Plan will, pursuant to the terms of the plan, fully accelerate and be exercisable immediately prior to the merger. Options to purchase an aggregate of 66,666 shares granted under the Director Plan to each of Julius Blank, Andrew Elder, John R. Harrington, Emmanuel Hernandez and J. Daniel McCranie at exercise prices per share ranging from $6.30 to $6.35 will accelerate.

Indemnification and Insurance

The merger agreement provides that Intersil will for a period of six years following the effective time of the merger indemnify to the fullest extent permitted by law the directors and officers of Xicor for acts or omissions occurring at or prior to the effective time of the merger that are based in whole or in part on the fact that such person was or is an officer or director of Xicor. Intersil will also assume Xicor’s obligations under indemnification agreements with officers and directors in effect prior to March 14, 2004 and any indemnification provisions under Xicor’s articles and bylaws as in effect immediately prior to the effective time of the merger.

Also, for a period of six years after the effective time of the merger, Xicor or Intersil will maintain in effect the current policies of directors’ and officers’ liability insurance covering those persons who are currently covered by Xicor’s directors’ and officers’ liability insurance policy or maintain substitute policies on comparable terms to those currently in effect, subject to certain limitations. See “The Merger Agreement.”

Stock Ownership

As of March 11, 2004, directors and officers of Xicor beneficially owned approximately 5.24% of the outstanding shares of common stock of Xicor entitled to vote at the special meeting.

Treatment of Xicor Stock Options

Upon completion of the merger, Intersil will assume each outstanding Xicor stock option, including options under each of the following Xicor plans:

•	Xicor, Inc. 1990 Incentive and Non-Incentive Stock Option Plan;

•	Xicor, Inc. 2002 Stock Option Plan;

•	Xicor, Inc. 2000 Director Option Plan;

•	Xicor, Inc. 1998 Nonstatutory Stock Option Plan; and

•	Xicor, Inc. 1995 Director Option Plan.

Upon completion of the merger, each outstanding option to purchase Xicor common stock will be deemed to constitute an option to purchase the number of shares of Intersil Class A common stock equal to the exchange ratio multiplied by the number of shares of Xicor common stock subject to such option before the merger, rounded down to the nearest whole share. The exercise price for each converted option will be equal to the exercise price per share for the Xicor stock option immediately prior to the merger divided by the exchange ratio, rounded up to the nearest whole cent.

The other terms of each outstanding option and the Xicor option plans referred to above under which the options were issued will continue to apply in accordance with their terms, including any provisions providing for vesting and exercisability.

Intersil has agreed to file a registration statement on Form S-8 as promptly as practicable and in any event within 5 days of the effective time of the merger covering shares of Intersil Class A common stock issuable upon the exercise of outstanding Xicor stock options and will maintain such Form S-8 in effect for as long as such options remaining outstanding.

Accounting Treatment

Intersil intends to treat the merger as a purchase by Intersil of Xicor under generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of Xicor will be recorded, as of completion of the merger, at the respective fair market values and added to those of Intersil. Financial statements and reported results of operations of Intersil issued after completion of the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Xicor.

Stock Exchange Listing

The merger agreement provides that Intersil will use all reasonable efforts to cause the shares of Intersil Class A common stock to be issued in the merger and the shares of Intersil Class A common stock to be reserved for issuance in connection with the merger to be approved for trading on the Nasdaq National Market.

Resale of Intersil Class A Common Stock Received By Xicor Shareholders

The shares of Intersil Class A common stock that Xicor shareholders will own following the merger have been registered under the Securities Act of 1933. They may be freely traded and without restriction by you if you are not an “affiliate” of Xicor under the Securities Act. An affiliate of Xicor, as defined by the rules under the Securities Act, is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, Xicor. Persons who are affiliates of Xicor at the time the merger is submitted for a vote of the Xicor shareholders may not sell their shares of Intersil Class A common stock acquired in the merger except pursuant to an effective registration statement under the Securities Act. These Xicor affiliates have been advised that they may not sell, transfer or otherwise dispose of shares of Intersil Class A common stock received by them in connection with the merger unless such sale, transfer or other disposition has been registered under the Securities Act, is made in accordance with Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act, or is otherwise exempt from registration under the Securities Act in the opinion of legal counsel reasonably acceptable to Intersil or based on a “no action” letter obtained by the shareholder from the Securities and Exchange Commission staff. Affiliates generally include directors, executive officers and beneficial owners of 10% or more of any class of capital stock.

In accordance with the affiliate letters, Intersil will be entitled to place appropriate restrictive legends on these Xicor shareholders’ certificates evidencing any Intersil Class A common stock to be received by them in connection with the merger. Execution of an affiliate letter does not constitute an admission by the Xicor shareholder to being an affiliate of Xicor.

Dissenter’s Rights

If the Merger Agreement is approved by the required vote of Xicor shareholders and is not abandoned or terminated, Xicor shareholders who did not vote in favor of the Merger may, by complying with Sections 1300 through 1312 of the California General Corporation Law, be entitled to dissenters’ rights as described therein. To exercise dissenters’ rights, a Xicor shareholder must comply with all of the procedures required by California law. No dissenters’ rights are available for shares listed on any national securities exchange certified by the Commissioner of Corporations, unless there exists with respect to such shares any restriction on transfer imposed by the company or by any law or regulation, or if demands for payment are filed with respect to 5% or more of the outstanding shares of that class. We have included a copy of California General Corporation Law—Chapter 13—Dissenters’ Rights as Appendix D to this document. The record holders of Xicor Stock that do exercise their dissenters’ rights with respect to the merger are referred to herein as “Dissenting Shareholders,” and the shares of stock with respect to which they exercise dissenters’ rights are referred to herein as “Dissenting Shares.” If a Xicor shareholder has a beneficial interest in Xicor Stock that are held of record in the name of another person, such as a trustee or nominee, and such shareholder desires to perfect any dissenters’ rights such beneficial shareholder may have, such beneficial shareholder must act promptly to cause the holder of record timely and properly to follow the steps summarized below. DISSENTERS’ RIGHTS CANNOT BE VALIDLY EXERCISED BY PERSONS OTHER THAN SHAREHOLDERS OF RECORD REGARDLESS OF THE BENEFICIAL OWNERSHIP OF THE SHARES.

The following discussion is not a complete statement of California General Corporation Law relating to dissenters’ rights, and is qualified in its entirety by reference to Sections 1300 through 1312 of the California General Corporation Law, a copy of which is attached to this document as Appendix D and incorporated herein by reference. ANY XICOR SHAREHOLDER WHO WISHES TO EXERCISE DISSENTERS’ RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW THIS SECTION AND APPENDIX D (SECTIONS 1300 THROUGH 1312 OF THE CALIFORNIA CORPORATION CODE) CAREFULLY AND SHOULD CONSULT HIS OR HER LEGAL ADVISOR, SINCE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

DISSENTERS’ RIGHTS UNDER CALIFORNIA LAW

Xicor Stock must satisfy each of the following requirements to qualify as Dissenting Shares under California General Corporation Law:

•	the Xicor stock must have been outstanding on [ ], 2004, the record date;

•	the Xicor stock must not have been voted in favor of the merger. A proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, a Xicor shareholder who votes by proxy and who wishes to exercise dissenters’ rights must vote against the merger agreement or abstain from voting on the merger agreement;

•	the holder of such Xicor stock must make a written demand that Xicor repurchase the Xicor stock at fair market value (as described below); and

•	the holder of such Xicor stock must submit certificates for endorsement (as described below).

A VOTE IN FAVOR OF THE MERGER BY A XICOR SHAREHOLDER WILL RESULT IN A WAIVER OF SUCH HOLDER’S RIGHT TO DISSENTERS’ RIGHTS.

A vote against the merger does not in and of itself constitute a demand for appraisal under California General Corporation Law.

Pursuant to Sections 1300 through 1312 of the California General Corporation Law, holders of Dissenting Shares may require Xicor to repurchase their Dissenting Shares at a price equal to the fair market value of such shares determined as of the day before the first announcement of the terms of the merger, excluding any appreciation or depreciation as a consequence of the proposed merger, but adjusted for any stock split, reverse stock split or stock dividend that becomes effective thereafter.

Within ten days following approval of the merger by the Xicor shareholders, Xicor is required to mail to each holder of Xicor stock not voted in favor of the merger a notice of the approval of the merger, a statement of the price determined by Xicor to represent the fair market value of Dissenting Shares (which will constitute an offer by Xicor to purchase such Dissenting Shares at such stated price), and a description of the procedures of such holders to exercise their rights as Dissenting Shareholders.

Within 30 days after the date on which the notice of the approval of the merger by the outstanding shares is mailed to Dissenting Shareholders, a Dissenting Shareholder must demand that Xicor repurchase such shareholder’s Dissenting Shares in a statement setting forth the number and class of Dissenting Shares held of record by such Dissenting Shareholder that the Dissenting Shareholder demands that Xicor purchase, and a statement of what the Dissenting Shareholder claims to be the fair market value of the Dissenting Shares as of the day before the announcement of the proposed merger. The statement of fair market value in such demand by the Dissenting Shareholder constitutes an offer by the Dissenting Shareholder to sell the Dissenting Shares at such price within such 30-day period. Such holder must also submit to Xicor or its transfer agent certificates representing any Dissenting Shares that the Dissenting Shareholder demands Xicor purchase, so that such Dissenting Shares may either be stamped or endorsed with the statement that the shares are Dissenting Shares or exchanged for certificates of appropriate denomination so stamped or endorsed.

If the shares are owned of record by a person in a fiduciary capacity, such as a trustee, guardian or custodian, the demand should be executed in that capacity. If the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a shareholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise dissenters’ rights with respect to the shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for one or more other beneficial owners. In this case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. SHAREHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE DISSENTERS’ RIGHTS ARE URGED TO CONSULT WITH THEIR BROKERS TO DETERMINE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY SUCH NOMINEE.

A Xicor shareholder who elects to exercise dissenters’ rights pursuant to Chapter 13 should mail or deliver a written demand to:

XICOR, INC.

933 MURPHY RANCH ROAD

MILPITAS, CALIFORNIA 95035

ATTENTION: GERALDINE N. HENCH

ASSISTANT CORPORATE SECRETARY

If upon the Dissenting Shareholder’s surrender of the certificates representing the Dissenting Shares, Xicor and a Dissenting Shareholder agree upon the price to be paid for the Dissenting Shares and agree that such shares are Dissenting Shares, then the agreed price is required by law to be paid to the Dissenting Shareholder within the later of 30 days after the date of such agreement or 30 days after any statutory or contractual conditions to the consummation of the merger are satisfied or waived.

If Xicor and a Dissenting Shareholder disagree as to the price for such Dissenting Shares or disagree as to whether such shares are entitled to be classified as Dissenting Shares, such holder has the right to bring an action in California Superior Court, within six months after the date on which the notice of the approval of the merger by Xicor Shareholders is mailed, to resolve such dispute. In such action, the court will determine whether the Xicor stock held by such shareholder are Dissenting Shares, the fair market value of such Xicor stock, or both. The California General Corporation Law provides, among other things, that a Dissenting Shareholder may not withdraw the demand for payment of the fair market value of Dissenting Shares unless Xicor consents to such request for withdrawal.

If a Xicor shareholder fails to perfect his, her or its dissenting rights or effectively withdraws or loses such rights, such holder’s Xicor stock will thereupon be deemed to have been canceled and converted as set forth in the merger agreement at the Effective Time.

FAILURE TO FOLLOW THE STEPS REQUIRED BY CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW FOR PERFECTING DISSENTERS’ RIGHTS MAY RESULT IN THE LOSS OF DISSENTERS’ RIGHTS, IN WHICH EVENT YOU WILL BE ENTITLED TO RECEIVE THE CONSIDERATION WITH RESPECT TO YOUR DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW, IF YOU ARE A XICOR SHAREHOLDER AND ARE CONSIDERING EXERCISING YOUR DISSENTERS’ RIGHTS UNDER THE CALIFORNIA GENERAL CORPORATION LAW, YOU SHOULD CONSULT YOUR OWN LEGAL ADVISOR

VOTING AGREEMENT AND AFFILIATE LETTERS

Xicor Voting Agreement

Some of the shareholders of Xicor have entered into a voting agreement with Intersil, New Castle Merger Sub Corp. and Xicor and have granted New Castle Merger Sub Corp. and its officers, agents and nominees irrevocable proxies to vote any shares of Xicor common stock which are beneficially owned by each of them in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement. The irrevocable proxy is valid for the Xicor special shareholders meeting or at any annual or other meeting of Xicor’s shareholders or for any written consent of shareholders. For any matters other than voting in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement, the shares owned by these Xicor shareholders shall be voted by and in the manner determined by these shareholders upon written notice to New Castle Merger Sub Corp.

The voting agreement does not prohibit the sale, transfer or other disposition by these Xicor shareholders of their shares of Xicor common stock. The irrevocable proxy applies to the shares of Xicor common stock, if any, that are owned by these shareholders at the time of the Xicor special shareholders meeting or other shareholder meeting. As of the date of this proxy statement/prospectus, the shareholders that have entered into voting agreements with Intersil beneficially own 1,607,201 shares of Xicor common stock (including certain options exercisable for shares of Xicor common stock), representing approximately 5.24% of the voting power of the outstanding Xicor common stock. In the event that these Xicor shareholders acquire any additional Xicor securities, these securities will automatically be subject to the terms of the Xicor voting agreement.

Each shareholder executing the Xicor voting agreement has made representations and warranties to Intersil and New Castle Merger Sub Corp., subject to certain qualifications, as to its ownership and unencumbered title to Xicor securities. These Xicor shareholders, on the one hand, and Intersil and New Castle Merger Sub Corp., on the other hand, have also made reciprocal representations and warranties to each other regarding power and authority to execute the voting agreement, due execution and enforceability of the voting agreement and the absence of conflicts with other agreements, arrangements, judgments, orders or applicable laws.

These Xicor shareholders have also agreed to execute affiliate letters in favor of Intersil and New Castle Merger Sub Corp. (as described below in the Section entitled “—Xicor Affiliate Letters”) and to confirm in writing to Intersil and New Castle Merger Sub Corp. the accuracy of their representation and warranties immediately prior to the effective time of the merger if requested.

The Xicor voting agreements will terminate at the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms.

Xicor Affiliate Letters

Xicor has agreed to use all reasonable efforts to cause each of its affiliates, or persons who may be deemed to be affiliates of Xicor, to execute and deliver to Intersil an affiliate letter not less than thirty days prior to the date of the Xicor special shareholders meeting. Pursuant to the form of affiliate letter, each affiliate will agree not to sell, transfer or otherwise dispose of Xicor common stock in violation of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

These Xicor affiliates have been advised that they may not sell, transfer or otherwise dispose of shares of Intersil Class A common stock received by them in connection with the merger unless such sale, transfer or other disposition has been registered under the Securities Act, is made in accordance with Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act, or is otherwise exempt from registration under the Securities Act in the opinion of legal counsel reasonably acceptable to Intersil or based on a “no action” letter obtained by the shareholder from the Securities and Exchange Commission staff.

In accordance with the affiliate letters, Intersil will be entitled to place appropriate restrictive legends on these Xicor shareholders’ certificates evidencing any Intersil Class A common stock to be received by them in connection with the merger. Execution of an affiliate letter does not constitute an admission by the Xicor shareholder to being an affiliate of Xicor.

INFORMATION ABOUT INTERSIL

The Company

Intersil is a global designer and manufacturer of high-performance analog integrated circuits. Intersil’s portfolio addresses some of the fastest growing applications within four attractive end markets: high-end consumer, computing, communications and industrial. Intersil’s high-end consumer products include its optical storage and video display products, its handheld power management products, and certain standard analog drivers. These products target high growth applications such as DVD recorders for the home market, liquid crystal display (“LCD”) televisions, smart phones and digital still cameras. Intersil’s computing category includes desktop, server and notebook power management, including core power devices and other peripheral applications, such as graphics, advanced configuration power interface (“ACPI”) control and double data rate (“DDR”) memory. Intersil’s communications group is made up of Intersil’s line drivers, broadband and hot plug power management products and high-speed converters targeted to applications in markets such as DSL, home gateway, space and VOIP. Intersil’s industrial products include its Elantec family of operational amplifiers, bridge driver power management products, interface and analog switches and multiplexers, and other standard analog products. These products target end markets including medical imaging, energy management and factory automation.

History

Intersil was formed on August 13, 1999 through a series of transactions, in which Intersil and its wholly-owned subsidiary, Intersil Communications, Inc. (“Intersil Communications”), acquired the semiconductor business of Harris Corporation (“Harris”). On March 16, 2001, Intersil sold the assets of its Discrete Power products group to Fairchild Semiconductor Corporation (“Fairchild”) for $338.0 million in cash and the assumption by Fairchild of certain liabilities of the product group. On May 14, 2002, Intersil consummated a merger with Elantec Semiconductor, Inc. (“Elantec”). On August 28, 2003, Intersil sold the assets of its Wireless Networking products group to GlobespanVirata, Inc. (“GlobespanVirata”) for $250.0 million in cash and $114.4 million in GlobespanVirata common stock. Additionally, Intersil kept the product group’s accounts receivable and accounts payable balances that existed at the time of sale.

Products and Technology

Intersil’s ongoing products are organized into four end market categories:

•	High End Consumer

Intersil’s high-end consumer products include its optical storage and video display products, its handheld power management products, and certain standard analog drivers. These products target high growth applications such as DVD recorders for the home market, liquid crystal display (“LCD”) televisions, smart phones and digital still cameras. High-end consumer represented 16% of Intersil’s fiscal year 2003 revenue.

•	Computing

Intersil’s computing category includes desktop, server and notebook power management, including core power devices and other peripheral applications, such as graphics, ACPI control and DDR memory. Computing represented 32% of Intersil’s sales in fiscal year 2003.

•	Communications

Intersil’s communications group is made up of its line drivers, broadband and hot plug power management products and high speed converters targeted to applications in markets such as DSL, home gateway, space and VOIP. Communications accounted for 24% of Intersil’s sales in fiscal year 2003.

•	Industrial

Intersil’s industrial products include its Elantec family of operational amplifiers, bridge driver power management products, interface and analog switches and multiplexers, and other standard analog products. These products target end markets including medical imaging, energy management and factory automation. Industrial products represented 28% of Intersil’s fiscal year 2003 sales.

More information regarding the corporate structure and governance of Intersil is contained in the section entitled “Comparison of Rights of Holders of Intersil Class A Common Stock and Xicor Common Stock” beginning on page 51.

INFORMATION ABOUT XICOR

Xicor designs, develops and markets high performance analog mixed-signal integrated circuits used in communications, computing, networking and industrial applications. Xicor has three fundamental technology approaches to differentiate itself from competition and add value to its customers’ products. First Xicor has the ability to utilize EEPROM technology as a feature in its integrated analog mixed-signal designs. This integration provides significant flexibility and increases performance in many applications. The second technology approach utilizes the proprietary non-volatile technology that Xicor developed as an EEPROM supplier to implement precision analog mixed-signal integrated circuits with significantly lower power consumption than traditional approaches. These products add significant value in battery powered precision applications where power consumption and heat dissipation are critical. The third technology approach utilizes an industry standard 0.18-micron logic process to implement high frequency analog mixed-signal designs for data conversion and signal processing applications.

Xicor’s Mixed-Signal Products include data conversion products, power management integrated circuits, application specific standard products and time-keeping devices. Xicor is focused on providing innovative, differentiated analog mixed-signal products that serve the trends toward flexibility, portability and increased processing power in electronic systems. The increased complexity of system design and higher levels of analog content have created a greater need for programmability in the system. Xicor’s programmable analog mixed-signal components regulate, control, convert and manage various voltages and currents without manual adjustment. The growth in portable digital electronics has created a greater need for precision low-power analog mixed-signal products to perform a variety of critical analog tasks such as setting a voltage reference as a standard in the system or comparing signals to determine appropriate system response to a change in circumstances. The increased processing power available to system designers today has created a demand for more data. Incoming analog information must first be converted to a digital code before it can be processed. Commonly referred to as analog-to-digital conversion, this application requires very fast or high-frequency products that can convert millions of samples of analog information per second. Xicor’s products are designed to meet the needs of systems designed for flexibility, low power consumption and sophisticated signal processing.

Xicor was incorporated in California in 1978.

COMPARISON OF RIGHTS OF HOLDERS OF INTERSIL CLASS A COMMON STOCK AND

XICOR COMMON STOCK

Intersil Corporation is incorporated under the laws of the State of Delaware and Xicor, Inc. is incorporated under the laws of the State of California. The rights of Xicor shareholders are governed by the California General Corporation Law, Xicor’s amended and restated articles of incorporation and amended bylaws. The rights of Xicor shareholders who receive Intersil Corporation shares as a result of the merger will be governed by the Delaware General Corporation Law, Intersil’s amended and restated certificate of incorporation, bylaws and shareholders’ agreement. The following discussion summarizes certain material differences between the rights of holders of Xicor common stock and Intersil Class A common stock resulting from the differences in their governing documents and the differences between California and Delaware law.

The following summary is not a complete summary and is qualified in its entirety by reference to the governing corporate documents of Intersil and Xicor and applicable law. See “Incorporation of Certain Documents by Reference” on page 57.

Authorized Capital Stock

Intersil. The authorized capital stock of Intersil consists of: (i) 300,000,000 shares of Class A common stock, par value $.01 per share, (ii) 300,000,000 shares of Class B common stock, par value $.01 per share, (iii) 100,000 shares of preferred stock, par value $.01 per share, and (iv) 25,000 shares of Series A Junior Participating preferred stock, par value $0.01 per share.

Xicor. The authorized capital stock of Xicor consists of 200,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value.

Voting Rights

Intersil. Each holder of Intersil Class A common stock has the right to cast one vote for each share of Intersil Class A common stock held of record on all matters submitted to a vote of shareholders of Intersil, including the election of directors. Except as otherwise required by law, the holders of Intersil Class B common stock have no voting rights. Holders of Intersil Class A common stock have no cumulative voting rights and no preemptive rights.

Xicor. Similarly, as permitted under California law and as set forth in the Xicor bylaws, holders of Xicor common stock have cumulative voting rights in the election of directors. This means that at all elections of directors, each holder of Xicor common stock has the right to cast one vote for each share of Xicor common stock held of record by such holder multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder may see fit. On all other matters submitted to a vote of shareholders of Xicor, each holder of Xicor common stock has the right to cast one vote for each share of Xicor common stock held of record. Holders of Xicor common stock have no preemptive rights.

As required under California law, consummation of the merger requires the approval of a majority of the outstanding shares of Xicor common stock.

Size of the Board of Directors

Intersil. The certificate of incorporation for Intersil provides that the board of directors must have no fewer than three and no more than eight members and may not be divided into classes. The term of each member of the board of directors expires at each annual stockholders’ meeting.

The bylaws of Intersil provide that the board of directors shall have the authority to determine the number of directors and fix the terms of office for the directors.

Xicor. The articles of incorporation of Xicor provide that the board of directors must have no fewer than four and no more than seven members, with the exact number of directors to be fixed within such limits by approval of the board of directors or the shareholders. Xicor currently has six authorized directors. The bylaws of Xicor provide that the term of each member of the board of directors expires at each annual shareholders’ meeting. California law permits, but does not require, a classified board of directors, divided into as many as three classes with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. The Xicor bylaws do not provide for a classified board.

Removal of Directors; Vacancies

Intersil. The Intersil bylaws and certificate of incorporation are silent with respect to the removal of directors and the filling of vacancies.

Delaware law provides that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors. Delaware law also provides that vacancies and newly created directorships may be filled by a majority of the directors then in office.

Xicor. The Xicor bylaws provide, by reference to authority under California law, that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal (or not consenting in writing to the removal) would be sufficient to elect such director if voted cumulatively at an election of the entire board of directors. The Xicor bylaws also provide that a vacancy in the board of directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, may be filled by a majority vote of the remaining directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office for a term expiring at the next annual meeting of shareholders or at a special meeting called for that purpose, until his or her successor is duly elected and qualified. In addition, the Xicor shareholders may at any time elect a director to fill any vacancy not filled by the directors.

Meetings of Stockholders / Shareholders

Intersil. The bylaws of Intersil provide that an annual meeting of stockholders shall be held at a time and place as may be designated by the board of directors. The Intersil bylaws also provide that a special meeting of stockholders may be called at any time by the chief executive officer, the board of directors, or the holders of a majority of the outstanding shares of Intersil Class A common stock entitled to vote at the meeting.

Xicor. The Xicor bylaws provide that each year an annual meeting of shareholders shall be held at 3:00 p.m. (local time) on the first Thursday in June. Under California law, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the articles of incorporation or bylaws of the company. The Xicor bylaws also provide that a special meeting of shareholders may be called at any time by the board of directors, the chairman of the board, the president, a vice-president, the secretary, or by one or more shareholders holding not less than one-tenth of the voting power of the company. Under the Xicor bylaws, if a special meeting of shareholders is called by any person or persons other than by a majority of the members of the board of directors, then the appropriate officer of the company shall cause notice to be given to the shareholders entitled to vote that a meeting will be held, which shall be held not less than 25 nor more than 60 days after the written request to call such special meeting was delivered to the company.

Indemnification of Officers and Directors

Intersil. The bylaws of Intersil provide for indemnification of directors and officers, except to the extent prohibited by applicable law. In addition, the Intersil bylaws provide that Intersil will pay any expenses incurred in defending any indemnified action, in advance, if a determination is made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding that resulted in the indemnification claim or (ii) by independent legal counsel if such quorum is not obtainable that indemnification or advancement of fees is permissible.

Xicor. The bylaws of Xicor provide for indemnification of directors and officers and that Xicor may pay in advance any expenses incurred in defending an indemnified action upon receipt of an undertaking by or on behalf of the indemnified party to repay all amounts advanced if it shall ultimately be determined that the indemnified party is not entitled to indemnification. In addition, the articles of incorporation of Xicor provide that the liability of the directors of the company for monetary damages will be eliminated to the fullest extent permitted by California law.

§ 203 of the Delaware General Corporation Law

Intersil. Intersil’s certificate of incorporation provides that Intersil is not subject to the provisions of Section 203 of the DGCL.

Xicor. There is no equivalent provision to Section 203 of the Delaware General Corporation Law under California law. However, the California General Corporation Law does provide that, except where the fairness of the terms and conditions of the transaction has been approved by the California Commissioner of Corporations and except in a “short-form” merger (the merger of a parent corporation with a subsidiary in which the parent owns at least 90% of the outstanding shares of each class of the subsidiary’s stock), if the surviving corporation or its parent corporation owns, directly or indirectly, shares of the target corporation representing more than 50% of the voting power of the target corporation prior to the merger, the nonredeemable common stock of a target corporation may be converted only into nonredeemable common stock of the surviving corporation or its parent corporation, unless all of the shareholders of the class consent. The effect of this provision is to prohibit a cash-out merger of minority shareholders, except where the majority shareholders already own 90% or more of the voting power of the target corporation and could, therefore, effect a short-form merger to accomplish such a cash-out of minority shareholders.

Rights Plan

Intersil. Intersil has entered into a rights agreement with American Stock Transfer & Trust Company as rights agent pursuant to which each share of Intersil Class A common stock is entitled to a right to purchase one ten-thousandth of a share of Series A Junior Participating Preferred Stock of the company exercisable at such time when a person or group of persons or the company publicly (i) announces that such person or persons have acquired or intend to acquire 20% or more of Intersil Class A common stock or (ii) discloses facts indicating such acquisition.

Xicor. Xicor has entered into a rights agreement with American Stock Transfer & Trust Company, as rights agent, pursuant to which each share of Xicor common stock is entitled to a right to purchase one one-thousandth (0.001) of a share of Series A Participating Preferred Stock of the company exercisable upon the earlier of (a) the tenth day (or such later date as may be determined by Xicor’s board of directors) after a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of Xicor’s common stock then outstanding, or (b) the tenth business day (or such later date as may be determined by Xicor’s board of directors) after a person or group announces a tender or exchange offer, the consummation of which would result in ownership by such person or group of 15% or more of Xicor’s common stock then outstanding. In connection with the proposed merger, Xicor has amended its rights agreement to except Intersil from triggering such rights and to provide for the termination of such rights at the effective time of the merger.

Action By Unanimous Written Consent Of Stockholders/Shareholders Without A Meeting

Intersil. The certificate of incorporation of Intersil provides that any action which may be taken at any annual or special meeting of the stockholders of the company may be taken by written consent, without a meeting and without notice or a vote.

Xicor. The Xicor bylaws provide that any action which may be taken at any annual or special meeting of the shareholders of the company may be taken without a meeting or prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, which is consistent with California law.

Amendment

Intersil. The certificate of incorporation of Intersil provides that sections of the certificate of incorporation dealing with (i) the non-applicability of DGCL Section 203, (ii) the size, non-classification and term of each director of the board of directors, (iii) action by unanimous written consent of stockholders without a meeting, (iv) the lack of authority of the board of directors to establish classes of stock or series of preferred stock (except in connection with a stockholder rights plan), (v) the conditions under which Intersil may establish a stockholder rights plan, and (vi) amendment of the certificate of incorporation, may not be amended without the approval of the holders of 75% of Intersil’s outstanding Class A common stock. However, if (i) a third party—that is, a person or entity other than Intersil’s principal stockholders or members of management—acquires more than 40% of the Class A common stock, or (ii) after any transfer by Sterling or its affiliates, Sterling and its affiliates together own less than 15% of Intersil’s outstanding common stock then the holders of a majority of the Class A common stock could amend the foregoing provisions. The DGCL provides that the other sections of Intersil’s certificate of incorporation may be amended by the affirmative vote of a majority of the outstanding stock entitled to vote thereon.

Under the provisions of Intersil’s certificate of incorporation and bylaws, the bylaws may be amended by the affirmative vote of a majority of all directors in office or the holders of a majority of the outstanding stock entitled to vote.

Xicor. California law provides that Xicor’s articles of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon. Under the provisions of Xicor’s bylaws, the board of directors and the shareholders of the company holding a majority of the outstanding voting stock shall have the power to amend the bylaws.

Transactions Involving Directors

Intersil. Under the DGCL, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest provided that some conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the DGCL, either (a) the stockholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts or (b) the contract or transaction must have been “fair” as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved by a majority of disinterested directors, even though less than a majority of a quorum.

Xicor. Under California law, contracts or transactions between a company and one or more of its directors or between a company and any other entity in which one or more of its directors has a material financial interest, are not void or voidable because of such interest or because such director is present at a meeting of the board which authorizes or approves the contract or transaction, provided that certain conditions are met. Under California law, either (a) the disinterested shareholders or the disinterested members of the board of directors must approve any such contract or transaction in good faith after full disclosure of the material facts, or (b) the contract or transaction must have been just and reasonable to the company. Xicor has not made any explicit mention in its articles of incorporation or bylaws regarding interested director transactions.

Appraisal or Dissenters Rights

Intersil. Under the DGCL, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Since Intersil’s certificate of incorporation does not provide otherwise, these appraisal rights are not available:

•	with respect to the sale, lease or exchange of all or substantially all of the assets of the corporation,

•	with respect to a merger or consolidation by the corporation the shares of which are either listed on a national securities exchange or Nasdaq or are held of record by more than 2,000 holders if the terms of the merger or consolidation allow the stockholders to receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or on Nasdaq or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or

•	to stockholders of the corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is converted into an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if some other conditions are met.

Xicor. Under California law, if the approval of the outstanding shares of the company is required for a merger or reorganization, each shareholder entitled to vote on the transaction, and who did not vote in favor of the merger or reorganization, may require the company to purchase for cash at their fair market value the shares owned by such shareholder. No dissenters’ rights are available for shares listed on any national securities exchange certified by the Commissioner of Corporations, unless there exists with respect to such shares any restriction on transfer imposed by the company or by any law or regulation, or if demands for payment are filed with respect to 5% or more of the outstanding shares of that class. These appraisal rights’ are described more fully beginning on page 48.

LEGAL MATTERS

The validity of the shares of Intersil Class A common stock offered by this proxy statement/prospectus will be passed upon for Intersil by Dechert LLP, counsel for Intersil.

Dechert LLP, counsel for Intersil, and Wilson Sonsini Goodrich & Rosati, counsel for Xicor, will pass upon certain U.S. federal income tax consequences of the merger for Intersil and Xicor, respectively.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Intersil appearing in Intersil’s Annual Report on Form 10-K for the year ended January 2, 2004, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements and related financial statement schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Xicor incorporated in this Registration Statement on Form S-4 by reference to Xicor’s Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

OTHER MATTERS

As of the date of this document, the Xicor board of directors does not know of any other business to be presented for consideration at the special meeting. If other matters properly come before the special meeting, the persons named in the accompanying form of proxy intend to vote on such matters based on their best judgment.

In addition to solicitation of proxies by mail, directors, officers and regular employees of Xicor (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise.

SHAREHOLDER PROPOSALS

Xicor will hold an annual meeting of its shareholders in 2004 only if the merger is not completed. If Xicor’s 2004 annual meeting is to be held, in order to be considered for inclusion in Xicor’s proxy statement for the meeting, shareholder proposals must be submitted to Xicor’s Corporate Secretary at 933 Murphy Ranch Road, Milpitas, California 95035, on or before [                    ], 2004. In order to be considered for possible action by shareholders at the 2004 annual meeting but not included in Xicor’s 2004 proxy statement, shareholder proposals must be submitted to Xicor’s Assistant Corporate Secretary on or before [                    ], 2004. Xicor’s board of directors will review any shareholder proposals that are filed as required and will determine whether they meet applicable criteria for consideration at the 2004 annual meeting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows Intersil to “incorporate by reference” information into this proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This proxy statement/prospectus incorporates by reference the documents set forth below that Intersil and Xicor have previously filed with the SEC. These documents contain important information about Intersil and Xicor and their financial performance.

Intersil SEC Filings (File No. 000-29617)	Period
Annual Report on Form 10-K	Fiscal year ended January 2, 2004 (filing dated March 9, 2004)

Quarterly Reports on Form 10-Q and Form 10-QA	Quarters ended April 4, 2003 (filing dated May 14, 2003); July 4, 2003 (filing dated August 12, 2003); and October 3, 2003 (filing dated November 12, 2003, as amended February 27, 2004)

Current Reports on Form 8-K	Filing dated March 18, 2003; filing dated March 26, 2003; filing dated May 14, 2003; filing dated July 18, 2003; filing dated September 5, 2003; filing dated September 12, 2003; filing dated March 16, 2004; filing dated March 19, 2004

Definitive Proxy Statement on Form 14A	Filing dated [ ], 2004

Description of Intersil Capital Stock included in our Registration Statement on Form S-1 (File No. 333-95199) incorporated by reference in our Registration Statement on Form 8-A filed with the SEC on February 18, 2000 under Section 12(g) of the Exchange Act including any amendment or report filed for the purpose of updating such description	Filing dated February 4, 2000

Xicor SEC Filings (File No. 000-09653)

Annual Report on Form 10-K	Fiscal year ended December 31, 2003 (filing dated February 23, 2004), as amended by Form 10-K/A filed March 29, 2004

Current Report on Form 8-K	Filing dated February 23, 2004; filing dated March 16, 2004

Form 8-A/A	Filing Dated March 25, 2004

FORWARD LOOKING STATEMENTS

This proxy statement contains forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on Intersil Corporation’s (“Intersil”) and Xicor, Inc.’s (“Xicor”) current expectations, estimates, beliefs, assumptions, and projections about Intersil’s and Xicor’s business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could vary materially and adversely from those expressed in any forward-looking statements as a result of various risk factors.

Important risk factors that may cause such material differences for Intersil and Xicor in connection with Intersil’s acquisition of Xicor include, but are not limited to:

•	the risks inherent in acquisitions (including integration issues: costs and unanticipated expenditures;

•	changing relationships with customers, suppliers, and strategic partners;

•	potential contractual, employment and intellectual property issues;

•	risks of not securing regulatory approvals;

•	accounting treatment and charges;

•	the risks that the acquisition cannot be completed successfully, or that the anticipated benefits of the acquisition are not realized);

•	the timing, rescheduling or cancellation of significant customer orders;

•	the loss of a key customer; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products;

•	silicon wafer pricing and the availability and quality of foundry and assembly capacity and raw materials;

•	the effectiveness of Intersil’s and Xicor’s expense and product cost control and reduction efforts;

•	intellectual property disputes, customer indemnification claims, and other litigation risks;

•	Intersil’s and Xicor’s ability to develop, market and transition to volume production new products and technologies in a timely manner;

•	failure of the shareholders of Xicor to approve the merger; and

•	other economic, business, competitive and/or regulatory factors affecting the businesses of Intersil and Xicor generally.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our respective reports filed with the SEC.

Some of these factors and additional risks and uncertainties are further discussed under the other factors identified in this “Risk Factors” section beginning on page 16. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. Intersil and Xicor shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this proxy statement/prospectus or the date of any document incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

This document incorporates important business and financial information about Intersil and Xicor from other documents that are not included in or delivered with this one. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone or over the Internet from the appropriate company at one of the following addresses.

Intersil Corporation	Xicor, Inc.
Meghan Dalton	Investor Relations
2401 Palm Bay Road, Suite 100	933 Murphy Ranch Road, Bldg. 4
Palm Bay, FL 32905	Milpitas, CA 95035
(321) 729-5738	(408) 432-8888
mdalton@intersil.com	investors@xicor.com
www.intersil.com	www.xicor.com

If you would like to request any documents, please do so by                     , 2004 in order to receive them before the Xicor special meeting.

Intersil and Xicor file annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the reports, proxy statements and other information may be inspected and copied at the following public reference facilities maintained by the SEC:

Judiciary Plaza	Citicorp Center
Room 1024	500 West Madison Street
450 Fifth Street, NW	Suite 1400
Washington, D.C. 20549	Chicago, Illinois 60661

Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy statements and other information regarding Intersil. The address of the SEC web site is www.sec.gov. These materials may also be inspected at the offices of the National Association of Securities Dealers, 1735 K Street, NW, Washington, D.C. 20006.

Intersil filed a registration statement on Form S-4 to register with the SEC the issuance of Intersil Class A common stock in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Intersil. As permitted by SEC rules, this proxy statement/prospectus does not contain all the information that you can find in the registration statement or the exhibits to that registration statement.

Intersil and Xicor are also incorporating by reference additional documents that they file with the SEC between the date of this proxy statement/prospectus and the date of the special meeting of Xicor’s shareholders. They contain important information about the companies and their financial condition. See “Incorporation of Certain Documents by Reference” on page 57. You may already have been sent some of the documents incorporated by reference, but you can obtain any of them from us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits, unless Intersil has specifically incorporated by reference an exhibit in this proxy statement/prospectus. Shareholders may obtain these documents incorporated by reference by requesting them in writing or by telephone from Intersil at the above address.

WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE PROPOSED MERGER INVOLVING OUR COMPANIES THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, OR IN THE DOCUMENTS INTERSIL HAS PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

IF YOU LIVE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR TO ASK FOR PROXIES, OR, IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY THIS INFORMATION STATEMENT/PROSPECTUS DOES NOT EXTEND TO YOU.

THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

Appendix A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

INTERSIL CORPORATION,

NEW CASTLE MERGER SUB CORP.,

NEW CASTLE SUB LLC

and

XICOR, INC.

March 14, 2004

A-i

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB AND LLC		30
4.1.	Organization and Standing.	31
4.2.	Subsidiaries.	31
4.3.	Corporate Power and Authority.	32
4.4.	Capitalization of Parent, Merger Sub and LLC.	32
4.5.	Conflicts; Consents and Approvals.	33
4.6.	No Material Adverse Effect.	33
4.7.	Parent SEC Documents.	34
4.8.	Registration Statement; Proxy Statement.	34
4.9.	Litigation.	34
4.10.	Valid Issuance.	35
4.11.	Financing.	35
4.12.	Undisclosed Liabilities.	35
4.13.	Operation of Parent’s Business; Relationships.	35
4.14.	Permits; Compliance.	35
4.15.	Environmental Matters.	36
4.16.	Brokerage and Finder’s Fees; Expenses.	36
4.17.	Reorganization.	36
4.18.	Compliance with Law.	36
4.19.	Intellectual Property.	37
4.20.	Certain Transactions.	37
ARTICLE V COVENANTS		37
5.1.	Mutual Covenants.	37
5.2.	Covenants of Parent.	39
5.3.	Covenants of the Company.	43
ARTICLE VI CONDITIONS		49
6.1.	Conditions to the Obligations of Each Party.	49
6.2.	Conditions to Obligations of the Company.	49
6.3.	Conditions to Obligations of Parent.	50
ARTICLE VII TERMINATION AND AMENDMENT		51
7.1.	Termination.	51
7.2.	Effect of Termination.	52
7.3.	Termination Fee; Expenses.	52
7.4.	Amendment.	53
7.5.	Extension; Waiver.	53
ARTICLE VIII MISCELLANEOUS		54
8.1.	No Survival of Representations and Warranties.	54
8.2.	Notices.	54
8.3.	Interpretation; Definitions.	55
8.4.	Counterparts.	57
8.5.	Entire Agreement.	57
8.6.	Third Party Beneficiaries.	57
8.7.	Governing Law.	57
8.8.	Specific Performance.	57
8.9.	Assignment.	57

A-ii

8.10.	Expenses.	58
8.11.	Disclosure Schedules.	58

Exhibits

Exhibit A	Form of Company Voting Agreement
Exhibit B	Form of Company Affiliate Letter
Exhibit C	Form of Step One Certificate of Merger
Exhibit D	Form of Certificate of Incorporation
Exhibit E	Form of Bylaws
Exhibit F	Example of Calculation of Company Stock Conversion

A-iii

Defined Terms

Term	Page
1990 Incentive Plan	15
1998 Non-statutory Plan	15
2000 Option Plan	15
2002 Option Plan	15
Accelerated Optionees	12
Aggregate Consideration	6
Agreed Foreign Approvals	38
Agreement	1
Agreement of Merger	2
Antitrust Laws	38
Applicable Laws	19
Assumed Purchase Right	12
Average Cash Per Share	4
Average Closing Price	8
Average Stock Per Share	4
Cash Consideration	5
Cash Election	5
Cash Election Shares	6
CERCLA	30
Certificates	9
CGCL	1
Claim	40
Closing	2
Closing Date	2
Code	1
Combination Cash Election	5
Combination Stock Election	5
Commission	12
Company	1
Company 423 Plan	12
Company Acquisition	53
Company Affiliate Letter	48
Company Board Recommendation	30
Company Bylaws	14
Company Certificate	14
Company Common Stock	15
Company Disclosure Schedule	14
Company Employees	43
Company Intellectual Property	19
Company Option	11
Company Permits	29

A-iv

Company Plan	24
Company Preferred Stock	15
Company Registered Intellectual Property	20
Company SEC Documents	17
Company Shareholders Meeting	43
Competing Transaction	46
Confidentiality Agreement	48
Contract	27
Controlled Group Liability	24
Converted Option	11
DGCL	1
Effective Time	2
Election	5
Election Deadline	6
Election Form	5
Environmental Laws	30
ERISA	24
ERISA Affiliate	24
Exchange Act	17
Exchange Agent	8
Exchange Fund	9
Excluded Shares	8
Foreign Antitrust Laws	17
Governmental Authority	17
Hazardous Materials	30
HSR Act	17
HSR Authority	38
Indemnified Person	40
Intellectual Property	19
Interim Surviving Corporation	2
knowledge	57
Mailing Date	5
Material Adverse Effect	56
Maximum Cash Consideration	8
Maximum Stock Consideration	8
Merger Consideration	5
Merger Sub	1
Mergers	1
Multiemployer Plan	26
Multiple Employer Plan	26
Option Exchange Ratio	12
Parent	1
Parent Bylaws	32
Parent Certificate	31
Parent Class A Common Stock	32
Parent Class B Common Stock	33

A-v

Parent Common Stock	33
Parent Disclosure Schedule	31
Parent Permits	36
Parent Preferred Stock	33
Parent SEC Documents	34
Patents	19
Prospectus	23
Proxy Statement	23
PTO	20
Public Software	22
Qualified Plan	25
Registered Intellectual Property	20
Registration Statement	23
Release	30
Rights Agreement	16
Secretary of State	2
Securities Act	10
Step One Merger	1
Step Two Certificate of Merger	3
Step Two Merger	1
Step Two Merger Effective Time	3
Stock Consideration	5
Stock Election	5
Stock Election Shares	6
subsidiary	57
Superior Proposal	47
Surviving Company	3
Takeover Statute	31
Tax	19
Tax Free Valuation Test	1
Tax Return	19
Taxes	19
Termination Date	52
Top 10 Customers	29
Top 10 Suppliers	29
Undesignated Shares	5
Voting Agreement	1
Wachovia Securities	24
Withdrawal Liability	25

A-vi

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of the 14th day of March, 2004, by and among Intersil Corporation, a Delaware corporation (“Parent”), New Castle Merger Sub Corp., a California corporation and wholly-owned subsidiary of the LLC (“Merger Sub”), and New Castle Sub LLC, a single member Delaware limited liability company wholly owned by Parent (the “LLC”), and Xicor, Inc., a California corporation (the “Company”).

Background

A. The Board of Directors of Parent has determined that a combination with the Company is in the best interests of its shareholders.

B. The Board of Directors of the Company has determined that a combination with Parent is in the best interests of its stockholders.

C. The Boards of Directors of each of the Company, Parent and Merger Sub and the manager of the LLC believe it is fair to and in the best interests of their respective companies and the shareholders, stockholders or sole member of their respective companies that the Company and the Merger Sub combine into a single company through the merger of Merger Sub with and into the Company (the “Step One Merger”) and the merger of the Company, as surviving corporation of the Step One Merger, with and into the LLC (the “Step Two Merger,” and together with the Step One Merger, the “Mergers”), with the LLC being the ultimate surviving entity in the Mergers, and, in furtherance thereof, have approved and declared the advisability of this Agreement and the Mergers, upon the terms and subject to the conditions of this Agreement and in accordance with the California General Corporation Law (the “CGCL”) and the Delaware General Corporation Law (the “DGCL”).

D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent’s, Merger Sub’s and LLC’s and the Company’s willingness to enter into this Agreement, each of the directors and executive officers of the Company is entering into a Voting Agreement in the form attached as Exhibit A (the “Voting Agreement”).

E. If the value of the Parent Common Stock to be issued in the Step One Merger valued at the Average Closing Price as reported on the Nasdaq National Market is 40% or more of the total consideration to be paid in exchange for the Company Shares (including, without limitation, the amount of cash to be paid in lieu of fractional shares or for Dissenting Shares and any other payments required to be considered in determining whether the continuity of interest requirements applicable to reorganizations under Section 368 of the Code have been satisfied) (the “Tax Free Valuation Test”), then the parties intend that the Mergers constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

F. The parties intend that the Mergers be accounted for as a purchase transaction for financial accounting purposes.

Terms

In consideration of the foregoing and the mutual representations, warranties, covenants and agreements hereinafter set forth and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

THE MERGERS

1.1. The Step One Merger. At the Effective Time (as defined in Section 1.2(a)) and subject to and upon the terms and conditions of this Agreement, the Agreement of Merger in connection with the Step One Merger attached hereto as Exhibit C (the “Agreement of Merger”) and the applicable provisions of the CGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Step One Merger. The Company as the interim surviving corporation following the Step One Merger is hereinafter sometimes referred to as the “Interim Surviving Corporation.”

1.2. Effective Time; Closing.

(a) Concurrently with the Closing (as defined in Section 1.2(b)), the parties shall cause the Step One Merger to be consummated by filing with the Secretary of State of the State of California (the “Secretary of State”) an Agreement of Merger in accordance with Chapter 11 of the CGCL. The Step One Merger shall become effective (the “Effective Time”) when the Agreement of Merger has been filed with the Secretary of State or at such later time as shall be agreed upon by the parties and specified in the Agreement of Merger.

(b) The closing of the transactions contemplated hereby (the “Closing”) shall be held at the offices of Dechert LLP, 975 Page Mill Road, Palo Alto, California, at 10:00 a.m. local time on the second business day following the date on which the conditions set forth in Article VI shall have been satisfied or waived (other than those conditions which by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof), or at such other place or time or on such other date as Parent and the Company may agree. The date on which the Closing takes place is referred to herein as the “Closing Date.”

1.3. Effects of the Step One Merger. From and after the Effective Time, the Step One Merger shall have the effects set forth in the CGCL.

1.4. Articles of Incorporation and Bylaws. At the Effective Time, the Certificate of Incorporation of the Interim Surviving Corporation shall be amended to read in its entirety as set forth as Exhibit D hereto until thereafter amended as provided by CGCL and such Articles of Incorporation. At the Effective Time, the Bylaws of the Interim Surviving Corporation shall be amended to read in their entirety as set forth as Exhibit E hereto until thereafter amended as provided by CGCL, the Articles of Incorporation of the Interim Surviving Corporation and such Bylaws.

1.5. Directors and Officers of the Interim Surviving Corporation. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Interim Surviving Corporation, and the corporate officers of Merger Sub immediately prior to the Effective Time, shall be the officers of the Interim Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified.

1.6. Step Two Merger.

(a) Timing. Immediately following the Effective Time on the Closing Date, the Interim Surviving Corporation shall be merged directly with and into the LLC in accordance with DGCL and CGCL. Following the Step Two Merger, the separate corporate existence of the Interim Surviving Corporation shall cease and the LLC shall continue as the Surviving Company of the Step Two Merger. The LLC, as the surviving company following the Step Two Merger is hereinafter sometimes referred to as the “Surviving Company.”

(b) Step Two Merger Effective Time. Immediately following the Effective Time on the Closing Date, the Step Two Merger shall be consummated by the LLC filing a Certificate of Merger (the “Step Two Certificate of Merger”) as required by applicable law with respect to the Step Two Merger. The Step Two Merger shall become effective at such time as the Step Two Certificate of Merger is duly filed with the Delaware Secretary of State (the “Step Two Merger Effective Time”).

(c) Effect of the Step Two Merger. At the Step Two Merger Effective Time, the effect of the Step Two Merger shall be as provided in this Agreement, the Step Two Certificate of Merger and the applicable provisions of applicable law. Without limiting the foregoing, at the Step Two Merger Effective Time, all the property, rights, privileges, powers and franchises of the Interim Surviving Corporation shall vest in the Surviving Company, and all debts, liabilities and duties of the Interim Surviving Corporation shall become the debts, liabilities and duties of the Surviving Company.

(d) Certificate of Formation; Operating Agreement.

(i) At the Step Two Merger Effective Time, the Certificate of Formation of the LLC, as in effect immediately prior to the Step Two Merger Effective Time, shall be the Certificate of Formation of the Surviving Company until thereafter amended as provided by DGCL and such Certificate of Formation.

(ii) At the Step Two Merger Effective Time, the Operating Agreement of the LLC, as in effect immediately prior to the Step Two Merger Effective Time, shall constitute the Operating Agreement of the Surviving Company until thereafter amended as provided by law, the Certificate of Formation of the Surviving Company and such Operating Agreement.

(e) Manager and Officers. At the Step Two Effective Time, the manager of the LLC immediately prior to the Effective Time shall be the manager of the Surviving Company, and the officers of the LLC immediately prior to the Step Two Merger Effective Time, shall be the officers of the Surviving Company, in each case until their respective successors are duly elected or appointed and qualified.

(f) Treatment of Capital Stock In Step Two Merger. Subject to the provisions of this Agreement, at the Step Two Merger Effective Time, automatically by virtue of the Step Two Merger and without any action on the part of any shareholder:

(i) each membership interest of the LLC outstanding immediately prior to the Step Two Merger shall be unchanged and shall remain issued and outstanding; and

(ii) each share of Interim Surviving Corporation common stock issued and outstanding prior to the Step Two Merger Effective Time shall be cancelled without consideration and shall cease to be an issued and outstanding share of Interim Surviving Corporation common stock.

1.7. Alternative Merger Structure. If the Tax Free Valuation Test is not met, then the parties shall restructure the transaction to provide only for the Step One Merger, with the Company being the ultimate surviving entity in the Merger, any reference to “Surviving Company” in this Agreement shall mean the Company, as the surviving entity of the Merger, and any reference to “Mergers” in this Agreement shall mean “Merger.”

ARTICLE II

CONVERSION OF SECURITIES

2.1. Conversion of Capital Stock. Pursuant to the Step One Merger, and without any action on the part of the holders of any outstanding shares of capital stock or securities of the Company:

(a) At the Effective Time, by virtue of the Step One Merger and without any further action on the part of Parent, the Company or any shareholder of the Company but subject to the other provisions of Article II of this Agreement, each share of Company Common Stock then issued and outstanding, other than Excluded Shares (as such term is defined in Section 2.1(h) below) and Dissenting Shares, if any, shall be converted into and shall be cancelled in exchange for the right to receive, at the election of the holder thereof as provided in Section 2.1(c), either:

(i) cash in an amount equal to the sum of (A) $8.00 (such amount, as adjusted pursuant to Section 2.1(e), the “Average Cash Per Share”) and (B) the product of (x) 0.335 (such number of shares, as adjusted pursuant to Section 2.1(e), the “Average Stock Per Share”) multiplied by (y) the Average Closing Price (such amount, the “Cash Consideration ”); or

(ii) a number of shares of Parent Common Stock equal to the sum of (A) the Average Stock Per Share and (B) the quotient (x) the Average Cash Per Share divided by (y) the Average Closing Price (the “Stock Consideration” and together with the Cash Consideration, the “Merger Consideration”).

(b) At the Effective Time, the stock transfer books of the Company shall be closed as to holders of Company Common Stock immediately prior to the Effective Time and no transfer of Company Common Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, Company Certificates are properly presented in accordance with Article II of this Agreement to the Exchange Agent, such certificates shall be canceled and exchanged for certificates representing the number of whole shares of Parent Common Stock, if any, and/or a check representing the amount of cash, if any, into which the Company Common Stock represented thereby was converted in the Mergers, plus any payment for a fractional share of Parent Common Stock.

(c) Election and Proration Procedures.

(i) Election Forms and Types of Elections. An election form in such form and substance as designated by Parent and reasonably acceptable to the Company (the “Election Form”) shall be mailed by the Company with the Proxy Statement/Prospectus (the “Mailing Date”) to each holder of record of Company Common Stock as of the Company Record Date. Parent shall make available one or more Election Forms as may be reasonably requested by all persons who become holders of Company Common Stock after the Company Record Date and prior to the Election Deadline, and the Company shall promptly provide or cause to be provided to the Exchange Agent all information in the Company’s possession reasonably necessary for it to perform its obligations as specified herein. Subject to the other provisions of this Article II, each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to elect (an “Election”) to receive either (A) Parent Common Stock (a “Stock Election”) with respect to all of such holder’s Company Common Stock, (B) cash (a “Cash Election”) with respect to all of such holder’s Company Common Stock, or (C) Parent Common Stock in exchange for either a specified number of shares of Company Common Stock (a “Combination Stock Election”) and cash in exchange for a specified number of shares of Company Common Stock (a “Combination Cash Election”). Any Company Common Stock (other than Dissenting Shares or Excluded Shares) with respect to which the holder (or indirectly the beneficial owner) shall not have submitted to the Exchange Agent an effective, properly completed Election Form, which was received prior to the Election Deadline, shall be deemed to be “Undesignated Shares” under this Agreement.

(ii) Proper and Timely Election. Any Election shall have been properly made and effective only if the Exchange Agent shall have actually received a properly completed Election Form by 5:00 P.M. (New York City time) on the day prior to the Closing Date (or such other time and date as the Company and Parent may mutually agree) (the “Election Deadline”). An Election Form shall be deemed properly completed only if an Election is indicated for each share of Company Common Stock covered by such Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of Company Common Stock represented by such Election Form shall automatically become Undesignated Shares unless and until a new Election is properly made with respect to such shares on or before the Election Deadline, and Parent shall cause the certificates representing such shares of Company Common Stock to be promptly returned without charge to the person submitting the revoked Election Form upon written request to that effect from the holder who submitted such Election Form. Subject to the terms of this Agreement and of the Election Form, Parent shall have discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any decisions of Parent and Company required by the Exchange Agent and made in good faith in determining such matters shall be binding and conclusive. Neither Parent nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

(iii) Allocation. As of the Effective Time, by virtue of the Mergers, all of the shares of Company Common Stock outstanding (other than Dissenting Shares and Excluded Shares) shall be converted into the right to receive an aggregate consideration consisting of the Maximum Cash Consideration and the Maximum Stock Consideration, and that the sum of the Maximum Cash Consideration and Maximum Stock Consideration (the “Aggregate Consideration”) shall be allocated among the holders of Company Common Stock (other than the Dissenting Shares and Excluded Shares, if any) based on their ownership of Company Common Stock, their elections and the proration procedures set forth below.

(iv) Payment and Proration. As promptly as practicable but not later than five business days after the Effective Time, Parent shall cause the Exchange Agent to effect the allocation among the holders of Company Common Stock of rights to receive Parent Common Stock or cash in the Step One Merger in accordance with the Election Forms as follows:

(1) In the event that the amount of cash payable in respect of shares of Company Common Stock in respect of which Cash Elections and Combination Cash Elections have been made and not subsequently revoked or changed (collectively, the “Cash Election Shares”) exceeds the Cash Election Number, all shares in respect of which Stock Elections and Combination Stock Elections have been made and not subsequently revoked or changed (the “Stock Election Shares”) and all Undesignated Shares in respect of which Stock Elections have been deemed to have been made (it being understood that in such case all Undesignated Shares shall be deemed to be shares in respect of which Stock Elections have been made) shall be converted into the right to receive Stock Consideration, and all Cash Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration in the following manner:

(A) Cash Election Shares shall be deemed converted to Stock Election Shares, on a pro-rata basis for each record holder of shares of Company Common Stock with respect to those shares, if any, of such record holder that are Cash Election Shares, so that the number of Cash Election Shares so converted into Stock Election Shares, when added to the existing Stock Election Shares, shall equal as closely as practicable the Stock Election Number, and all such Cash Election Shares so converted into Stock Election Shares shall be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests); and

(B) any remaining Cash Election Shares shall be converted into the right to receive Cash Consideration.

(2) In the event that the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Undesignated Shares in respect of which Cash Elections are deemed to have been made (it being understood that in such case all Undesignated Shares shall be deemed to be shares in respect of which Cash Elections have been made) shall be converted into the right to receive Cash Consideration, and all Stock Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration in the following manner:

(A) Stock Election Shares shall be deemed converted into Cash Election Shares, on a pro-rata basis for each record holder of shares of Company Common Stock with respect to those shares, if any, of such record holder that are Stock Election Shares, so that the number of Stock Election Shares so converted into Cash Election Shares, when added to the existing Cash Election Shares, shall equal as closely as practicable the Cash Election Number, and all such Stock Election Shares so converted into Cash Election Shares shall be converted into the right to receive the Cash Consideration; and

(B) the remaining Stock Election Shares shall be converted into the right to receive the Stock Consideration (and cash in lieu of fractional interests).

(3) In the event that neither clause (A) nor clause (B) of this Section 2.1(c)(iv) is applicable, Undesignated Shares shall be deemed Stock Election Shares such that the total number of Stock Election Shares equals the Stock Election Number and any remaining Undesignated Shares shall be deemed Cash Election Shares with the result that (x) all Cash Election Shares and all Undesignated Shares in respect of which Cash Elections are deemed to have been made shall be converted into the right to receive Cash Consideration, and (y) all Stock Election Shares and all Undesignated Shares in respect of which Stock Elections are deemed to have been made shall be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests).

(d) As of the Effective Time, each Excluded Share shall be canceled and extinguished and shall not be converted.

(e) Without limiting any other provision of this Agreement, the Average Cash Per Share and/or Average Stock Per Share, as applicable, shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), extraordinary dividend or distribution, reorganization, reclassification, recapitalization or other like change with respect to Parent Common Stock or the Company Common Stock occurring or having a record date or an effective date on or after the date of this Agreement and prior to the Effective Time.

(f) No fraction of a share of Parent Common Stock will be issued by virtue of the Step One Merger. Instead, each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded down to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Average Closing Price.

(g) As of March 11, 2004, the Maximum Stock Consideration would be 9,779,283.4 shares of Parent Common Stock and the Maximum Cash Consideration would be $233,535,132. The conversion of Company Shares for either cash or shares of Parent Common Stock is further explained on Exhibit F attached to this Agreement.

(h) For purposes of Section 2.1, any calculation of a portion of a share of Parent Common Stock shall be rounded to the nearest fifth decimal place, and any cash payment shall be rounded to the nearest cent.

(i) For purposes of this Agreement, “Excluded Shares” means any shares of Company Common Stock held as of the Effective Time (i) by the Company or any Subsidiary of the Company or (ii) by the Company as treasury shares; the “Maximum Cash Consideration” shall mean the amount equal to the product of (x) the Average Cash Per Share and (y) the number of issued shares of Company Common Stock immediately prior to the Effective Time minus the sum of (A) the number of shares of Excluded Shares and (B) the number of Dissenting Shares; the “Maximum Stock Consideration” shall mean the number of shares equal to the product of (x) the Average Stock Per Share and (y) the number of issued shares of Company Common Stock immediately prior to the Effective Time minus the sum of (A) the number of shares of Excluded Shares and (B) the number of Dissenting Shares; the “Cash Election Number” shall mean the quotient of (i) the Maximum Cash Consideration divided by (ii) the Cash Consideration; the “Stock Election Number” shall mean the quotient of (i) the Maximum Stock Consideration divided by (ii) the Stock Consideration; and the “Average Closing Price” shall mean the lesser of (i) the closing price of a share of Parent Common Stock on the day before the Closing Date and (ii) the average of the high and low trading prices of the Parent Common Stock on the day before the Closing Date.

2.2. Exchange of Certificates.

(a) Exchange Agent. As promptly as practical, and in no event later than 5 business days, following the Effective Time, Parent shall deposit, or shall cause to be deposited, with American Stock Transfer & Trust Company or such other exchange agent as may be designated by Parent and reasonably acceptable to the Company (the “Exchange Agent”), for the benefit of the holders of Company Common Stock, for exchange in accordance with this Section 2.2, certificates representing shares of Parent Class A Common Stock issuable pursuant to Section 2.1(a) in exchange for outstanding shares of Company Common Stock and cash in an amount required to be paid pursuant to this Article II (such shares of Parent Class A Common Stock and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”).

(b) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Class A Common Stock pursuant to Section 2.1(a) and/or the Cash Consideration

(“Certificates”), (i) a letter of transmittal in customary form, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify, including offering holders of Certificates the ability to hold their shares of Parent Class A Common Stock in book entry form in lieu of the certificates provided for below and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Class A Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate or certificates representing that whole number of shares of Parent Class A Common Stock which such holder has the right to receive pursuant to Section 2.1(a) in such denominations and registered in such names as such holder may request and (y) a check representing the amount of Cash Consideration and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article II, after deduction of any required withholding tax. No interest will be paid or accrued on the Cash Consideration or the cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, payable to holders of shares of Company Common Stock. In the event of a transfer of ownership of shares of Company Common Stock which is not registered on the transfer records of the Company, a certificate representing the proper number of shares of Parent Class A Common Stock, together with a check for the Cash Consideration plus cash to be paid in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, may be issued to such transferee if the Certificate representing such shares of Company Common Stock held by such transferee is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

(c) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provision of this Agreement, no dividend or other distribution declared or made after the Effective Time with respect to any shares of Parent Class A Common Stock having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no Merger Consideration or cash payment in lieu of fractional shares shall be paid to any such holder, until the holder shall surrender such Certificate as provided in this Section 2.3. Subject to the effect of Applicable Laws (as defined in Section 3.9), there shall be paid to the holder of the certificates representing whole shares of Parent Class A Common Stock issued in exchange therefor, without interest, (i) at the time of surrender of such Certificate, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Class A Common Stock and not paid, less the amount of any withholding taxes that may be required thereon, and (ii) at the appropriate payment date subsequent to surrender of such Certificate, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Class A Common Stock, less the amount of any withholding taxes that may be required thereon.

(d) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid upon surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company

Common Stock represented thereby, and there shall be no further registration of transfers on the stock transfer books of the Company of shares of Company Common Stock outstanding immediately prior to the Effective Time. All Certificates presented to the Surviving Corporation after the Effective Time for any reason shall be cancelled and exchanged as provided in this Section 2.3. Certificates surrendered for exchange by any person constituting an “affiliate” of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”), shall not be exchanged until Parent has received written undertakings from such person in the form attached as Exhibit B.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to holders of Company Common Stock 180 days after the date of the mailing required by Section 2.2(b) shall be delivered to Parent upon demand therefor, and holders of Certificates previously representing shares of Company Common Stock who have not theretofore complied with this Section 2.3 shall thereafter look only to Parent for the Merger Consideration payable in respect of such shares of Company Common Stock, any cash in lieu of fractional shares of Parent Class A Common Stock to which they are entitled pursuant to Section 2.2(a), or any dividends or other distributions with respect to Parent Class A Common Stock to which they are entitled pursuant to Section 2.3(c), in each case, without any interest thereon.

(f) No Liability. Neither Parent, the Surviving Corporation nor the Exchange Agent shall be liable to any person in respect of any shares of Parent Class A Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Mergers (or immediately prior to such earlier date on which any shares of Parent Class A Common Stock, any dividends or distributions with respect thereto, or any cash in lieu of fractional shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.5)), any such shares, dividends or distributions or cash in respect of such Certificate shall, to the extent permitted by Applicable Laws, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

(g) Investment of Exchange Fund. The Exchange Agent shall invest the cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent upon termination of the Exchange Fund pursuant to Section 2.3(e).

(h) Missing Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and providing an appropriate indemnity or surety bond consistent with Parent’s ordinary course with respect to its own stockholders by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, cash in lieu of fractional shares and any dividends and other distributions, if any, deliverable in respect thereof pursuant to this Agreement.

2.3. Dissenting Shares.

(a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become “Dissenting Shares” within the meaning of Section 1300(b) of the California Corporations Code shall not be converted into or represent the right to receive Merger Consideration in accordance with Section 2.1, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the CGCL; provided, however, that if the status of any such shares as “Dissenting Shares” shall not be perfected, or if any such shares shall lose their status as “Dissenting Shares,” then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent Undesignated Shares in accordance with Section 2.1(c)(i).

(b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to Chapter 13 of the CGCL and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the CGCL, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

2.4. Treatment of Stock Options; ESPP.

(a) Prior to the Effective Time, the Company shall take all such actions as may be necessary to cause each unexpired and unexercised option to purchase Company Common Stock (each, a “Company Option”) outstanding as of the Effective Time to be automatically converted at the Effective Time into an option (a “Converted Option”) to purchase Parent Common Stock. Each Converted Option will continue to have, and be subject to, substantially the same terms and conditions, except that (i) each Converted Option shall be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Option Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such converted Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, rounded up to the nearest whole cent, and (iii) only with respect to those individuals set forth in Section 2.4(a) of the Company Disclosure Schedule (“Accelerated Optionees”), prior to the Effective Time the Company shall take such actions necessary to amend the Company Options granted to such Accelerated Optionees to provide that all unvested Company Options shall become 100% vested as of the Effective Time. Continuous employment or service with Company or its subsidiaries shall be credited to the optionee for all purposes with respect to Company Options, including for purposes of determining the vesting of all converted Company Options after the Effective Time. “Option Exchange Ratio” means the Stock

Consideration. The conversion of Company Options provided for in this Section 2.4(a) with respect to any Company Options that are intended to be “incentive stock options” (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code and otherwise in a manner designed to preserve incentive stock option treatment, except that any incentive stock options granted to Accelerated Optionees that are accelerated in accordance with this Section 2.4(a) shall be accelerated even if the such acceleration causes such Company Options to no longer qualify as incentive stock options.

(b) Parent agrees to file with the Securities and Exchange Commission (the “Commission”) as promptly as practicable, and in any event within five business days after the Closing Date a registration statement on Form S-8 or other appropriate form under the Securities Act to register the shares of Parent Class A Common Stock upon exercise of the Converted Options and use its reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of such options.

(c) Prior to the Effective Time, the Company shall establish a “New Exercise Date” as such term is defined in the Company’s 1998 Employee Stock Purchase Plan (the “Company 423 Plan”) for all purchase rights under the Company 423 Plan that are outstanding immediately prior to the Effective Time in accordance with Section 19(c) of the Company 423 Plan, in accordance with the following provisions:

(i) Only if the Closing occurs on or before April 30, 2004, this Section 2.4(c)(i) shall apply. Under this Section 2.4(c)(i), the New Exercise Date shall be April 30, 2004, and all outstanding purchase rights (each an “Assumed Purchase Right”) under the Company 423 Plan as of the Effective Time shall be assumed by Parent. The Assumed Purchase Rights shall continue to have, and be subject to, the terms and conditions set forth in the Company 423 Plan with the New Exercise Date established in accordance with this Section 2.4(c)(i) and the documents governing the Assumed Purchase Rights, except that the number of shares of Parent Class A Common Stock issuable upon exercise thereof shall equal the number of shares of Company Common Stock otherwise issuable upon exercise thereof multiplied by the Option Exchange Ratio and the purchase price of such shares of Parent Class A Common Stock on the Purchase Date (as defined in the Company 423 Plan) shall be the lower of (i) the quotient determined by dividing 85% of the fair market value per share of the Company Common Stock on the “Enrollment Date” (as defined in the Company 423 Plan) of the Assumed Purchase Right by the Option Exchange Ratio or (ii) 85% of the fair market value per share of the Parent Class A Common Stock on the “New Exercise Date” (with the number of shares rounded down to the nearest whole share and the purchase price rounded up to the nearest whole cent). Notwithstanding the foregoing, any assumed Purchase Right shall be converted from a right to purchase Company Common Stock under the Company 423 Plan to the right to purchase Parent Class A Common Stock in accordance with Section 424 of the Code. The Assumed Purchase Rights shall be exercised on the New Exercise Date, and each participant in the Company 423 Plan shall, accordingly, be issued shares of Parent Class A Common Stock at such time.

(ii) Only if the Closing occurs on or after May 1, 2004 but on or before September 30, 2004, shall this Section 2.4(c)(ii) apply. Under this Section 2.4(c)(ii), the New Exercise Date shall be September 30, 2004, and all outstanding purchase rights under the

Company 423 Plan as of the Effective Time shall be assumed by Parent and become Assumed Purchase Rights, which shall be converted to purchase rights to purchase Company Common Stock in the same manner as described in Section 2.4(c)(i) above using the New Exercise Date provided for in this Section 2.4(c)(ii). The Assumed Purchase Rights shall continue to have, and be subject to, the terms and conditions set forth in the Company 423 Plan with the New Exercise Date established in accordance with this Section 2.4(c)(i). Notwithstanding the foregoing, any assumed Purchase Right shall be converted from a right to purchase Company Common Stock under the Company 423 Plan to the right to purchase Parent Class A Common Stock in accordance with Section 424 of the Code. The Assumed Purchase Rights shall be exercised on the New Exercise Date, and each participant in the Company 423 Plan shall, accordingly, be issued shares of Parent Class A Common Stock at such time.

(iii) Only if the Closing occurs on or after October 1, 2004, shall this Section 2.4(c)(iii) apply. Under this Section 2.4(c)(iii), the New Exercise Date shall be the date established by the Company in accordance with Section 19(c) of the Plan under the Company 423 Plan which date may not be later than the Closing Date. Outstanding purchase rights shall be exercised prior to the Effective Time and no outstanding purchase rights under the Company 423 Plan shall be assumed by the Parent or the Parent 423 Plan.

(iv) Regardless of whether Section 2.4(c)(i), 2.4(c)(ii) or 2.4(c)(iii) applies, the provisions of this Section 2.4(c)(iv) shall apply in any event. The Company 423 Plan and all outstanding purchase rights thereunder shall terminate on the New Exercise Date, and no additional purchase rights shall be granted and no additional Purchase Periods shall commence following such date. Parent agrees that employees of Company may participate in Parent’s employee stock purchase plan (the “Parent 423 Plan”), subject to the terms and conditions of such Parent 423 Plan and to the extent permitted by the Code, beginning with the first Purchase Period (as defined in the Parent 423 Plan) that begins following the New Exercise Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce Parent and Merger Sub to enter into this Agreement, the Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the written disclosure schedule prepared by the Company which is dated as of the date of this Agreement and arranged in sections corresponding to the numbered and lettered sections contained in this Article III and was previously delivered to Parent in connection herewith (the “Company Disclosure Schedule”):

3.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and when now owned, leased, used, operated and conducted. Each subsidiary (as defined in Section 8.3) of the Company is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. The Company and each subsidiary of the Company is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (as defined in Section 8.3) on the Company. The Company is not in default in the performance, observance or fulfillment of any material provision of its Articles of Incorporation or its Bylaws, each as in effect on the date hereof (the “Company Certificate” and the “Company Bylaws,” respectively). The Company has heretofore made available to Parent a complete and correct copy of the Company Certificate and the Company Bylaws.

3.2. Subsidiaries. The Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the subsidiaries and other entities listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The Company is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity or enterprise that is not wholly owned by the Company. The Company owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of the Company’s subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances. Each of the outstanding shares of capital stock of each of the Company’s subsidiaries is duly authorized, validly issued, fully paid and nonassessable. All of the capital stock of each subsidiary of the Company is owned by the Company and/or one or more wholly-owned subsidiaries of the Company. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer of any capital stock or other securities of any subsidiary of the Company, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock or other securities of any subsidiary of the Company, and neither the Company nor any subsidiary of the Company has any obligation of any kind to issue any additional shares of capital stock or other securities of any subsidiary of the Company or to pay for or repurchase any shares of capital stock or other securities of any subsidiary of the Company or any predecessor thereof.

3.3. Corporate Power and Authority. The Company has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and, subject to approval of the Mergers and the transactions contemplated hereby by the shareholders of the Company, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject to approval of the Mergers and the transactions contemplated hereby by the shareholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.4. Capitalization of the Company. The authorized capital stock of the Company consists solely of (a) 200,000,000 shares of common stock, no par value per share (“Company Common Stock”), and (b) 5,000,000 shares of preferred stock, no par value per share (“Company Preferred Stock”). As of March 11, 2004, (i) 29,191,891 shares were issued and outstanding, (ii) no shares were issued and held in treasury (which does not include the shares reserved for issuance set forth in clauses (iii) through (ix) below) and no shares were held by subsidiaries of the Company, (iii) 1,281,750 shares were issuable upon the exercise of outstanding options and 909,525 shares were reserved for issuance for future grants pursuant to the Company’s 1990 Incentive and Non-incentive Stock Option Plan (“1990 Incentive Plan”), (iv) 4,951,300 shares were issuable upon the exercise of outstanding options and 31,848 shares were reserved for issuance for future grants pursuant to the Company’s 1998 Non-statutory Stock Option Plan (“1998 Non-statutory Plan”), (v) 42,000 shares were issuable upon the exercise of outstanding options and 958,000 shares were reserved for issuance for future grants pursuant to the Company’s 2002 Stock Option Plan (“2002 Option Plan”), (vi) 14,750 shares were issuable upon the exercise of outstanding options and no shares were reserved for issuance for future grants pursuant to the Company’s 1995 Director Option Plan (“1995 Option Plan”), (vii) 215,000 shares were issuable upon the exercise of outstanding options and 255,000 shares were reserved for issuance for future grants pursuant to the Company’s 2000 Director Option Plan (“2000 Option Plan”), (viii) 380,000 shares were reserved for issuance pursuant to the Company’s 423 Plan, and (ix) 922,461 shares were issuable upon exercise of the warrants issued in connection with the Company’s 2001 note financing. As of the date hereof, no shares of Company Preferred Stock were issued and outstanding or reserved for issuance, except for a series of 200,000 shares of Company Preferred Stock designated as Series A Participating Preferred Stock reserved for issuance pursuant to the Preferred Stock Rights Agreement dated as of October 9, 2001 between the Company and American Stock Transfer & Trust Company (the “Rights Agreement”), none of which is issued and outstanding as of the date hereof. Each outstanding share of Company capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Other than as set forth above, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer by the Company of any securities of the Company, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of the Company, and neither the Company nor any subsidiary of the Company has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of the Company or any predecessor. The Company Disclosure Schedule accurately sets forth as of March 11, 2004 the names of the holders of, and the number of shares of Company Common Stock issuable upon exercise of, Company Options and the exercise price and vesting schedule with respect thereto. Between March 11, 2004 and the date of this Agreement, the Company has not granted any options to purchase capital stock of the Company. The Company has no agreement, arrangement or understandings to register any securities of the Company or any of its subsidiaries under the Securities Act or under any state securities law and has not granted registration rights to any person or entity (other than agreements, arrangements or understandings with respect to registration rights that are no longer in effect as of the date of this Agreement).

3.5. Conflicts; Consents and Approvals. Except in the case of (b), for any of the following that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will:

(a) conflict with, or result in a breach of any provision of, the Company Certificate or the Company Bylaws;

(b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Company or any of its subsidiaries is a party;

(c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets; or

(d) require any action or consent or approval of, or review by, or registration or filing by the Company or any of its affiliates with, any third party or any local, domestic, foreign or multi-national or supra-national court, tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a “Governmental Authority”), other than (i) approval of the Mergers and the transactions contemplated hereby by shareholders of the Company, (ii) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), (iii) filings and consents under non-U.S. laws and regulations intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade, harm to competition or effectuating foreign investment (“Foreign Antitrust Laws”), (iv) registrations, filings, consents, approvals or other actions required under federal and state securities laws and the rules of the Nasdaq Stock Market, Inc. as are contemplated by this Agreement, and (v) the filing of the Agreement of Merger with the Secretary of State.

3.6. No Material Adverse Effect. Except as specifically disclosed in the Company SEC Documents (as defined in Section 3.7) filed with the Commission prior to the date of this Agreement, since December 31, 2003, there has been no Material Adverse Effect on the Company.

3.7. Company SEC Documents. The Company has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 2000 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the “Exchange Act”) or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the “Company SEC Documents”). The Company SEC Documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (and, in the case of any prospectus, in light of the circumstances under which they were made), not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of the Company included in the Company SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly presented (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments consistent with past practice), in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the Commission, the Nasdaq Stock Market, Inc., any stock exchange or any other comparable Governmental Authority.

3.8. Taxes. (a) The Company and its subsidiaries (i) have duly filed all material Tax Returns (as defined in Section 3.8(d)) (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by the Company or its subsidiaries, all of which Tax Returns are true and correct in all material respects; (ii) have within the time and manner prescribed by Applicable Laws paid all material Taxes (as defined in Section 3.8(d)), required to be paid in respect of the periods covered by such Tax Returns or otherwise due to any Governmental Authority; (iii) have established in accordance with their normal accounting practices and procedures, accruals and reserves that are adequate for the payment of all Taxes not yet due and payable; (iv) are not delinquent in the payment of any material Tax; and (v) have not received written notice of any deficiencies for any Tax from any Governmental Authority against the Company or any of its subsidiaries, which deficiency has not been satisfied. Neither the Company nor any of its subsidiaries is the subject of any currently ongoing Tax audit. With respect to any taxable period ended prior to December 31, 1999 all federal income Tax Returns including the Company or any of its subsidiaries have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company or any of its subsidiaries (other than liens for Taxes not yet due and any liens on the landlord’s interest in any facilities leased by the Company). No claim has ever been made in writing by a Governmental Authority in a jurisdiction where the Company or its subsidiaries do not file Tax Returns that the Company or any of its subsidiaries is or may be subject to taxation by that jurisdiction. Neither the Company nor any of its subsidiaries has filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

(b) Neither the Company nor any of its subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to Taxes. Neither the Company nor any of its subsidiaries is now or has ever been a party to or bound by any contract, agreement or other arrangement (whether or not written and including, without limitation, any arrangement required or permitted by Applicable Laws (including pursuant to Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law)) that (i) requires the Company or any of its subsidiaries to make any Tax payment to or for the account of any other person other than landlords under Company leases, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of the Company or any of its subsidiaries, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to the Company or any of its subsidiaries from any other person.

(c) The Company and its subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

(d) Assuming that the Tax FreeValuation Test is satisfied, the Company knows of no reason that would cause the Mergers to fail to qualify as reorganization under Section 368(a) of the Code. Neither the Company nor any of its affiliates has taken or agreed to take any action (other than actions specifically contemplated by the Agreement) that would prevent the Mergers from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

(e) For purposes of this Agreement, (i) “Tax” (and, with correlative meaning, “Taxes”) means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, inventory, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Authority, and (ii) “Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

3.9. Compliance with Law. Except as specifically disclosed in the Company SEC Documents filed with the Commission prior to the date hereof, the Company is in material compliance with all applicable laws, statutes, orders, rules or regulations promulgated, or judgments, decisions or orders entered, by any Governmental Authority (all such laws, statutes, orders, rules, regulations, judgments, decisions and orders, collectively, “Applicable Laws”), relating to the Company or its business or properties. Except as specifically disclosed in the Company SEC Documents filed with the Commission prior to the date hereof, no material investigation or review by any Governmental Authority with respect to the Company is pending, or, to the knowledge of the Company, threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same.

3.10. Intellectual Property.

(a) Definitions. For the purposes of this Agreement, the following terms have the following definitions:

(i) “Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (A) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisional, continuations and continuations-in-part thereof (“Patents”); (B) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (C) all works of authorship, copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (D) all semiconductor manufacturing processes and all semiconductor circuit designs; (E) all rights in mask works and registrations and applications therefor; (F) all industrial designs and any registrations and applications therefor throughout the world; (G) all trade names, logos, domain names common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (H) all rights in databases and data collections throughout the world; and (I) any similar, corresponding or equivalent rights to any of the foregoing.

(ii) “Company Intellectual Property” shall mean any Intellectual Property that is owned, purported to be owned or exclusively licensed by the Company or any of its subsidiaries, including without limitation any rights in any design code, documentation, masks and tooling for packaging of semiconductors in connection with all current products and products in design and development.

(iii) “Registered Intellectual Property” shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks and service marks, applications to register trademarks and service marks, intent-to-use applications, or other registrations or applications related to trademarks and service marks, and any domain name registrations; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

(iv) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its subsidiaries.

(b) Section 3.10(b) of the Company Disclosure Schedule is a complete and correct list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been filed, issued or registered and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the “PTO”) or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

(c) No Company Intellectual Property (excepting any Intellectual Property exclusively licensed-in) or product (excepting any third party Intellectual Property licensed-in) of the Company is subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company or any of its subsidiaries. No Company Intellectual Property (excepting any Intellectual Property exclusively licensed-in) is subject to any proceeding or outstanding decree, order, judgment, or stipulation which may affect the validity or enforceability of such Company Intellectual Property. No Company Intellectual Property (excepting any Intellectual Property exclusively licensed-in) is subject to any contract, license or agreement restricting the use, transfer, or licensing thereof by the Company or any of its subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect on the Company.

(d) All necessary registration, maintenance and renewal fees, and annuities currently due in connection with such Company Registered Intellectual Property have been made, and all legally required documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of perfecting, prosecuting or maintaining such Company Registered Intellectual Property. To the knowledge of the Company, each item of Company Registered Intellectual Property that is not an application is valid and subsisting.

(e) The Company owns and has good and exclusive title to, each material item of Company Intellectual Property (excepting any Intellectual Property exclusively licensed-in) free and clear of any lien or encumbrance (excluding non-exclusive licenses). The Company is the exclusive owner of or is licensed or otherwise permitted to use all trademarks and service marks and trade names used in connection with the operation or conduct of the business of the Company and its subsidiaries, including the sale, distribution or provision of any of the Company’s products by the Company or its subsidiaries and the Company owns exclusively, and has good title to, or is licensed or otherwise permitted to use, all copyrighted works that are included with or incorporated into products of the Company or which the Company or any of its subsidiaries otherwise purports to own.

(f) To the extent that any material technology, software or Intellectual Property has been developed or created independently or jointly by a third party for the Company or any of its subsidiaries or is incorporated into any of the Company’s products, the Company has either (i) obtained ownership of, and is the exclusive owner of, or (ii) obtained a license sufficient for the conduct of its business as currently conducted) to such third party’s Intellectual Property in such work, material or invention.

(g) Neither the Company nor any of its subsidiaries has granted any exclusive license with respect to, any material Intellectual Property that is or was Company Intellectual

Property, to any third party. In the past three (3) years, neither Company nor or any of its subsidiaries has transferred ownership of any material Company Intellectual Property, nor permitted the Company’s rights in such Company Intellectual Property to lapse or enter the public domain.

(h) Section 3.10(h) of the Company Disclosure Schedule is a complete and correct list of all material contracts, licenses and agreements to which the Company or any of its subsidiaries is a party: (i) with respect to Company Intellectual Property licensed or transferred to any third party (ii) pursuant to which a third party has licensed or transferred ownership of any Intellectual Property to the Company.

(i) All contracts, licenses and agreements listed in Section 3.10(h) of the Company Disclosure Schedule are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements listed in Section 3.10(h) of the Company Disclosure Schedule. Each of the Company and its subsidiaries is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements listed in Section 3.10(h) of the Company Disclosure Schedule and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company’s and its subsidiaries’ rights under such contracts, licenses and agreements to the same extent the Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Merger Sub, by operation of law or otherwise, of any contracts or agreements to which the Company or any of its subsidiaries is a party, will result in (i) either Parent’s or the Merger Sub’s granting to any third party any right to or with respect to any Intellectual Property right owned by, or licensed to, either of them, (ii) either the Parent’s or the Merger Sub’s being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) either the Parent’s or the Merger Sub’s being obligated to pay any royalties or other amounts to any third party in excess of those payable by the Company prior to the Closing.

(j) The operation of the business of the Company and its subsidiaries as such business is currently conducted, including (i) the Company’s and its subsidiaries’ design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of the Company and its subsidiaries (including the Company’s products) and (ii) the Company’s use of any product, device or process, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or unfair trade practices under the laws of any jurisdiction.

(k) Neither the Company nor any of its subsidiaries has received notice from any third party in the past three (3) years that the operation of the business of the Company or any of its subsidiaries or any act, product or service of the Company or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

(l) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, to the Company’s knowledge, no third party is infringing on any of the Intellectual Property owned by the Company.

(m) The Company and each of its subsidiaries has taken reasonable steps under the circumstances to protect the Company’s and its subsidiaries’ rights in the Company’s confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties that it is obligated to protect provided to the Company or any of its subsidiaries, and, without limiting the foregoing, each of the Company and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent, and all current and former employees, and the consultants of the Company and any of its subsidiaries have executed such an agreement.

(n) No Public Software (as such term is defined below) was or is, in whole or in part, incorporated in or distributed with any Company Intellectual Property or Company products. For the purposes of this Agreement, “Public Software” means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (A) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (B) the Artistic License (e.g., PERL), (C) the Mozilla Public License, (D) the Netscape Public License, (E) the Sun Community Source License (SCSL), (F) the Sun Industry Standards License (SISL), (G) the BSD License, and (H) the Apache License.

(o) Section 3.10(h) of the Company Disclosure Schedule is a complete and correct list of all material contracts, licenses and agreements under which Company or any of its subsidiaries has delivered copies of or disclosed, or promised to deliver or disclose any source code of any material software owned by Company or any of its subsidiaries, whether pursuant to an escrow arrangement or otherwise.

(p) Section 3.10(p) of the Company Disclosure Schedule identifies all non-expired agreements pursuant to which Company or one of its subsidiaries has a material obligation or material duty to indemnify a third party with respect to the infringement or misappropriation of any Intellectual Property.

3.11. Title to Properties. Except as disclosed in the Company SEC Documents filed prior to the date hereof, each of the Company and its subsidiaries (i) has good and marketable title to all of its material properties (real, personal or intangible) and assets that are reflected on the latest balance sheet included in such Company SEC Documents as being owned by the Company or one of its subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to the Company’s business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all liens, mortgages, easements, irregularities of title or other encumbrances of any nature except (1) statutory liens securing payments not yet due and (2) such imperfections or irregularities of title or other liens (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) all real property mortgages and deeds of trust except that secured indebtedness that is properly reflected in the latest Company SEC Documents filed prior to the date hereof, and (ii) is the lessee or sublessee of all leasehold estates listed in the Company SEC Documents or acquired after the date thereof and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee (or event which with notice or lapse of time, or both, would constitute a material default) or, to the Company’s knowledge, the lessor where such default could reasonably be expected to have a Material Adverse Effect.

3.12. Registration Statement; Proxy Statement. None of the information provided by the Company for inclusion in the registration statement on Form S-4 (such registration statement as amended, supplemented or modified, the “Registration Statement”) to be filed with the Commission by Parent under the Securities Act, including the prospectus relating to the shares of Parent Class A Common Stock to be issued in the Mergers (as amended, supplemented or modified, the “Prospectus”) and the proxy statement and form of proxy relating to the vote of the shareholders of the Company with respect to the Mergers (as amended, supplemented or modified, the “Proxy Statement”), at the time the Registration Statement becomes effective or, in the case of the Proxy Statement, at the date of mailing and at the date of the Company Shareholders Meeting, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (and, in the case of the Proxy Statement, in light of the circumstances under which they were made), not misleading. The Proxy Statement, except for such portion thereof that relates to Parent and its subsidiaries (as to which no representations or warranties are made), will comply as to form in all material respects with the provisions of the Exchange Act.

3.13. Litigation. Except as specifically disclosed in the Company SEC Documents filed with the Commission prior to the date of this Agreement, there is no suit, claim, action, proceeding, audit or investigation pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company. Since December 31, 2000 the Company has not been subject to any outstanding order, writ, injunction or decree specifically applicable to the Company which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

3.14. Brokerage and Finder’s Fees; Expenses. Except in connection with the retention of Wachovia Capital Markets, LLC (“Wachovia Securities”) (the fees of which firm shall be the sole responsibility of the Company), neither the Company nor any shareholder, director, officer or employee thereof has incurred or will incur on behalf of the Company any brokerage, finder’s or similar fee in connection with the transactions contemplated by this Agreement. The Company has heretofore made available to Parent a complete and correct copy of the engagement letter between the Company and Wachovia Securities.

3.15. Employee Benefit Plans. (a) For purposes of this Agreement, the following terms have the definitions given below:

“Company Plan” means each (i) “employee benefit plan,” as defined in Section 3(3) of ERISA (including any “multiemployer plan” as defined in Section 3(37) of ERISA), and (ii) all other pension, retirement, supplemental retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, employment, severance, salary continuation, termination, change-of-control, health, life, disability, group insurance, vacation, holiday and fringe benefit plan, program, contract or arrangement (whether written or unwritten, qualified or nonqualified, funded or unfunded and including any that have been frozen or terminated) currently maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate or under which the Company or any ERISA Affiliate has any liability.

“Controlled Group Liability” means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, or (v) corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the Plans.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Withdrawal Liability” means liability to a Multiemployer Plan (as defined in Section 3.16(f)) as a result of a complete or partial withdrawal from such Multiemployer Plan or reorganization of such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

(b) With respect to each Company Plan, the Company has made available to Parent a correct and complete copy of each document relating to a material liability with respect thereto, including without limitation the following (where applicable): (i) each writing constituting a part of such Company Plan, including without limitation all plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the Internal Revenue Service, if any. No Company Plan is now nor at any time has been subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA.

(c) The Company Plans which are “employee pension benefit plans” within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code, or Sections 401(k) or 401(m) of the Code, as

applicable (each a “Qualified Plan”), to the Company’s knowledge, now meet, and at all times since their inception have met, the requirements for such qualification, and the related trusts are now, and at all times since their inception have been, exempt from taxation under Section 501(a) of the Code. Each of the Qualified Plans has received a favorable determination from the Internal Revenue Service, and no such determination letter has been revoked nor, to the Company’s knowledge, are there any existing circumstances why any such determination letter should be revoked, nor has any Qualified Plan been amended (or failed to be amended) since the date of its most recent determination letter in any respect which would adversely affect the qualified status of any Qualified Plan or the related trust.

(d) All contributions required to be made to any Company Plan by Applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Plan, before the date hereof have been made or paid in full on or before the final due date thereof and through the Effective Time will be made or paid on time.

(e) The Company and its subsidiaries have materially complied, and are now in material compliance, with all applicable provisions of ERISA and the Code and all Applicable Laws relating to employees and employee benefits. Each Company Plan has been established and operated in material compliance with its terms and Applicable Laws. There is not now, and there are no existing circumstances that, individually or in the aggregate, would reasonably be expected to give rise to, any requirement for the posting of security with respect to a Company Plan or the imposition of any lien on the assets of the Company or any of its subsidiaries or any Company Plan under ERISA or the Code. The Company and its subsidiaries are each in material compliance with all Applicable Laws respecting employment.

(f) No Company Plan is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), nor has the Company or any of its subsidiaries or any of their respective ERISA Affiliates, at any time within six years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. With respect to each Multiemployer Plan: (i) neither the Company nor any of its ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full; (ii) neither the Company nor any ERISA Affiliate has received any notification, nor has any reason to believe, that any such Company Plan is in reorganization, is insolvent, or has been terminated, or could reasonably be expected to be in reorganization, to be insolvent, or to be terminated; and (iii) no circumstances exist which individually or in the aggregate could reasonably be expected to result in Withdrawal Liability with respect to a Plan.

(g) There does not now exist, and there are no existing circumstances that individually or in the aggregate would reasonably be expected to result in, any material Controlled Group Liability. Without limiting the generality of the foregoing, neither the Company nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

(h) No Company Plan provides benefits, including, without limitation, death or medical benefits, beyond retirement, and in the case of everything else except death benefits, beyond termination of service for any reasons except retirement, other than (A) coverage mandated by law or (B) death or retirement benefits under a Qualified Plan. Neither the Company nor any ERISA Affiliate has made a written or oral representation to any current or former employee promising or guaranteeing any employer paid continuation of medical, dental, life or disability coverage for any period of time beyond retirement or termination of employment.

(i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby either solely as a result thereof or in conjunction with any other events will result in, or constitute an event which, with the passage of time or the giving of notice or both will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of the Company or any of its subsidiaries. Without limiting the generality of the foregoing, no amount paid or payable by the Company or any of its subsidiaries or affiliates in connection with the transactions contemplated hereby either solely as a result thereof or in conjunction with any other events will be an “excess parachute payment” within the meaning of Section 280G of the Code. There is no agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts (as defined in Section 3.16), will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code, nor will the Company be required to “gross up” or otherwise compensate or reimburse any such person because of the imposition of any excise tax.

(j) There are no pending, or, to the knowledge of the Company, threatened material actions (other than claims for benefits in the ordinary course), audits or investigations with respect to the Company Plans by any Governmental Authority or otherwise, and, to the knowledge of the Company, there are no circumstances that would give rise to such actions, audits or investigations. There are no material filings or applications to any Governmental Authority which are currently outstanding or being prepared by the Company or any Company Plan with respect to the Company Plans, including, but not limited to filings under the Employee Plans Compliance Resolution System (as set forth in Rev. Proc. 2003-44, and any successor thereto) or the Voluntary Fiduciary Correction or Delinquent Filer Voluntary Compliance programs of the Department of Labor.

(k) Section 3.15(k) to the Company Disclosure Schedule sets forth a list of each employment, consulting, severance or similar agreement under which the Company or any of its subsidiaries is or could reasonably be expected to become obligated to provide compensation or benefits in excess of $100,000, and the Company provided to Parent a copy of each such agreement.

(l) No employer securities, employer real property (within the meaning of Section 407 of ERISA) or other employer property is included in the assets of any Plan.

(m) No event has occurred, and there exists no condition or set of circumstances in connection with any Plan, under which the Parent, Merger Sub, the Company or any of its subsidiaries, directly or indirectly, could reasonably be expected to be subject to any risk of material liability under Sections 409 or 502 of ERISA or Section 4975 of the Code.

(n) Company maintains policies or practices on the proper classification for all employees, leased employees, consultants and independent contracts, for all purposes (including, without limitation, for all tax purpose and for purposes of determining eligibility to participate in any Plan) and has materially complied with such policies and practices.

3.16. Contracts. Section 3.16 to the Company Disclosure Schedule lists all contracts, agreements, guarantees, leases (other than real property leases) and executory commitments (each a “Contract”), other than Plans and any Contracts heretofore filed as an exhibit to any Company SEC Document since December 31, 2000, that exist as of the date hereof to which the Company is a party or by which it is bound and which fall within any of the following categories: (a) Contracts not entered into in the ordinary course of the Company’s business other than those that individually or in the aggregate are not material to the business of the Company, (b) joint venture and partnership agreements, (c) Contracts containing covenants purporting to limit the freedom of the Company or any of its affiliates to compete in any line of business in any geographic area or to hire any individual or group of individuals, (d) Contracts which after the Effective Time would have the effect of limiting the freedom of Parent or its subsidiaries (including the Surviving Corporation) to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts which contain minimum purchase conditions in excess of $500,000, or requirements or other terms that restrict or limit the purchasing relationships of the Company or its affiliates, or any customer, licensee or lessee thereof, (f) Contracts relating to any outstanding commitment for capital expenditures in excess of $500,000, (g) indentures, mortgages, promissory notes, loan agreements or guarantees of borrowed money in excess of $1,000,000 in the aggregate, letters of credit or other agreements or instruments of the Company or commitments for the borrowing or the lending by the Company of amounts in excess of $1,000,000 in the aggregate, or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of the Company with an aggregate value in excess of $1,000,000, (h) Contracts providing for “earn-outs” or other contingent payments by the Company involving more than $100,000 in the aggregate over the terms of all such Contracts, (i) Contracts associated with off balance sheet financing, including but not limited to arrangements for the sale of receivables, (j) all licenses or similar agreements granting the right to use any material Intellectual Property identified in Section 3.10(h) of the Company Disclosure Schedule, (k) stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements relating to material transactions since January 1, 1999, (l) any distribution agreements, or (m) any agreement that is material to the Company and its subsidiaries taken as a whole, irrespective of amount. All material Contracts are valid and binding obligations of the Company and, to the knowledge of the Company, the valid and binding obligation of each other party thereto. Neither the Company nor, to the knowledge of the Company, any other party thereto is in material violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a material default under or permit the termination of, any Contract listed in Section 3.16 of the Company Disclosure Schedule. Set forth in Section 3.16(i) to the

Company Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of the Company and its subsidiaries from (i) the Exhibits to the Company’s Form 10-K for the period ended December 31, 2003 filed with the Commission, with respect to the terms of such indebtedness, and (ii) the description in the financial statements (including the notes thereto) incorporated in the Company’s Form 10-K for the period ended December 31, 2003 filed with the Commission, with respect to the amount of such indebtedness. Set forth in Section 3.16(j) to the Company Disclosure Schedule is the amount of the annual premium currently paid by the Company for its directors’ and officers’ liability insurance.

3.17. Labor Matters. At the present time and during the past three years, (A) no unfair labor practice complaint or charge against the Company has been brought before, or, to the knowledge of the Company, threatened by, the National Labor Relations Board or any other government agency or court in any jurisdiction; (B) there has not occurred or, to the knowledge of the Company, been threatened any labor strike, dispute, picketing, slowdown, stoppage, or other similar labor activity against or involving the Company; (C) the Company is not, nor has been party to any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent, or, to the knowledge of the Company, attempting to represent any employee; (D) the Company is not, nor ever has been a party to, or threatened with, any union organizing or election activity or any dispute or controversy with a union involving its employees; (E) the Company has not experienced any material labor difficulty; and (F) the Company has no knowledge that the Company’s relations with its employees are other than satisfactory. To the knowledge of the Company, no key employee of the Company intends to terminate employment with the Company.

3.18. Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against in the consolidated balance sheet of the Company as of December 31, 2003 included in the Company SEC Documents, or disclosed in the footnotes to the financial statements as of such date or the footnotes to the December 31, 2003 financial statements included in the Company SEC Documents filed prior to the date hereof, (ii) as incurred after December 31, 2003 in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, or (iii) as described in the Company SEC documents filed since December 31, 2003 but prior to the date hereof, the Company does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

3.19. Operation of the Company’s Business; Relationships. (a) Since December 31, 2003 through the date of this Agreement and except for entering into this Agreement, the Company has not engaged in any transaction which, if done after execution of this Agreement, would violate in any material respect Section 5.3(c), except as specifically disclosed in the Company SEC Documents filed with the Commission prior to the date of this Agreement.

(b) The Company has made available to Parent a list of the Company’s top ten customers (determined by fiscal year 2003 annual revenue) (the “Top 10 Customers”) and the Company’s top ten suppliers (determined by fiscal year 2003 annual expense) (the “Top 10 Suppliers”). To the knowledge of the Company, (i) from December 31, 2003 to the date hereof, none of the Top 10 Customers has indicated in writing that it will stop or materially decrease purchasing materials, products or services from the Company, and (ii) since December 31, 2003, none of the Top 10 Suppliers has indicated in writing that it will stop or materially decrease the supply of materials, products or services to the Company, or impose conditions or credit limits on the Company.

3.20. Permits; Compliance. The Company is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), except where the failure to be in possession of such Company Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

3.21. Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect on the Company, the Company and its subsidiaries and the properties and operations of the Company and its subsidiaries and, with respect to the operations of the Company, its predecessors, are not subject to any pending or, to the knowledge of the Company, threatened action under any Environmental Law, including without limitation with respect to any present or former operations, facilities or subsidiaries and, with respect to the operations of the Company, its predecessors. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect on the Company, there has been no Release (as defined below) of any Hazardous Materials (as defined below) into the environment by the Company or its subsidiaries or their predecessors, and there are no Hazardous Materials present at, on, under, within or which have migrated from, any properties of the Company or its subsidiaries or, including without limitation any former property owned, leased or operated by the Company, its subsidiaries, or their respective predecessors, with respect to the operations of the Company, its subsidiaries or their respective predecessors. Neither the Company nor any of its subsidiaries nor, with respect to the operations of the Company, its or its subsidiaries’ corporate predecessors (x) has received any written notice that the Company, any of its subsidiaries or their predecessors or any of their respective present or former operations or facilities is or may be a potentially responsible party or otherwise liable in connection with any site used for the disposal of or otherwise containing Hazardous Materials, or (y) to the knowledge of the Company, without further inquiry, has disposed of, arranged for the disposal of, or transported any Hazardous Materials to any site which is listed on the U.S. Environmental Protection Agency’s National Priorities List or which is otherwise subject to material remediation, investigation or a clean-up order or agreement from or with a Governmental Authority. The Company and its subsidiaries have made available to Parent all material internal and external environmental audits and reports (in each case relevant to the Company, any of its subsidiaries or their predecessors) in the possession of the Company or its subsidiaries. The term “Environmental Laws” means all Applicable Laws relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) and other Applicable Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes, (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder, as in effect on the date hereof. “Release” shall have the meaning as defined in are interpreted under CERCLA.

3.22. Opinion of Financial Advisor. The Company has received the opinion of Wachovia Securities to the effect that, as of the date of this Agreement, the Merger Consideration is fair from a financial point of view to the shareholders of the Company, and as of the date of this Agreement, such opinion has not been withdrawn or revoked or modified in any material respect. The Company shall provide a copy of the written confirmation of such opinion as promptly as practicable.

3.23. Board Recommendation. As of the date of this Agreement, the Board of Directors of the Company, at a meeting duly called and held at which a quorum was present throughout, has by the requisite vote of the directors (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are advisable and in the best interests of the Company Shareholders and (ii) resolved to recommend that the holders of the shares of Company Common Stock entitled to vote thereon approve and adopt this Agreement and the transactions contemplated herein, including the Mergers (the “Company Board Recommendation”). As of the date of this Agreement, the Company Board Recommendation has not been withdrawn, revoked or modified.

3.24. Related Party Transactions. Since the date of the Company’s proxy statement filed on December 31, 2003, no event has occurred that would be required to be reported under Item 404 of Regulation S-K promulgated by the Commission.

3.25. Takeover Statutes; Rights Plan. The Company has taken all actions such that no restrictive provision of any “fair price,” “moratorium,” “control share acquisition,” “interested shareholder” or other similar anti-takeover statute or regulation (each a “Takeover Statute”) or restrictive provision of any applicable anti-takeover provision in the governing documents of the Company is, or at the Effective Time will be, applicable to the Company, Parent, Merger Sub, the Mergers, this Agreement, the Voting Agreements or any of the other transactions contemplated hereby or thereby. After giving effect to the amendment to the Rights Plan effective as of the date hereof, the Rights Plan is inapplicable to the Mergers, this Agreement, the Voting Agreement, and the transactions contemplated hereby or thereby.

3.26. Certain Transactions. Neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture agreement, partnership agreement or any Contract associated with off balance sheet financing, including arrangements for the sale of receivables.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB AND LLC

In order to induce Company to enter into this Agreement, Parent, Merger Sub and LLC hereby represent and warrant to the Company that, except as set forth in the written disclosure schedule prepared by Parent which is dated as of the date of this Agreement and arranged in sections corresponding to the numbered and lettered sections contained in this Article IV and was previously delivered to the Company in connection herewith (the “Parent Disclosure Schedule”):

4.1. Organization and Standing. Each of Parent and Merger Sub and each subsidiary (as defined in Section 8.3) of Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Parent and each subsidiary of Parent is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Parent. Parent is not in default in the performance, observance or fulfillment of any provision of its Restated Certificate of Incorporation or its Bylaws, each as in effect on the date hereof (the “Parent Certificate” and the “Parent Bylaws,” respectively). Parent has heretofore furnished to the Company a complete and correct copy of the Parent Certificate and the Parent Bylaws.

4.2. Subsidiaries. Parent does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the subsidiaries and other entities listed in Exhibit 21 to Parent’s Annual Report on Form 10-K for the fiscal year ended January 2, 2004. Except as set forth in Section 4.2 to the Parent Disclosure Schedule, Parent is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity or enterprise that is not wholly owned by Parent. Parent owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of Parent’s subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances. Each of the outstanding shares of capital stock of each of Parent’s subsidiaries is duly authorized, validly issued, fully paid and nonassessable. All of the capital stock of each subsidiary of Parent is owned by Parent and/or one or more wholly-owned subsidiaries of Parent. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer of any capital stock or other securities of any subsidiary of Parent, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock or other securities of any subsidiary of Parent, and neither Parent nor any subsidiary of Parent has any obligation of any kind to issue any additional shares of capital stock or other securities of any subsidiary of Parent or to pay for or repurchase any shares of capital stock or other securities of any subsidiary of Parent or any predecessor thereof.

4.3. Corporate Power and Authority. Parent, Merger Sub and LLC have all requisite power and authority to (a) enter into and deliver this Agreement and (b) perform their obligations hereunder to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Parent, Merger Sub and LLC have been duly authorized by all necessary corporate action on the part of Parent, Merger Sub and LLC. This Agreement has been duly executed and delivered by Parent, Merger Sub and LLC and constitutes the legal, valid and binding obligation of Parent, Merger Sub and LLC enforceable against them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.4. Capitalization of Parent, Merger Sub and LLC. (a) As of March 10, 2004, Parent’s authorized capital stock consisted solely of (x) 300,000,000 shares of Class A common stock, par value $.01 per share (“Parent Class A Common Stock”), of which (i) 139,894,961 shares were issued and outstanding, (ii) 2,357,690 shares were issued and held in treasury (which does not include the shares reserved for issuance set forth in clause (iii) below) and no shares were held by subsidiaries of Parent, (iii) 17,432,246 shares were reserved for issuance upon the exercise of outstanding options, (iv) no shares were reserved for issuance upon the conversion of Parent Class B Common Stock (as defined below) into Parent Class A Common Stock, (v) 5,496,291 shares were reserved for future issuance under outstanding options granted by Parent, and (vi) no shares reserved for issuance upon the exercise of outstanding warrants issued by Parent; (y) 300,000,000 shares of Class B common stock, par value $.01 per share (“Parent Class B Common Stock” and, with the Parent Class A Common Stock, the “Parent Common Stock”), of which (i) no shares were issued and outstanding, (ii) no shares were issued and held in treasury and no shares were held by subsidiaries of Parent, and (iii) 159,684,897 shares were reserved for issuance upon the conversion of Parent Class A Common Stock into Parent Class B Common Stock; and (z) 100,000 shares of Preferred Stock, par value $.01 per share (“Parent Preferred Stock”), of which (i) no shares were issued and outstanding, (ii) no shares were issued and held in treasury and no shares were held by subsidiaries of Parent, and (iii) no shares were reserved for issuance. Each outstanding share of Parent capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Other than as set forth in the first sentence hereof, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer by Parent of any securities of Parent, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Parent, and neither Parent nor any subsidiary of Parent has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of Parent or any predecessor. Parent has no agreement, arrangement or understandings to register any securities of Parent or any of its subsidiaries under the

Securities Act or under any state securities law and has not granted registration rights to any person or entity (other than agreements, arrangements or understandings with respect to registration rights that are no longer in effect as of the date of this Agreement); copies of all such agreements have previously been made available to the Company.

(b) The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, $.01 par value per share, all of which, as of the date hereof, are issued and outstanding and are held directly by Parent. All of the outstanding shares of Merger Sub’s common stock have been duly authorized and validly issued, and are fully paid and nonassessable. Merger Sub has no subsidiaries. Merger Sub was formed for the purpose of consummating the Mergers and has no material assets or liabilities except as necessary for such purpose.

(c) LLC is a single member Delaware limited liability company, and all of the outstanding membership interests of the LLC are owned by Parent. Parent has not elected to treat LLC as a corporation for federal income Tax purposes. Other than Merger Sub, LLC has no subsidiaries. LLC was formed for the purpose of consummating the Mergers and has no material assets or liabilities except as necessary for such purpose.

4.5. Conflicts; Consents and Approvals. Except, in the case of (b), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, neither the execution and delivery of this Agreement by Parent, Merger Sub or LLC, nor the consummation of the transactions contemplated hereby or thereby, will:

(a) conflict with, or result in a breach of any provision of, the Parent Certificate or the Parent Bylaws or the Articles of Incorporation and Bylaws of Merger Sub or the organizational document of LLC;

(b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Parent or any of its subsidiaries is a party;

(c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its subsidiaries or any of their respective properties or assets; or

(d) require any action or consent or approval of, or review by, or registration or filing by Parent, Merger Sub or LLC or any of their affiliates with, any third party or any Governmental Authority, other than (i) actions required by the HSR Act, (ii) filings and consents under Foreign Antitrust Laws, and (iii) registrations, filings, consents, approvals or other actions required under federal and state securities laws and the rules of the Nasdaq Stock Market, Inc. as are contemplated by this Agreement, and (iv) the filing of the Agreement of Merger with the Secretary of State.

4.6. No Material Adverse Effect. Except as specifically disclosed in the Parent SEC Documents (as defined in Section 4.7) filed with the Commission prior to the date of this Agreement, since December 31, 2003, there has been no Material Adverse Effect on Parent.

4.7. Parent SEC Documents. Parent has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 2001 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the “Parent SEC Documents”). The Parent SEC Documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of any prospectus, in light of the circumstances under which they were made), not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Parent included in the Parent SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly presented (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments consistent with past practice), in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of Parent is or has been subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the Commission, the Nasdaq Stock Market, Inc., any stock exchange or any other comparable Governmental Authority.

4.8. Registration Statement; Proxy Statement. None of the information provided by Parent for inclusion in the Registration Statement or the Proxy Statement, at the time the Registration Statement becomes effective or, in the case of the Proxy Statement, at the date of mailing and at the date of the Company Shareholders Meeting, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (and, in the case of the Proxy Statement, in light of the circumstances under which they were made), not misleading. The Proxy Statement, except for the portion thereof that relates to the Company and its subsidiaries (as to which no representations or warranties are made), will comply as to form in all material respects with the provisions of the Exchange Act, and the Registration Statement, except for such portion thereof that relates to the Company and its subsidiaries (as to which no representations or warranties are made), will comply as to form in all material respects with the provisions of the Securities Act.

4.9. Litigation. Except as specifically disclosed in the Parent SEC Documents filed with the Commission prior to the date of this Agreement, there is no action pending or, to the knowledge of Parent, threatened against Parent which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent or a material adverse effect on the ability of Parent to consummate the transactions contemplated hereby. Since December 31, 2003, Parent has not been subject to any outstanding order, writ, injunction or decree specifically applicable to Parent which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent.

4.10. Valid Issuance. The Parent Class A Common Stock to be issued in the Mergers and upon the exercise of Converted Options, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, free of all liens and encumbrances and not subject to preemptive rights, and will be issued in compliance with the Securities Act and applicable state securities laws.

4.11. Financing. Parent possesses and will possess sufficient cash funds and has and will have available to it adequate financial resources to pay all required cash amounts to the Company’s shareholders pursuant to Article II of this Agreement.

4.12. Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against in the consolidated balance sheet of Parent as of December 31, 2003 included in the Parent SEC Documents, or disclosed in the footnotes to the financial statements as of such date or the footnotes to the December 31, 2003 financial statements included in the Parent SEC Documents filed prior to the date hereof, (ii) as incurred after December 31, 2003 in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, or (iii) as described in the Parent SEC Documents filed since December 31, 2003 but prior to the date hereof, Parent has not incurred through the date hereof any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent.

4.13. Operation of Parent’s Business; Relationships.

(a) Since December 31, 2003 through the date of this Agreement and except for entering into this Agreement, Parent has not engaged in any transaction, except in the ordinary course of business or as specifically disclosed in the Parent SEC Documents filed with the Commission prior to the date of this Agreement. From December 31, 2003 until the date hereof, Parent has not declared, set aside or paid any dividend or other distribution in respect of any capital stock of Parent, nor split, combined or reclassified any of its capital stock.

(b) From December 31, 2003 to the date hereof, to the Parent’s knowledge, no material customer of Parent has indicated in writing that it will stop or materially decrease purchasing materials, products or services from Parent and since December 31, 2003, to the Parent’s knowledge, no material supplier of Parent has indicated in writing that it will stop or materially decrease the supply of materials, products or services to Parent, in each case, the effect of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Parent.

4.14. Permits; Compliance. Parent is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Parent Permits”), except where the failure to be in possession of such Parent Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

4.15. Environmental Matters. Except for matters disclosed in the Parent SEC Documents filed prior to the date hereof and except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect on the Parent, the Parent and its subsidiaries and the properties and operations of the Parent and its subsidiaries and, with respect to the operations of the Parent, its predecessors, are not subject to any pending or, to the knowledge of the Parent, threatened action under any Environmental Law, including without limitation with respect to any present or former operations, facilities or subsidiaries and, with respect to the operations of the Parent, its predecessors. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect on the Parent, there has been no Release of any Hazardous Materials into the environment by the Parent or its subsidiaries or their predecessors, and there are no Hazardous Materials present at, on, under, within or which have migrated from, any properties of the Parent or its subsidiaries or, including without limitation any former property owned, leased or operated by the Parent, its subsidiaries, or their respective predecessors, with respect to the operations of the Parent, its subsidiaries or their respective predecessors. Neither the Parent nor any of its subsidiaries nor, with respect to the operations of the Parent, its or its subsidiaries’ corporate predecessors (x) has received any written notice that the Parent, any of its subsidiaries or their predecessors or any of their respective present or former operations or facilities is or may be a potentially responsible party or otherwise liable in connection with any site used for the disposal of or otherwise containing Hazardous Materials, or (y) to the knowledge of the Parent, without further inquiry, has disposed of, arranged for the disposal of, or transported any Hazardous Materials to any site which is listed on the U.S. Environmental Protection Agency’s National Priorities List or which is otherwise subject to a material remediation, investigation or clean-up order or agreement from or with a Governmental Authority.

4.16. Brokerage and Finder’s Fees; Expenses. Except in connection with the retention of Piper Jaffray (the fees of which firm shall be the sole responsibility of Parent), neither Parent nor any director, officer or employee thereof has incurred or will incur on behalf of Parent any brokerage, finder’s or similar fee in connection with the transactions contemplated by this Agreement.

4.17. Reorganization. Assuming that the Tax Free Valuation Test is satisfied, Parent knows of no reason that would cause the Mergers to fail to qualify as reorganization under Section 368(a) of the Code. Neither Parent nor any of its affiliates has taken or agreed to take any action (other than actions specifically contemplated by the Agreement) that would prevent the Mergers from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

4.18. Compliance with Law. Except as specifically disclosed in the Parent SEC Documents filed with the Commission prior to the date hereof, the Parent is in material compliance with all Applicable Laws entered by any Governmental Authority, relating to the Parent or its business or properties. Except as specifically disclosed in the Parent SEC Documents filed with the Commission prior to the date hereof, no material investigation or review by any Governmental Authority with respect to the Parent is pending, or, to the knowledge of the Parent, threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same.

4.19. Intellectual Property.

(a) The operation of the business of Parent and its subsidiaries as such business is currently conducted, including (i) Parent’s and its subsidiaries’ design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Parent and its subsidiaries (including Parent’s products) and (ii) Parent’s use of any product, device or process, has not and does not infringe or misappropriate the Intellectual Property (as defined in Section 3.10) of any third party or constitute unfair competition or unfair trade practices under the laws of any jurisdiction.

(b) Neither the Parent nor any of its subsidiaries has, in the past three (3) years, received notice from any third party that the operation of the business of Parent or any of its subsidiaries or any act, product or service of Parent or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

4.20. Certain Transactions. Neither Parent nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture agreement, partnership agreement or any Contract associated with off balance sheet financing, including arrangements for the sale of receivables.

ARTICLE V

COVENANTS

5.1. Mutual Covenants.

(a) HSR Act Filings; Reasonable Efforts; Notification. (i) Each of Parent and the Company shall (A) make or cause to be made the filings required of such party or any of its subsidiaries or affiliates under the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within five business days after the date of this Agreement, (B) cooperate with the other party in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under any Foreign Antitrust Laws the parties reasonably agree are applicable (the “Agreed Foreign Approvals”) with respect to any such filing or any such transaction. Each party shall use all reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Applicable Laws in connection with the Mergers and the other transactions contemplated by this Agreement. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Authority regarding any such filings or any such transaction. Neither party shall independently participate in any formal meeting with any Governmental Authority in respect of any such filings, investigation, or other inquiry without giving the other party prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate. The parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or other Antitrust Laws.

(ii) Each of Parent and the Company shall use reasonable efforts to resolve such objections, if any, as may be asserted by the Federal Trade Commission or the Department of Justice (either, an “HSR Authority”) or any Governmental Authority with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, any Foreign Antitrust Laws, and any other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”). Parent shall be entitled to direct any proceedings or negotiations with any Governmental Authority relating to any of the foregoing described in this paragraph (ii) or to the matters described in paragraph (i) of this Section 5.1(a), provided that it shall afford the Company a reasonable opportunity to participate therein, and provided, further, that nothing in this sentence shall affect the parties’ rights and obligations contained in the third, fourth and fifth sentences of Section 5.1(a)(i). Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.1(a) shall limit a party’s right to terminate this Agreement pursuant to Section 7.1, so long as such party has up to then complied in all material respects with its obligations under this Section 5.1(a). Each of Parent and the Company shall use all reasonable efforts to take such action as may be required to cause the expiration or early termination of the notice period under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

(iii) Each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement, including (A) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including other filings with Governmental Authorities, if any), subject to the limitations of Section 5.1(a)(ii), (B) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Mergers that are necessary to consummate the Mergers and the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on Parent or the Company from occurring prior to or after the Effective Time, (C) the preparation of the Proxy Statement, the Prospectus and the Registration Statement, (D) the taking of all action necessary to ensure that the Mergers constitute a reorganization within the meaning of Section

368(a) of the Code and (E) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

(iv) Notwithstanding anything to the contrary in this Agreement, neither Parent nor the Company shall be required to (i) hold separate (including by trust or otherwise) or divest any of their respective businesses or assets or (ii) waive any of the conditions to the Mergers set forth in Article VI of this Agreement as they apply to such party.

(b) Tax Free Treatment. Each of the parties shall use all reasonable efforts to cause the Mergers to constitute a “reorganization” under Section 368(a) of the Code and to deliver the factual representations requested by counsel described in Section 6.2(e) and 6.3(e) of this Agreement. Provided that the Tax Free Valuation Test is met, then each of Parent, Merger Sub and LLC shall report the Mergers as a reorganization within the meaning of Section 368(a) of the Code. Each of the parties shall provide to tax counsel certain factual representations reasonably requested by such tax counsel in connection with their provision of tax opinions to be included as exhibits to the Registration Statement.

(c) Public Announcements. Each of the parties agrees that it shall not, nor shall any of their respective affiliates, issue or cause the publication of any press release or other public announcement with respect to the Mergers, this Agreement or the other transactions contemplated hereby without the prior approval of the other party, except such disclosure as may be required by law or by any listing agreement with the Nasdaq Stock Market, Inc., or a national securities exchange; provided, if such disclosure is required by law or any such listing agreement, such disclosure may not be made without prior consultation of the other parties.

(d) Proxy Statement; Registration Statement. As promptly as practicable after the execution of this Agreement, the Company shall prepare the Proxy Statement, and the Company shall each file the Proxy Statement with the Commission. Each of Parent and the Company shall, as promptly as practicable, furnish the other party with all information concerning it as may be required for inclusion in the Proxy Statement and the Registration Statement.

(e) Section 16 Matters. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause the Mergers and the transactions contemplated hereby, including any dispositions of Company Common Stock (including derivative securities with respect to the Company Common Stock) and acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or Parent, as the case may be, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

5.2. Covenants of Parent.

(a) Registration Statement. Parent shall prepare and file the Registration Statement with the Commission as soon as is reasonably practicable and shall use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Time. If, at any time prior to the Effective Time, Parent shall obtain knowledge of any information pertaining to Parent that would require an amendment or supplement to the Registration Statement, Parent shall so advise the Company in writing and shall promptly furnish the Company with all information as shall be required for such amendment or supplement and shall promptly take such action as shall be required to amend or supplement the Registration Statement. Parent shall take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of shares of Parent Class A Common Stock in the Mergers.

(b) Indemnification; Directors’ and Officers’ Insurance.

(i) From and after the Effective Time, Parent shall indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee or agent (an “Indemnified Person”) of the Company or any of its subsidiaries against all losses, claims, damages, liabilities, costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnified Person with the consent of Parent, which consent will not be unreasonably withheld), judgments, fines and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a “Claim”) to the extent such Indemnified Person acted in good faith and in a manner reasonably believed to be in the best interest of the Company and, in the case of a criminal proceeding, to the extent such Indemnified Person had no reasonable cause to believe such Indemnified Person’s conduct was unlawful and to the extent that any such Claim is based on, or arises out of: (x) the fact that such Indemnified Person is or was a director or officer of the Company or any of its subsidiaries or is or was serving at the request of the Company or any of its subsidiaries as a director or officer of another corporation, partnership, joint venture, trust or other enterprise; or (y) this Agreement or any of the transactions contemplated hereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under the CGCL, the Company Certificate or the Company Bylaws or any indemnification agreement in effect prior to the date hereof and listed in Section 5.2(c) to the Company Disclosure Schedule (complete and correct copies of which have been previously provided to Parent), including provisions relating to advancement of expenses incurred in the defense of any such Claim. Without limiting the generality of the preceding sentence, in the event any Indemnified Person becomes involved in any Claim, after the Effective Time, Parent shall periodically advance to such Indemnified Person its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provisions of paragraph (ii) of this Section 5.2(b), and subject to the providing by such Indemnified Person of an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Person is not entitled thereto.

(ii) The Indemnified Person shall control the defense of any Claim with counsel selected by the Indemnified Person, which counsel shall be reasonably acceptable to Parent, provided that Parent shall be permitted to participate in the defense of such Claim at its own expense. Parent shall not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Persons in any single Claim except to the extent that, in the opinion of independent legal counsel selected by the Indemnified Person, which counsel shall be reasonably acceptable to Parent, representation of two or more of such Indemnified Persons would present a conflict of interest under applicable standards of conduct in the legal profession. Parent shall not be liable for any settlement effected without its written consent, which consent shall not unreasonably be withheld.

(iii) Parent and the Company agree that all rights to indemnification of liabilities, and all limitations with respect thereto, existing in favor of any Indemnified Person, as provided in the Company Certificate or the Company Bylaws and any indemnification agreement in effect at the date hereof and listed in Section 5.2(b) to the Company Disclosure Schedule, shall survive the Mergers and shall continue in full force and effect, without any amendment thereto; provided, however, that in the event any Claim is asserted or made, any determination required to be made with respect to whether an Indemnified Person’s conduct complies with the standards set forth under the CGCL, the Company Certificate or the Company Bylaws or any such agreement, as the case may be, shall be made as permitted by the CGCL; and provided further that nothing in this Section 5.2(c) shall impair any rights or obligations of any current or former director or officer of the Company or its subsidiaries, including pursuant to the respective certificates of incorporation or bylaws of Parent or the Company, or their respective subsidiaries, under the CGCL or otherwise.

(iv) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ and fiduciary liability insurance maintained by the Company (provided that Parent may substitute therefor policies with terms and conditions that are no less advantageous to former officers and directors of the Company) only with respect to claims arising from facts or events which occurred at or before the Effective Time; provided that Parent shall not be required to pay in the aggregate for D&O Insurance in excess of 750% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

(v) The provisions of this Section 5.2(b) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives. Parent will not, nor will Parent permit the Surviving Corporation to, merge or consolidate with any other Person or sell all or substantially all of Parent’s or such subsidiary’s assets unless Parent or the Surviving Corporation ensures that the surviving or resulting entity assumes the obligations imposed by this Section 5.2(b).

(c) Executive Vice President of Parent. Simultaneously with the execution of this Agreement and effective at the Effective Time, Parent appointed Louis DiNardo to serve as the Executive Vice President and General Manager of the Standard Linear Products Group of Parent.

(d) Nasdaq Listing. Parent shall use all reasonable efforts to cause the shares of Parent Class A Common Stock issuable pursuant to the Mergers (including, without limitation, the shares of Parent Class A Common Stock issuable upon the exercise of the Converted Options) to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time.

(e) Notification of Certain Matters. Parent shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would likely cause any representation or warranty by Parent contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time in any material respect and (ii) any material failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.2(e) shall not limit or otherwise affect the remedies available hereunder to the Company.

(f) Employees and Employee Benefits. From and after the Effective Time, except as otherwise provided in Section 2.4, Parent shall treat all service for vesting and eligibility purposes by the Company Employees (as defined below) with the Company and their respective predecessors prior to the Effective Time, to the extent credited under the terms of the Company Plans prior to the Effective Time, as service with Parent for eligibility and vesting purposes under Parent’s employee benefits plans and on or before the first anniversary of the Effective Time, shall, to the extent permitted by applicable law, provide Company Employees with benefits that are substantially similar in the aggregate to those benefits provided to similarly situated Parent employees. With respect to any medical or dental benefit plan in which the Company Employees participate after the Effective Time, Parent shall use all reasonable efforts to waive or cause to be waived any pre-existing condition exclusions and actively-at-work requirements (provided, however, that no such waiver shall apply to a pre-existing condition of any Company Employee who was, as of the Effective Time, treated under a Company Plan as a pre-existing condition), and shall provide that any covered expenses incurred on or before the Effective Time by a Company Employee or a Company Employee’s covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the same extent as such expenses are taken into account for the benefit of similarly situated employees of Parent and subsidiaries of Parent. For purposes of this Section 5.2(f), “Company Employees” shall mean persons who are, as of the Effective Time, employees of the Company.

(g) Subsequent Financial Statements. Parent shall provide to the Company, sufficiently in advance so as to permit a reasonable period of time to review and discuss the contents thereof, its financial results for any period after the date of this Agreement prior to making such results publicly available, it being understood that the Company shall have no liability by reason of such review and discussion.

(h) Prohibition on Certain Transactions.

(i) Prior to the date of the Company Shareholders Meeting, without the written consent of the Company, Parent shall not enter into a definitive agreement, or publicly announce an intention to enter into a definitive agreement for any acquisition, disposition, merger or other business combination involving Parent or any of its subsidiaries if such transaction would present a material risk of making it materially more difficult to obtain any HSR approval or authorization or Agreed Foreign Approvals.

(ii) Prior to the date of the Company Shareholders Meeting, if Parent enters into a definitive agreement, or publicly announce an intention to enter into a definitive agreement, without the written consent of the Company, to acquire a business where a comparison of the most recent annual financial statements of the business to be acquired and Parent’s most recent annual consolidated financial statements filed at or prior to the date of acquisition indicates that the business would be a significant subsidiary pursuant to the conditions specified in Section 1-02(w) of Regulation S-X promulgated under the Exchange Act, then the Termination Date (as such term is defined in Section 7.1(c)) shall be extended to December 31, 2004 applicable to Parent’s right to terminate this Agreement.

5.3. Covenants of the Company.

(a) The Company Shareholders Meeting. The Company shall take all action in accordance with the federal securities laws, the CGCL and the Company Certificate and the Company Bylaws necessary to convene a special meeting of the shareholders of the Company entitled to vote (the “Company Shareholders Meeting”) to be held and completed on the earliest practicable date following the effectiveness of the Registration Statement and mutually determined by the parties, to consider and vote upon approval of the Mergers, this Agreement and the transactions contemplated hereby. Subject to Section 5.3(d), neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the Company Board Recommendation. Nothing contained in this Section 5.3(a) shall limit the Company’s obligation to hold and convene the Company Shareholders Meeting (regardless of whether the Company Board Recommendation shall have been withdrawn, amended or modified).

(b) Proxy Statement; Registration Statement. The Company shall cooperate with Parent in the preparation and filing of the Registration Statement in a timely fashion and shall use all reasonable efforts to assist Parent in having the Registration Statement declared effective by the Commission as promptly as practicable and in maintaining the effectiveness of the Registration Statement through the Effective Time. If, at any time prior to the Effective Time, the Company shall obtain knowledge of any information pertaining to the Company that would require any amendment or supplement to the Registration Statement or the Proxy Statement, the Company shall so advise Parent in writing and shall promptly furnish Parent with all information as shall be required for such amendment or supplement and shall promptly take such action as shall be required to amend or supplement the Registration Statement and/or Proxy Statement. The Company shall use all reasonable efforts to mail at the earliest practicable date to the shareholders of the Company the Proxy Statement, which shall include all information required under Applicable Laws to be furnished to the shareholders of the Company in connection with the Mergers and the transactions contemplated thereby and shall include the written opinion of Wachovia Securities described in Section 3.23, to the extent such opinion is then in effect, and the Company Board Recommendation to the extent not previously withdrawn in compliance with Section 5.3(d).

(c) Conduct of the Company’s Operations. During the period from the date of this Agreement to the Effective Time, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or as set forth in Section 5.3(c) to the Company Disclosure Schedule, without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall conduct its operations in the ordinary course, and shall use all reasonable efforts to maintain and preserve its business organization and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Effective Time, the Company shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or as set forth in Section 5.3(c) to the Company Disclosure Schedule, without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):

(i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, (C) grant any person any right or option to acquire any shares of its capital stock, other than not in excess of 50,000 shares of Company Common Stock per employee and 250,000 shares of Company Common Stock in the aggregate, which options shall have an exercise price not less than the fair market value of the Company Common Stock on the date of grant for grants to newly hired or promoted employees and shares to be granted under the Company 423 Plan, (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any other securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to (1) the exercise of Company Options which are outstanding as of the date hereof or which are granted by the Company prior to the Effective Time in compliance with the terms of this Agreement, (2) the Company 423 Plan in accordance with Section 2.4, or (3) the Company’s 401(k) plan as in effect on the date hereof) or (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock;

(ii) directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets other than in the ordinary course of business;

(iii) amend the Company Certificate or the Company Bylaws;

(iv) merge or consolidate with any other person;

(v) acquire assets or capital stock of or other equity interests in any other person;

(vi) incur, create, assume or otherwise become liable for any indebtedness for borrowed money or, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

(vii) enter into or modify any employment, severance, stay-put termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than ordinary course offer letters to newly hired employees that provide for employment that is “at will” and which do not provide any post termination benefits except as may be required by Applicable Laws, or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee except as may be required by Applicable Laws;

(viii) enter into, adopt or amend any employee benefit or similar plan except as may be required by Applicable Laws;

(ix) change any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by generally accepted accounting principles as advised by PricewaterhouseCoopers LLP, or make any material Tax election (unless required by law or consistent with prior practice) or settle any material Tax liability which is the subject of dispute between the Company and a Governmental Authority;

(x) amend, terminate or modify any Contract listed in Section 3.17 of the Company Disclosure Schedule or enter into any Contract that, if it were in effect as of the date hereof, would be required to be listed in Section 3.17 of the Company Disclosure Schedule;

(xi) enter into any confidentiality, standstill or non-compete agreements or arrangements which after the Effective Time would apply or purport to apply to Parent or any of its subsidiaries (other than the Company or any of its subsidiaries);

(xii) incur or commit to any capital expenditures, individually or in the aggregate, in excess of the amount set forth in Section 5.3(c) to the Company Disclosure Schedule;

(xiii) modify or waive any of its rights under any provision of any confidentiality agreement or standstill agreement;

(xiv) enter into any license of technology outside the Company’s ordinary and usual course of business consistent with past practices;

(xv) enter into or carry out any other transaction other than in the ordinary and usual course of business or other than as permitted pursuant to the other clauses in this Section 5.3(c);

(xvi) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing; or

(xvii) agree in writing or otherwise to take any of the foregoing actions.

(d) No Solicitation. (i) During the term of this Agreement, the Company shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries’ directors, officers, agents or representatives, and shall not authorize or knowingly permit any of its employees (who are not officers), directly or indirectly, to (A) solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving the transfer of more than 15% of the capital stock of the Company or more than 15% of the assets of the Company and its subsidiaries, taken as a whole, or acquisition of 15% or more of the capital stock from the Company (other than upon exercise of Company Options that are outstanding as of the date hereof or that are granted in accordance with this Agreement) or 15% or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or a series of transactions, or any acquisition by the Company of any material assets or capital stock of any other person upon completion of which such person would control 15% or more of the Company’s capital stock or assets, or any combination of the foregoing (a “Competing Transaction”), or (B) negotiate or otherwise engage in discussions with any person (other than Parent or its respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or (C) enter into any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Mergers or any other transaction contemplated by this Agreement; provided, that, at any time before the approval of the Mergers by the shareholders of the Company, the Company may furnish information to, and negotiate or otherwise engage in discussions with, any person who delivers a bona fide written proposal for a Competing Transaction that was not solicited or encouraged after the date of this Agreement if and to the extent the Board of Directors of the Company determines in good faith by a majority vote, after consultation with its outside legal counsel, that failing to take such action would reasonably be likely to result in a breach of the fiduciary duties of the Board of Directors of the Company under Applicable Laws and determines in good faith by a majority vote, after consulting with Wachovia Securities (or any other nationally recognized investment banking firm), that such proposal for the Competing Transaction constitutes or is reasonably likely to result in a Superior Proposal; provided, further, that the Company prior to taking any such action notifies Parent not less than two business days prior to taking such action (which notice shall identify the person making the proposal and describe the terms thereof) and receives from the person making the proposal an executed confidentiality agreement containing terms at least as restrictive on the other person as the terms of the Confidentiality Agreement (as defined in Section 5.3(f)) are to Parent. The Company shall notify Parent of any proposal for a Competing Transaction (including the material terms and conditions thereof and the identity of the person making it) as promptly as practicable (but in no event more than 24 hours) after its receipt thereof, and shall thereafter inform Parent on a prompt basis of any material changes to the terms and conditions of such proposal, and shall promptly give Parent a copy of any information delivered to such person that has not previously been reviewed by Parent. The Company shall immediately cease, and shall cause its and its subsidiaries’ respective officers, directors and representatives to cease, all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Competing Transaction. A “Superior Proposal” is a proposal for a Competing Transaction that is, if accepted, reasonably likely to be consummated and is more favorable to the Company’s shareholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Parent in response to such Competing Transaction).

(ii) Notwithstanding any other provision of this Section 5.3(d), in the event that before the approval of the Mergers by the shareholders of the Company, the Board of Directors of the Company determines in good faith by a majority vote, after consultation with outside legal counsel, that failure to do so would constitute a breach of the fiduciary duties of the Company Board of Directors under Applicable Laws, the Board of Directors of the Company may (subject to this and the following sentences) (A) withdraw, amend or modify, in a manner adverse to Parent, the Company Board Recommendation and (B) in the event of any such withdrawal, amendment or modification in connection with a Competing Transaction (after giving effect to any adjustment to the terms and conditions proposed by Parent in response to such Competing Transaction) take and disclose to the shareholders of the Company a position with respect to a Superior Proposal by disclosing such withdrawn, amended or modified Company Board Recommendation and, to the extent applicable, a recommendation with respect to such Superior Proposal in connection with a tender or exchange offer for the Company securities; provided that in the case of clause (B) the Company has complied with its obligations under this Section 5.3(d) in connection with such Superior Proposal and gives Parent two business days prior written notice of its intention to do so. Consistent with the terms of this Section 5.3(d), the Company may take any action to the extent necessary in order to comply with Rules 14d-9 and 14e-2 promulgated under the Exchange Act. The Company Board of Directors shall not, in connection with any such withdrawal, amendment or modification of the Company Board Recommendation, take any action to change the approval of the Board of Directors of the Company for purposes of causing any state takeover statute or other state law to be applicable to the transactions contemplated hereby, including this Agreement and the Mergers. If the reason for the change in the Company Board Recommendation is the Company’s receipt of a proposal for a Competing Transaction that it has determined to be a Superior Proposal, and within such two business day period, Parent proposes in writing to modify the terms and conditions of this Agreement, the Company’s Board of Directors shall determine in good faith whether such terms as modified by Parent are at least as favorable to the Company’s shareholders from a financial point of view as such Superior Proposal, and if the Company’s Board of Directors determines in good faith that such terms as modified are at least as favorable as such Superior Proposal, the Board of Directors of the Company may not withdraw, amend or modify, in a manner adverse to Parent, the Company Board Recommendation.

(e) Affiliates of the Company. The Company shall use all reasonable efforts to cause each person listed in Section 5.3(e) of the Company Disclosure Schedule and each additional person, if any, who may be at the Effective Time an “affiliate” of the Company for purposes of Rule 145 under the Securities Act to execute and deliver to Parent no less than 30 days prior to the date of the Company Stockholders Meeting, the written undertakings in the form attached hereto as Exhibit B (the “Company Affiliate Letter”). The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Company Affiliate Letter on the certificates evidencing any of the shares of Parent Class A Common Stock to be received by (i) any such “affiliate” of the Company specified in such letter or (ii) any person Parent reasonably identifies (by written notice to the Company) as being a person who may be deemed an “affiliate” for purposes of Rule 145 under the Securities Act, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the shares of Parent Class A Common Stock, consistent with the terms of the Company Affiliate Letter, regardless of whether such person has executed the Company Affiliate Letter and regardless of whether such person’s name appears on the letter to be delivered pursuant to the preceding sentence.

(f) Access. The Company shall permit representatives of Parent to have reasonable access at all reasonable times to the Company’s premises, properties, books, records, contracts, documents, customers and suppliers, and shall cause its independent accountants to give Parent access to such accountants’ work papers; provided, however, that such access to any of the Company’s premises shall be subject to the Company’s reasonable security measures, operating procedures and insurance requirements and shall not include the right to perform any “invasive” testing or any investigation that requires the consent of any landlord or lender of landlord. Information obtained by Parent pursuant to this Section 5.3(f) shall be subject to the provisions of the Confidentiality Agreement by and between Parent and the Company, dated as of March 8, 2004 (the “Confidentiality Agreement”), which agreement remains in full force and effect. No investigation conducted pursuant to this Section 5.3(f) or otherwise shall affect or be deemed to modify any representation or warranty made in this Agreement. Notwithstanding the foregoing, the Company shall have no obligation to provide Parent with information if the Company determines in good faith, upon written advice of its outside antitrust counsel, that providing information may violate any Applicable Laws.

(g) Notification of Certain Matters. The Company shall give prompt notice to Parent of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would likely cause any representation or warranty by the Company contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time in any material respect and (ii) any material failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.3(g) shall not limit or otherwise affect the remedies available hereunder to Parent.

(h) Subsequent Financial Statements. The Company shall provide to Parent, sufficiently in advance so as to permit a reasonable period of time to review and discuss the contents thereof, its financial results for any period after the date of this Agreement prior to making such results publicly available and prior to filing any Company SEC Documents after the date of this Agreement, it being understood that Parent shall have no liability by reason of such review and discussion.

(i) No Redemption of Rights Plan. Other than the amendment described in Section 5.3(j) of the Company Disclosure Schedule, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement, the Company shall not (a) redeem, amend or waive any provisions of the Rights Plan (other than such amendments as are necessary to accommodate this Agreement and the transactions contemplated hereby, but not with respect to any Competing Transaction) or (b) implement or adopt any so-called “poison pill,” shareholder rights plan or other similar plan; provided, however, that notwithstanding anything to the contrary in this Agreement, the Company may (i) amend the Rights Plan solely for the purpose of extending the Distribution Date thereunder to that time immediately prior to the consummation of an unsolicited exchange or tender offer by a third party and (ii) take any action in connection with the Rights Plan that is required by order of a court of competent jurisdiction. The Company shall contest any claim, action or proceeding, seeking to require the Company to take action with respect to the Rights Plan.

ARTICLE VI

CONDITIONS

6.1. Conditions to the Obligations of Each Party. The obligations of the Company, LLC, Merger Sub and Parent to consummate the Mergers shall be subject to the satisfaction of the following conditions:

(a) This Agreement, the Mergers and the transactions contemplated hereby shall have been approved and adopted by the shareholders of the Company entitled to vote thereon in the manner required by all Applicable Laws.

(b) Any applicable waiting periods (and any extensions thereof, including any written commitment to an HSR Authority to defer or delay consummation of the Mergers notwithstanding expiration of such waiting periods) under the HSR Act or any Agreed Foreign Approvals relating to the Mergers and the transactions contemplated by this Agreement shall have expired or been terminated.

(c) No provision of any Applicable Laws and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Mergers or the transactions contemplated by this Agreement.

(d) There shall not be pending any action by any Governmental Authority (i) challenging or seeking to restrain or prohibit the consummation of the Mergers or any of the other transactions contemplated by this Agreement, (ii) seeking to prohibit or limit the ownership or operation by Parent, the Surviving Corporation or any of their respective subsidiaries of, or to compel Parent, the Surviving Corporation or any of their respective subsidiaries to dispose of or hold separate, any material portion of the business or assets of Parent, the Company or any of their respective subsidiaries, as a result of the Mergers or any of the other transactions contemplated by this Agreement or (iii) seeking to prohibit Parent or any subsidiary of Parent from effectively controlling the business or operations of the Company or the subsidiaries of the Company.

(e) The Commission shall have declared the Registration Statement effective under the Securities Act, and no stop order or similar restraining order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission or any state securities administrator.

6.2. Conditions to Obligations of the Company. The obligations of the Company to consummate the Mergers and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by the Company:

(a) The representations and warranties of Parent, Merger Sub and LLC set forth in Article IV (which for purposes of this paragraph (a) shall be read as though none of them contained any Material Adverse Effect or materiality qualifier) shall be true and correct in all respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except for such representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except where the failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on Parent.

(b) Parent shall have performed in all material respects its obligations and agreements and shall have complied in all material respects with its covenants to be performed and complied with by it hereunder at or prior to the Effective Time.

(c) Parent shall have furnished the Company with a certificate dated the Closing Date signed on behalf of it by its President or any Vice President to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

(d) Since the date of this Agreement, there shall not have been and be continuing a Material Adverse Effect on Parent.

(e) The Company shall have received an opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation dated the Closing Date, based upon certain factual representations of the Company and Parent reasonably requested by such counsel, to the effect that provided the Tax Free Valuation Test is satisfied, the Mergers will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, provided, however, that if Wilson Sonsini Goodrich & Rosati does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to the Company if Dechert LLP, counsel to Parent renders such opinion to the Company.

6.3. Conditions to Obligations of Parent. The obligations of Parent to consummate the Mergers and the other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Parent:

(a) The representations and warranties of the Company set forth in Article III (which for purposes of this paragraph (a) shall be read as though none of them contained any Material Adverse Effect or materiality qualifier) shall be true and correct in all respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except for such representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except for changes permitted by Section 5.3(c) and except where the failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on the Company.

(b) The Company shall have performed in all material respects its obligations and agreements and shall have complied in all material respects with its covenants to be performed and complied with by it hereunder at or prior to the Effective Time.

(c) The Company shall have furnished Parent with a certificate dated the Closing Date signed on its behalf by its President or any Vice President to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

(d) Since the date of this Agreement, there shall not have been and be continuing a Material Adverse Effect on the Company.

(e) Parent shall have received an opinion from Dechert LLP, dated the Closing Date, based upon certain factual representations of Parent and the Company reasonably requested by such counsel, to the effect that provided the Tax Free Valuation Test is satisfied, the Mergers will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, provided, however, that if Dechert LLP does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to Parent if Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company renders such opinion to Parent.

ARTICLE VII

TERMINATION AND AMENDMENT

7.1. Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company and the stockholders of Parent):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if a judgment, injunction, order or decree of a court or other competent Governmental Authority enjoining Parent or the Company from consummating the Mergers shall have been entered and such judgment, injunction, order or decree shall have become final and nonappealable;

(c) by either Parent or the Company if the Mergers shall not have been consummated before September 30, 2004 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure or whose affiliates’ failure to perform any covenant or obligation under this Agreement has been the principal cause of or resulted in the failure of the Mergers to occur on or before such date;

(d) by Parent or the Company if at the Company Shareholders Meeting (including any adjournment or postponement thereof) the requisite vote of the shareholders of the Company to approve the Mergers, this Agreement and the transactions contemplated hereby shall not have been obtained; provided that a party may not terminate this Agreement pursuant to this subsection if the failure to obtain such shareholders approval has been principally caused by or resulted from its or its affiliates’ action or failure to act and such action or failure to act constitutes a breach of this Agreement.

(e) by Parent or the Company if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 6.2(a) or 6.2(b) (in the case of a breach by Parent) or Section 6.3(a) or 6.3(b) (in the case of a breach by the Company), and such breach, if it is of a nature that it may be cured, shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach;

(f) by Parent if, before the Company Shareholders Meeting, (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified, in a manner adverse to Parent, the Company Board Recommendation; (ii) the Company shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of the Company in favor of the adoption of this Agreement; (iii) the Board of Directors of the Company shall have failed to reaffirm its recommendation in favor of the adoption and approval of this Agreement and the approval of the Mergers within ten business days after Parent requests in writing that such recommendation be reaffirmed; or (iv) the Board of Directors of the Company or any committee thereof having authority to bind the Board of Directors of the Company shall have approved or publicly recommended any Competing Transaction; (v) a tender or exchange offer relating to securities of the Company in excess of 20% of its outstanding voting securities shall have been commenced by a person unaffiliated with Parent, and the Company shall not have sent to its shareholders pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company’s Board of Directors recommends rejection of such tender or exchange offer; or

(g) By the Company if the Board of Directors of the Company has approved a Superior Proposal; provided that the Company may not terminate this Agreement pursuant to this subsection unless it has complied with Section 5.3(d) hereof.

7.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement, except for this Section 7.2, the provisions of the second sentence of Section 5.3(f) and Sections 7.3, 8.7 and 8.10, shall become void and have no effect, without any liability on the part of any party or its directors, officers, shareholders or stockholders. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for a breach of any provision of this Agreement.

7.3. Termination Fee; Expenses.

(a) In the event that this Agreement is terminated (i) pursuant to Section 7.1(f); (ii) pursuant to Section 7.1(g); or (iii) pursuant to Section 7.1(d) in the event (A) prior to the Company Shareholders Meeting, a Competing Transaction shall have been made known to the Company, and the fact of such Competing Transaction shall have become publicly known or shall have been made directly to the shareholders of the Company generally, and such Competing Transaction shall not have been withdrawn and (B) within 9 months of such termination, the Company consummates a Company Acquisition (as defined below), then in any such event, the Company shall pay to Parent a termination fee equal to $15.8 million. “Company Acquisition” means (x) a merger, consolidation, share exchange, business combination or similar transaction involving the Company as a result of which the voting securities of the Company owned by the shareholders of the Company immediately prior to consummation of such transaction are converted into voting securities in the aggregate that do not constitute a majority of voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (y) a sale, lease, exchange, transfer or other disposition of a majority of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of transactions or (z) the acquisition, by a person (other than Parent or any affiliate thereof or any person with respect to which the voting securities of the Company immediately prior to such acquisition shall have been converted into a majority of such person’s voting securities immediately after such acquisition) or group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership of more than the a majority of the Company Common Stock, in either case whether by tender or exchange offer or otherwise. For purposes of this Section 7.3(a), the term “Competing Transaction” shall be deemed to substitute “a majority” in place of each instance of the term “15%” therein in the case of clause (y) and “85%” therein in the case of clauses (x) and (z).

(b) The amounts payable by the Company pursuant to this Section 7.3 shall be paid pursuant to this Section 7.3 regardless of any alleged breach, other than a willful or intentional breach, by Parent of its obligations hereunder; provided, that no payment made by the Company pursuant to this Section 7.3 shall operate or be construed as a waiver by the Company of any breach of this Agreement by Parent, Merger Sub or LLC or of any rights of the Company in respect thereof.

(c) Any payment required to be made pursuant to paragraph (a) of this Section 7.3 shall be made to the Parent not later than two business days after delivery to the Company of notice of demand for payment, or, if earlier, upon the consummation of a Company Acquisition if such payment is required pursuant to Section 7.3(a)(ii) or 7.3(a)(iii), and shall be made by wire transfer of immediately available funds to an account designated by Parent.

7.4. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement by stockholders of Parent or the Company, but after any such approval, no amendment shall be made which by law requires further approval or authorization by the stockholders of Parent or the Company without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

7.5. Extension; Waiver. At any time prior to the Effective Time, Parent (with respect to the Company) and the Company (with respect to Parent) by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VIII

MISCELLANEOUS

8.1. No Survival of Representations and Warranties. The representations and warranties made herein by the parties hereto shall not survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time or after the termination of this Agreement.

8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent:

Intersil Corporation

675 Trade Zone Boulevard

Milpitas, California 95035

Attn.: Thomas Tokos, Esq.

Fax: 408-945-7040

with a copy to:

Dechert LLP

1717 Arch Street

4000 Bell Atlantic Tower

Philadelphia, PA 19103-2793

Attn.: Christopher G. Karras, Esq.

Fax: 215-994-2222

(b)	if to Merger Sub:

New Castle Merger Sub Corp.

c/o Intersil Corporation

675 Trade Zone Boulevard

Milpitas, California 95035

Attn.: Thomas Tokos, Esq.

Fax: 408-945-7040

with a copy to:

Dechert LLP

1717 Arch Street

4000 Bell Atlantic Tower

Philadelphia, PA 19103-2793

Attn.: Christopher G. Karras, Esq.

Fax: 215-994-2222

(c)	if to LLC:

New Castle Sub LLC

c/o Intersil Corporation

675 Trade Zone Boulevard

Milpitas, California 95035

Attn.: Thomas Tokos, Esq.

Fax: 408-945-7040

with a copy to:

Dechert LLP

1717 Arch Street

4000 Bell Atlantic Tower

Philadelphia, PA 19103-2793

Attn.: Christopher G. Karras, Esq.

Fax: 215-994-2222

(d)	if to the Company:

Xicor, Inc.

933 Murphy Ranch Road

Bldg 4

Milpitas, CA 95035

Attn.: Louis DiNardo

Fax: 408-432-0640

with a copy to:

Wilson Sonsini Goodrich & Rosati, PC

650 Page Mill Road

Palo Alto, California 94304-1050

Attn.: Don S. Williams, Esq.

Fax: 650-493-6811

8.3. Interpretation; Definitions. (a) When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) For the purposes of any provision of this Agreement, a “Material Adverse Effect” with respect to any party shall be deemed to occur if one or more events, changes or effects applicable to such provision that together have occurred which would reasonably be expected to have a material adverse effect on (i) the business, net assets, results of operations or financial condition of such party and its subsidiaries taken as a whole or (ii) the ability of such party to consummate the transactions contemplated by this Agreement; provided, however, that none of the following shall be deemed, singly or in the aggregate, to constitute, or be considered in determining whether there exists, a Material Adverse Effect: (a) any failure by the party to meet projections, forecasts or analyst expectations for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement, in each case in and of themselves and not intending to exclude from the definition of Material Adverse Effect any underlying reason for such failure; (b) any decrease in the market price of shares of Company Common Stock in the case of the Company or Parent Class A Common Stock in the case of Parent (but not any change or effect underlying such decrease to the extent such change or effect would otherwise constitute a Material Adverse Effect on such party); or (c) any event, change or effect to the extent primarily resulting from or relating to any of the following: (i) the announcement of the transactions contemplated by, or compliance with the terms of, this Agreement (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (ii) conditions, events or circumstances affecting the industries in which the entity participates, the U.S. economy as a whole or foreign economies in any locations where the entity has material operations or sales except if such entity is adversely affected in a materially disproportionate manner as compared to similarly situated entities; (iii) any change in accounting requirements or principles or any change in applicable laws, rules or regulations in each case in and of themselves and not intending to exclude from the definition of Material Adverse Effect any underlying issues of the Company; (iv) any litigation brought or threatened by stockholders of the entity (whether on behalf of the entity or otherwise) in respect of the announcement of this Agreement or the transactions contemplated thereby, including consummation of the Mergers; (v) in the case of the Company, any actions taken or announced by Parent or taken or announced by the Company at the prior written request or prior written direction of Parent, or any inaction or failures to act by Parent or by the Company at the prior written request or prior written direction of Parent; or (vi) in the case of the Company, the failure by Parent to comply with the terms of or to take actions required by this Agreement.

(c) For purposes of this Agreement, a “subsidiary” of any person means another person, an amount of the voting securities or other voting ownership or voting partnership interests (or, in the case of a trust, beneficial interests) of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting securities or interests, 50% or more of the equity interests of which is owned directly or indirectly by such first person).

(d) For purposes of this Agreement, “knowledge” of a party shall mean the actual knowledge after reasonable inquiry of all elected officers of such party with a title of vice president or higher.

(e) For purposes of this Agreement, references to any financial statements or any component thereof shall be deemed to include the footnotes thereto.

(f) For purposes of this Agreement, the term “including” shall mean “including, without limitation.”

8.4. Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

8.5. Entire Agreement. This Agreement (including the documents and the instruments referred to herein), the Voting Agreements, and the Confidentiality Agreement (other than the paragraph relating to the Company’s exclusivity obligations thereunder, which paragraph is superseded in its entirety hereby), constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

8.6. Third Party Beneficiaries. Except for the agreement set forth in Section 5.2(c), nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.

8.7. Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of laws principles thereof. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California and of the United States of America, in each case located in the State of California, for any action (and agrees not to commence any action except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 8.2 shall be effective service of process for any action brought against it in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action in the courts of the State of California or of the United States of America, in each case located in the State of California, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action brought in any such court has been brought in an inconvenient forum.

8.8. Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance and injunctive and other equitable relief, and the parties hereto agree to waive any requirement for the securing or posting of any bond in connection with the obtaining thereof.

8.9. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that Parent, Merger

Sub or LLC may assign any of Merger Sub’s or LLC’s rights and obligation under this Agreement to any other wholly-owned direct or indirect subsidiary of Parent upon notice to the Company. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

8.10. Expenses. Subject to the provisions of Section 7.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

8.11. Disclosure Schedules. The Company Disclosure Schedule and the Parent Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered Sections contained in this Agreement. The information disclosed in any numbered or lettered part shall be deemed to relate to, supplement and qualify: (i) the particular representation, warranty or other provision set forth in the corresponding numbered or lettered Section of this Agreement, (ii) any representation, warranty or other provision cross-referenced to such numbered or lettered part and (iii) any other provision of this Agreement to which such disclosed information is relevant but only if the relevance of such disclosure to such other provision of this Agreement is readily apparent from the actual text of such disclosure.

[Signature Page for Merger Agreement to Follow]

IN WITNESS WHEREOF, Parent, Merger Sub, LLC and the Company have signed this Agreement as of the date first written above.

INTERSIL CORPORATION

By:	/S/ RICHARD M. BEYER
Name:	Richard M. Beyer
Title:	President and Chief Executive Officer

NEW CASTLE MERGER SUB CORP.

By:	/S/ RICHARD M. BEYER
Name:	Richard M. Beyer
Title:	President

NEW CASTLE SUB LLC

By: Intersil Corporation, as the sole member

	By:	/S/ RICHARD M. BEYER
	Name:	Richard M. Beyer
	Title:	President and Chief Executive Officer

XICOR, INC.

By:	/S/ LOUIS DINARDO
Name:	Louis DiNardo
Title:	President and Chief Executive Officer

APPENDIX B

COMPANY VOTING AGREEMENT

AGREEMENT, dated as of March 14, 2004 (this “Agreement”), by and among Intersil Corporation, a Delaware corporation (“Parent”), New Castle Merger Sub Corp., a California corporation and wholly-owned subsidiary of Parent (“Merger Sub”), Xicor, Inc., a California corporation (“Company”), and the shareholders of the Company set forth in Annex A hereto (each a “Shareholder” and, collectively, the “Shareholders”).

Background

A. The Boards of Directors of the Parent, Merger Sub and Company and the manager of New Castle Sub LLC, a Delaware limited liability company (the “LLC”), have approved an Agreement and Plan of Merger, dated as of even date herewith (the “Merger Agreement”) (capitalized terms used but not defined herein having the respective meanings given to them in the Merger Agreement), providing for the merger of the Merger Sub with and into the Company (the “Step One Merger”) and the merger of the Company, as surviving corporation of the Step One Merger, with and into the LLC (the “Step Two Merger,” and together with the Step One Merger, the “Mergers”), with the LLC being the ultimate surviving entity in the Mergers;

B. The Shareholder is the record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of shares of Company common stock, no par value per share (“Company Common Stock”), Company Options, warrants to purchase Company Common Stock and/or interests in Company Common Stock through the Company 423 Plan or the Company’s 401(k) plan, in the amounts and of the types set forth opposite such Shareholder’s name on Annex A hereto (the “Shares”);

C. As a condition to Parent’s entering into the Merger Agreement, Parent has required that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement.

Terms

In consideration of the foregoing and the mutual representations, warranties, covenants and agreements hereinafter set forth and intending to be legally bound, the parties hereto agree as follows:

1. Grant of Irrevocable Proxy. (a) Until this Agreement is terminated, the Shareholder hereby irrevocably appoints Merger Sub, its officers, agents and nominees, with full power of substitution, as proxy for and attorney in fact of the Shareholder to act with respect to and vote the outstanding Shares, if any, owned by the Shareholder for and in the name, place and stead of the Shareholder at any annual, special or other meeting of the holders of shares of the Company Common Stock and at any adjournment or postponement thereof or pursuant to any written consent in lieu of a meeting, to the fullest extent that the Shares are entitled to be voted, in favor of the Mergers, the Merger Agreement and the transactions contemplated thereby and against approval of any Competing Transaction or any proposal made in opposition to, or in competition with, consummation of the Mergers and the other transactions contemplated by the Merger Agreement. In all other matters, the Shares shall be voted by and in the manner determined by the Shareholder. The Shareholder hereby represents that he has not heretofore granted any irrevocable proxy with respect to the Shares that it is inconsistent with the proxy granted hereby and hereby revokes any and all such proxies which may heretofore have been granted with respect to the Shares.

(a)	do not delete

(b)	The Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement. The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 1 is given in connection with and as an inducement for the execution by Parent of the Merger Agreement and to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked. The Shareholder hereby ratifies and confirms all that such proxy may lawfully do or cause to be done by virtue hereof. This proxy is executed and intended to be irrevocable in accordance with the laws of the State of California, without giving effect to the conflict of laws principles thereof.

2. Additional Covenants of the Shareholder. The Shareholder hereby covenants and agrees with Parent and Merger Sub that, until this Agreement terminates:

(a) The Shareholder will deliver to Parent at Parent’s request a written representation confirming, as of immediately prior to the Effective Time, the accuracy of the representations and warranties contained in Section 3.

(b) As of the date hereof, the Shareholder will execute the Company Affiliate Letter promptly upon request therefor, which letter shall be in the form attached as an exhibit to the Merger Agreement.

(c) The Shareholder agrees not to transfer, sell, exchange, pledge, gift or otherwise dispose of or encumber any of the Shares or make any offer or agreement relating thereto, in each case inconsistent with the Shareholder’s obligations hereunder at any time prior to the termination of this Agreement; provided, however, nothing in this Agreement shall be deemed to prohibit or restrict any sale or other disposition of any of the Shares pursuant to the terms of a trading plan adopted pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, as in effect on November 6, 2003.

(d) Notwithstanding Section 2(c), Shareholder shall have the right to transfer Shares to any third party who agrees to be bound by this Agreement; provided that in the case of any such transfer, the transferee shall, as a condition to such transfer, execute with Parent and Merger Sub an agreement to be bound by the terms and conditions of this Agreement.

3. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Parent and Merger Sub that:

(a) (i) The Shares listed on Annex A opposite the Shareholder’s name are the only shares of Company capital stock, securities convertible into Company capital stock, or other rights in respect of Company capital stock (collectively, “Company Securities”) owned of record or beneficially by the Shareholder or in which the Shareholder has any interest; (ii) except as set forth on Annex A, such Shares are owned by the Shareholder, free and clear of all liens, claims, charges and encumbrances of any kind whatsoever except for liens, claims or charges arising from margin loans from a bank or brokerage firm and except as contemplated by this Agreement, and none of such Shares is subject to any voting trust or other agreement or arrangement (except as created by this Agreement) with respect to the voting of such Shares; and (iii) the Shareholder does not presently own any options to purchase or rights to subscribe for or otherwise acquire any other shares of Company Common Stock except as set forth in Annex A.

(b) The Shareholder has full right, power and authority to execute and deliver this Agreement and to perform all of such Shareholder’s obligations hereunder, and such execution, delivery and performance have been duly authorized by all requisite action of the Shareholder and no other legal proceedings are necessary therefore.

(c) This Agreement has been duly and validly executed and delivered by the Shareholder and represents a valid and legally binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally or laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Except as noted on Annex A, the execution, delivery and performance of this Agreement by the Shareholder will not constitute a violation of, conflict with or result in a default under (i) any contract, understanding or arrangement to which the Shareholder is a party or by which the Shareholder is bound or require the consent of any other person or any party pursuant thereto, (ii) any judgment, decree or order applicable to the Shareholder, or (iii) any applicable law, statute, rule or regulation.

4. Representations, Warranties and Covenants of Parent and Merger Sub. Parent and Merger Sub hereby represent and warrant to the Shareholder that (i) Parent and Merger Sub each have full corporate right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) such execution, delivery and performance have been duly authorized by all requisite corporate action by Parent and Merger Sub, and no other corporate proceedings are necessary therefor, (iii) this Agreement has been duly and validly executed and delivered by Parent and Merger Sub and represents a valid and legally binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms; except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally or laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iv) the execution, delivery and performance of this Agreement by Parent and Merger Sub will not constitute a violation of, conflict with or result in a default under (A) any contract, understanding or arrangement to which either Parent or Merger Sub is a party or by which either is bound or require the consent of any other person or any party pursuant thereto, (B) any judgment, decree or order applicable to Parent or Merger Sub, or (C) any applicable law, statute, rule or regulation.

5. Termination. This Agreement, other than the obligations set forth in Section 7, shall terminate at the earlier of the Effective Time or the termination of the Merger Agreement pursuant to its terms.

6. Severability. Any term, provision, covenant or restriction contained in this Agreement held by a court or other Governmental Authority of competent jurisdiction to be invalid, void or unenforceable shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

7. Expenses. Each of the parties hereto shall pay all costs and expenses incurred by such person or on such person’s behalf in connection with the transactions contemplated hereunder, including fees and expenses of such person’s own financial consultants, investment bankers, accountants and counsel, except as otherwise provided herein.

8. Entire Agreement. This Agreement (including the documents and the instruments referred to therein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, agreements or representations by or between the parties, written and oral, with respect to the subject matter hereof and thereof.

9. Successors; No Third Party Beneficiaries. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to Parent or Merger Sub, to:

Intersil Corporation
675 Trade Zone Blvd.
Milpitas, CA 95035
Attention: Thomas Tokos, Esq.
Facsimile No: (408) 935-4310

with a copy to:

Dechert LLP
1717 Arch Street
4000 Bell Atlantic Tower
Philadelphia, PA 19103-2793
Attention: Christopher G. Karras, Esq.
Facsimile No.: (215) 994-2222

(ii)	if to the Shareholder:

to the address set forth opposite the name on Annex A.

11. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

12. Specific Performance. The parties hereto agree that if for any reason Parent or the Shareholder shall have failed to perform their obligations under this Agreement, then the party hereto seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party hereto may have against any other party hereto for any failure to perform its obligations under this Agreement.

13. Governing Law. This Agreement shall be governed by the laws of the State California, without giving effect to the conflict of laws principles thereof.

14. Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

15. Duties. Parent and Merger Sub acknowledge and agree that the Shareholder has entered into this Agreement in his capacity as a shareholder of Company and that this Agreement shall in no way restrict the Shareholder in such Shareholder’s capacity as a director or officer of Company and the performance of such person’s duties to Company and its shareholders.

16. Additional Shares. Notwithstanding the provisions of Section 15, in the event that the Shareholder acquires any additional Company Securities, such securities shall, without further action of the parties, be subject to the provisions of this Agreement, and Annex A will be deemed amended accordingly. If the Shareholder acquires additional Company Securities, such Shareholder shall promptly notify Parent in writing of such acquisition.

17. Additional Documents. The Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

18. Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

INTERSIL CORPORATION

By:

Name: Richard M. Beyer Title: President and Chief Executive Officer

NEW CASTLE MERGER SUB CORP.

By:

Name: Richard M. Beyer Title: President

XICOR, INC.

By:

Name: Louis DiNardo Title: President and Chief Executive Officer

SHAREHOLDER

ANNEX A

	Securities (in number of shares)
	Common – Direct	Common – By Options	Common – By Company 423 Plan or 401(k) Plan
Record and Beneficial Owner
J. Daniel McCranie	0	130,000
Louis DiNardo	15,000	668,750
Jack Harrington	0	18,334
Julius Blank	42,000	35,250
Emmanuel Hernandez	4,000	45,000
Andrew Elder	25,350	46,500
Geraldine Hench	8,950	207,917	1,000
Todd Smathers	0	184,896
Steven Bakos	5,000	87,500	1,000
Davin Lee	3,400	76,354	1,000

Total	103,700	1,500,501	3,000

Appendix C

March 14, 2004

Board of Directors

Xicor, Inc.

933 Murphy Ranch Road

Milpitas, CA 95035

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, to the holders of shares of Common Stock, without par value (“Xicor Common Stock”), of Xicor, Inc., a California corporation (“Xicor”), of the Merger Consideration (as hereinafter defined) to be received by the holders of Xicor Common Stock pursuant to the Agreement and Plan of Merger, dated as of March 14, 2004 (the “Agreement”), among Intersil Corporation, a Delaware corporation (“Intersil”), New Castle Sub LLC, a single member Delaware limited liability company and a wholly-owned subsidiary of Intersil (“LLC”), New Castle Merger Sub Corp., a California corporation and wholly-owned subsidiary of LLC (“Merger Sub”), and Xicor.

Pursuant to the Agreement, Merger Sub will merge with and into Xicor (the “Step One Merger”), and Xicor, as surviving corporation of the Step One Merger, then will merge with and into LLC (the “Step Two Merger,” and together with the Step One Merger, the “Mergers”), with LLC being the ultimate surviving entity in the Mergers. Pursuant to the Merger, each share of Xicor Common Stock, other than Excluded Shares and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive, at the election of the holder thereof, either (i) cash in an amount equal to the sum of (A) $8.00 (such amount, as adjusted pursuant to Section 2.1(e) of the Agreement, the “Average Cash Per Share”) and (B) the product of (x) 0.335 (such number of shares, as adjusted pursuant to Section 2.1(e) of the Agreement, the “Average Stock Per Share”) multiplied by (y) the Average Closing Price (as defined in the Agreement) (such amount, the “Cash Consideration”); or (ii) a number of shares of Class A Common Stock, par value $0.01 per share (“Intersil Common Stock”), of Intersil, equal to the sum of (A) the Average Stock Per Share and (B) the quotient of (x) the Average Cash Per Share divided by (y) the Average Closing Price (the “Stock Consideration” and together with the Cash Consideration, the “Merger Consideration”), subject to certain procedures and limitations as more fully set forth in the Agreement, as to which we express no view. The Agreement provides that if the value of Intersil Common Stock to be issued in the Step One Merger valued at the Average Closing Price as reported on the Nasdaq National Market is 40% or more of the total consideration to be paid in exchange for the shares of Xicor Common Stock (the “Tax Free Valuation Test”), then the parties intend that the Mergers constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The Agreement also provides that if the Tax Free Valuation Test is not met, then the parties will restructure the transaction contemplated by the Agreement to provide only for the Step One Merger.

Board of Directors

Xicor, Inc.

933 Murphy Ranch Road

Milpitas, CA 95035

In arriving at our opinion, we have, among other things:

-	Reviewed the Agreement, including the financial terms of the Agreement.

-	Reviewed Annual Reports on Form 10-K of Xicor for the two fiscal years ended December 31, 2003; Annual Reports on Form 10-K of Intersil for the two fiscal years ended January 3, 2003 and January 2, 2004; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Xicor and Intersil; certain business, financial and other information, including financial forecasts, regarding each of Xicor and Intersil that was publicly available or furnished to us by its management, and have discussed each company’s business and prospects with their respective managements.

-	Held discussions with the respective managements of Xicor and Intersil concerning the businesses, past and current operations, financial condition and future prospects of both Xicor and Intersil, independently and combined, including discussions with the managements of Xicor and Intersil concerning forecasts of cost savings and other synergies that are expected to result from the Mergers as well as their views regarding the strategic rationale for the Mergers.

-	Participated in discussions and negotiations among representatives of Xicor and Intersil and their financial and legal advisors.

-	Prepared an analysis of the discounted equity value of Xicor Common Stock.

-	Considered certain financial data for each of Xicor and Intersil and compared that data with similar data regarding certain other publicly traded companies that we deemed relevant.

-	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed relevant.

-	Reviewed the price and trading history of Xicor Common Stock and Intersil Common Stock.

-	Prepared an analysis of the relative contributions of Xicor and Intersil to the combined company.

-	Reviewed the potential pro forma financial impact of the Mergers on Intersil.

-	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed relevant.

In connection with our review, we have relied upon the accuracy and completeness of the foregoing financial and other information, and we have not assumed any responsibility for any independent verification of such information. With respect to Xicor’s and Intersil’s financial forecasts, we have assumed that each has been reasonably prepared and reflects the best current estimates and judgments of such company’s management as to the future financial performance of Xicor and Intersil, respectively. We have discussed each of Xicor’s and Intersil’s financial forecasts with its management, but we assume no responsibility for and express no view as to the financial forecasts of either Xicor or Intersil or the assumptions upon which they are based. In arriving at our opinion, we have conducted no physical inspections of the properties or facilities of Xicor or Intersil, and have not made any comprehensive valuations or appraisals of the assets or

Board of Directors

Xicor, Inc.

933 Murphy Ranch Road

Milpitas, CA 95035

liabilities of Xicor or Intersil, nor have any such valuations or appraisals been provided to us. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any owned or leased real estate, or any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which Xicor or Intersil or any of their respective affiliates are a party or may be subject, and our opinion makes no assumption concerning and therefore does not consider the possible assertion of claims, outcomes or damages arising out of any such matters.

In rendering our opinion, we have assumed that the Mergers contemplated by the Agreement will be consummated on the terms described in the Agreement, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, including the declaration of effectiveness of Intersil’s registration statement on Form S-4 to be filed in connection with the Mergers, no restrictions will be imposed or delay will be suffered that will have an adverse effect on the Mergers, the other actions contemplated by the Agreement, Xicor or Intersil, in any respect material to our opinion.

Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Mergers or other actions contemplated by the Agreement compared with other business strategies that may have been considered by Xicor’s management and/or Xicor’s Board of Directors or any committee thereof. In addition, we are not expressing any opinion herein as to the prices at which shares of Xicor Common Stock or Intersil Common Stock will trade at any time.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the Board of Directors of Xicor in connection with the Agreement and will receive a fee for such services, a portion of which is payable upon delivery of this opinion, and the remainder of which is payable upon consummation of the Mergers. Wachovia Securities and its affiliates (including Wachovia Corporation and its affiliates) have provided advisory and financing services to Intersil and its affiliates (including certain financings and foreign exchange services for Intersil) and may provide similar or other such services to, and maintain relationships with, Intersil and its affiliates in the future. Additionally, in the ordinary course of our business, we may trade in the debt and equity securities of Xicor and Intersil (or related derivative securities) for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

Board of Directors

Xicor, Inc.

933 Murphy Ranch Road

Milpitas, CA 95035

This opinion is for the information and use of the Board of Directors of Xicor in connection with its consideration of the Mergers. Our opinion does not address the merits of the underlying decision by Xicor to enter into the Agreement and does not and shall not constitute a recommendation to any holder of shares of Xicor Common Stock as to how such holder should vote in connection with the Agreement or any other matter related thereto. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full in any proxy statement mailed or provided to the holders of shares of Xicor Common Stock.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of shares of Xicor Common Stock pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/S/    WACHOVIA CAPITAL MARKETS, LLC

WACHOVIA CAPITAL MARKETS, LLC

Appendix D

California Corporations Code

Chapter 13. Dissenters’ Rights

§ 1300. Right to Require Purchase—“Dissenting Shares” and “Dissenting Shareholder” Defined.

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares which come within all of the following descriptions:

(1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

(2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

§ 1301. Demand for Purchase.

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

§ 1302. Endorsement of Shares.

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

§ 1303. Agreed Price—Time for Payment.

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

§ 1304. Dissenter’s Action to Enforce Payment.

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

§ 1305. Appraisers’ Report—Payment—Costs.

(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

§ 1306. Dissenting Shareholder’s Status as Creditor.

To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

§ 1307. Dividends Paid as Credit Against Payment.

Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

§ 1308. Continuing Rights and Privileges of Dissenting Shareholders.

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

§ 1309. Termination of Dissenting Shareholder Status.

Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

§ 1310. Suspension of Proceedings for Payment Pending Litigation.

If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

§ 1311. Exempt Shares.

This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

§ 1312. Attacking Validity of Reorganization or Merger.

(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

§ 1313. Conversion Deemed to Constitute Reorganization for Purposes of Chapter.

A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

APPENDIX E

March 15, 2004

Mr. Louis DiNardo

Employment Agreement

Dear Lou:

Intersil Corporation (“Intersil”) is pleased to offer you the position of Executive Vice President and General Manager, Standard Linear Products Group of Intersil on the terms set forth below, effective immediately upon consummation of the Merger of Intersil and Xicor, Inc. (“Xicor”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated March 14, 2004, among Intersil, Xicor and Acquisition LLC.

1.     Position; Term.

(a)   You will be employed by Intersil as its Executive Vice President and General Manager, Standard Linear Products Group effective on the Closing Date (as defined in the Merger Agreement) of the Merger (the “Commencement Date”) and continuing until twenty-four (24) months after the Commencement Date unless sooner terminated in accordance with Section 6 hereof (the “Term of Employment”). The Term of Employment will be automatically extended for a 1 year period unless either party gives prior written notice of non-renewal to the other party three months in advance, or unless your employment is otherwise terminated in accordance with Section 6 hereof (the “Term of Employment”).

(b)   You will have overall responsibility for the management of the Standard Linear Products Group and will report directly to Richard Beyer, President and CEO of Intersil Corporation. In addition, you will assume certain corporate responsibilities involving corporate strategy, as mutually determined between Richard Beyer and yourself. You will be expected to devote your full working time and attention to the business of Intersil, and you will not render services to any other business without the prior approval of the CEO of Intersil or, directly or indirectly, engage or participate in any business that is competitive in any manner with the business of Intersil or its subsidiaries. You will also be expected to comply with and be bound by Intersil’s operating policies, procedures and practices that are from time to time in effect during your Term of Employment. Your principal location of employment will be at Intersil’s offices in Milpitas, California or the surrounding area.

2.     Base Salary. Your initial base salary will be $350,000 per year, payable in accordance with Intersil’s normal payroll practices with such payroll deductions and withholdings as are required by law. Your base salary will be reviewed on an annual basis by the CEO and Compensation Committee of the Board of Directors and increased from time to time, at the sole discretion of the Compensation Committee upon recommendation of the CEO, but in any event such compensation shall not be reduced below $350,000 per year during your Term of Employment (“Base Salary”).

Louis DiNardo

March 15, 2004

3.    Bonus. You will be eligible to receive a guaranteed $350,000 bonus during your first year of employment, provided that you are employed on the relevant payment dates. Subject to the preceding sentence, this bonus will be paid semi-annually (January 2005 and July 2005). Thereafter, your target annual bonus will be $350,000 (“Target Bonus”). After the first year of employment, your actual bonus payout will be determined based upon the terms and conditions of the Executive Incentive Plan (“EIP”).

4.     Equity Compensation.

(a) (i)   Subject to Section 4(a)(ii), the Compensation Committee of Intersil’s Board of Directors shall grant you stock options to purchase 300,000 shares of Intersil Class A Common Stock (the “New Intersil Options”) at an exercise price equal to the closing price of Intersil Class A Common Stock as quoted on the NASDAQ on the Commencement Date. The New Intersil Options will vest over a 4 year period beginning on the Commencement Date, with 25% of the New Intersil Options vesting on the first anniversary of the Commencement Date and 6.25% of the New Intersil Options vesting in equal quarterly installments thereafter if you have remained continuously employed by Intersil during such periods. Subject to the terms and conditions set forth in Section 7 hereof, all other terms and conditions of the New Intersil Options will be in accordance with Intersil’s equity compensation plan and Intersil’s standard terms and conditions for option grants to its executive officers. The grant of the New Intersil Options will be the only stock options granted to you during calendar year 2004. Subject to Section 4(a)(ii) and provided that you re employed by the Company on the date of grant, in calendar year 2004 you will be granted 30,000 Deferred Stock Units (“DSUs”) which will cliff vest on the third anniversary of the grant date.

Subject to Section 4(a)(ii), provided you are employed by the Company on the relevant grant date, in calendar year 2005, you will be granted options to purchase 125,000 shares of Intersil Class A Common Stock that will be granted and priced quarterly. These additional options will vest at 25% per year beginning on the first anniversary of the grant date and will be fully vested at the end of 4 years provided that you remain employed hereunder as Executive Vice President and General Manager, Linear Products Group. In addition, subject to Section 4(a)(ii), provided you are employed by the Company on the relevant grant date, in calendar year 2005, you will be granted 15,000 DSUs which cliff vest at the end of 3 years.

Subject to Section 4(a)(ii), provided you are employed by the Company on the relevant grant date, in calendar years 2006 and 2007, if you meet specific goals established by the CEO, you will be granted options to purchase 100,000 shares, each year, of Intersil Class A Common Stock that will be granted and priced quarterly. The additional options will vest 25% per year beginning on the first anniversary of the grant date and will be fully vested at the end of 4 years.

Stock options and DSUs will be issued in accordance with the terms and conditions of the 1999 Equity Compensation Plan.

(ii)   The Company may determine, in its sole discretion, to alter the equity compensation described in Section 4(a)(i) due to changes in current equity compensation expensing practices. Therefore, the Company reserves the right to substitute different awards than those described above; provided, however, that such substituted awards will have the same aggregate value as those described above.

(b) All of your outstanding options to purchase Xicor Common Stock will be converted into options to purchase Intersil Class A Common Stock based on the Option Exchange Ratio (as defined in the Merger Agreement) and will have the exercise prices and other terms provided for in the Merger Agreement (the “Existing Options” and together with the New Intersil Options, the “Intersil Options”).

5.     Other Benefits. You will be eligible for the normal vacation, health insurance, 401(k), employee stock purchase plan and other benefits offered to all Intersil senior executives of similar rank and status.

Louis DiNardo

March 15, 2004

6.     Employment and Termination. Your Term of Employment may be terminated by you or by Intersil at any time for any reason as follows:

(a)   You may terminate your employment upon written notice to the CEO at any time in your discretion without reason (“Voluntary Termination”);

(b)   You may terminate your employment upon written notice to the CEO at any time in your discretion because of (i) any material and substantial diminution of your duties and authorities or a demotion from the position of Executive Vice President and General Manager, Linear Products Group or (ii) any failure by Intersil to comply with the terms of this Employment Agreement, which failure is not cured within 30 days from the date you send notice to Intersil of such non-compliance (“Involuntary Termination”).

(c)   Intersil may terminate your employment upon written notice to you at any time following a determination by the CEO that there is “Cause” for such termination (“Termination for Cause”). “Cause” means (i) your conviction of a felony which constitutes a crime involving moral turpitude and results in harm to Intersil or any of its affiliates; (ii) a judicial determination that you have committed fraud, misappropriation or embezzlement against any person; or (iii) your willful or gross and repeated misconduct in the performance of your duties in each instance so as to cause material harm to Intersil or any of its affiliates.

(d)   Intersil may terminate your employment upon written notice to you at any time at the sole discretion of the CEO without a determination that there is Cause for such termination (“Termination without Cause”); and

(e)   Your employment will automatically terminate upon your death or upon your disability as determined by the CEO (“Termination for Death or Disability”); provided that “disability” shall mean your complete inability to perform your job responsibilities for a period of 180 consecutive days or 180 days in the aggregate in any 12-month period.

In no event shall the expiration of the Term of Employment, by virtue of either party’s having given notice of non-renewal pursuant to Section 1(a) hereof, constitute Termination without Cause, an Involuntary Termination or Termination for Death or Disability.

7.     Separation Benefits. Upon termination of your employment with Intersil for any reason, you will receive payment for all unpaid salary and vacation accrued to the date of your termination of employment; and your benefits will be continued under Intersil’s existing benefit plans and policies for so long as provided under the terms of such plans and policies and as required by applicable law. Under certain circumstances, you will also be entitled to receive severance benefits as set forth below, but you will not be entitled to any other compensation, award or damages with respect to your employment or termination (except to the extent you are entitled to benefits under your Executive Change in Control Severance Benefits Agreement with Intersil dated the date hereof (the “Severance Benefits Agreement”), in lieu of any benefits provided below, in the event of a Covered Termination (as defined in the Severance Benefits Agreement)).

(a)   In the event of your Voluntary Termination or Termination for Cause, you will not be entitled to any cash severance benefits or additional vesting of stock options or DSUs.

(b)   In the event of your Involuntary Termination or Termination without Cause, you will be: (i) entitled to a single lump sum severance payment equal to 12 months of your Base Salary then in effect (less applicable deductions and withholdings) payable within 30 days after the effective date of your termination; (ii) entitled to a single lump sum payment equal to a pro-rata portion (based on the number of days you were employed by Intersil during the calendar year of termination divided by 365) of your Target Bonus for the year of termination, without regard to satisfaction of any target performance objectives, payable within 30 days following your termination; and (iii) you will have twelve (12) months from your termination date (or the

Louis DiNardo

March 15, 2004

remaining term of the applicable option grant if shorter than 12 months) to exercise any outstanding vested and exercisable options.

(c) In addition to the benefits set forth in subsection (b) above, in the event of your Involuntary Termination, or Termination without Cause (as defined in this subsection (c) below), on or before the date twelve (12) months following the Commencement Date, you will be eligible to continue your benefits providing for coverage or payment in the event of your (or your covered dependents’) death, disability, illness or injury that were provided to you, whether taxable or non-taxable and whether funded through insurance or otherwise (the “Welfare Benefits”) under any Welfare Benefits plan or program maintained by Intersil on the same terms and conditions (including cost to you) as in effect immediately prior to your termination for a period of one (1) year following your termination. With respect to any Welfare Benefits provided through an insurance policy, Intersil’s obligation to provide such Welfare Benefits following your termination shall be limited by the terms of such policy; provided that (A) Intersil shall make reasonable efforts to amend such policy to provide the continued coverage described in this subsection (c), and (B) if a policy providing health benefits is not amended to provide the continued benefits described in this subsection (c), Intersil shall pay for the cost of comparable replacement coverage (or Medigap insurance if you qualify for Medicare) until the end of the one year period following your termination. Additionally, Intersil shall reimburse you for any income tax liability due as a result of the provision of Welfare Benefits under this subsection (c) (and as a result of any payments due under this provision) in order to put you in the same after-tax position as if no taxable Welfare Benefits had been provided.

Solely for purposes of this Section 7(c), “Termination without Cause” shall mean Intersil’s termination of your employment at any time on or before the date twelve (12) months following the Commencement Date for any reason other than fraud, misappropriation or embezzlement by you which results in material loss, damage or injury to Intersil as determined by the CEO and legal counsel that you were guilty of such conduct and specifying the particulars thereof in detail. In the event that the CEO and legal counsel so determine that your termination is not a Termination without Cause under this Section 7©, then you will be treated as being terminated for Cause and subject to Section 7(a).

(d)   In the event of your Termination for Death or Disability during the Term of Employment, you will be: (i) entitled to a single lump sum severance payment equal to 12 months of your Base Salary then in effect (less applicable deductions and withholdings) payable within 30 days after the effective date of your termination; and (ii) entitled to a single lump sum payment equal to a pro-rata portion (based on the number of days you were employed by Intersil during the calendar year of termination divided by 365) of your Target Bonus for the year of termination, without regard to satisfaction of any target performance objectives, payable within 30 days following your termination.

(e)   No payments due you hereunder shall be subject to mitigation or offset.

8.     Indemnification Agreement. Effective on the Commencement Date, if you have an Indemnification Agreement, Intersil hereby assumes and agrees to be bound by the terms and conditions of the Indemnification Agreement you entered into with Xicor.

9.     Proprietary Information Agreement. Effective on the Commencement Date, you hereby acknowledge and agree that your Agreement Regarding Proprietary Information and Inventions you entered into with Xicor shall inure to the benefit of Intersil, and shall be fully enforceable by, and apply in all respects with respect to, Intersil.

Louis DiNardo

March 15, 2004

10.     Non-Compete/Non-Solicitation.

(a)  For a 2-year period following the Commencement Date, you will not (directly or indirectly) participate in, engage in or hold any material interest in, or otherwise deal or become associated with, any business that is competitive with Intersil’s business. The non-compete covenant in the preceding sentence shall apply in the geographic areas of: (i) the counties of Santa Clara, San Mateo, San Diego, Orange and San Francisco counties of California; (ii) California; (iii) the Unites States of America; and (iv) the world.

(b)   During the 1-year period following the expiration of the Term of Employment, you will not solicit for hire, or hire, senior executives or engineers employed by Intersil or its affiliates.

(c)   If the provisions of this Section 10 should ever be adjudicated to exceed any maximum time, geographic, service or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum limitations permitted by applicable law. You acknowledge that the provisions of this Section 10 are, in view of the nature of the business of Intersil and its subsidiaries, reasonable and necessary to protect the legitimate interests of Intersil and its subsidiaries and that any violation of this Section 10 may result in irreparable injury to Intersil or its subsidiaries entitling Intersil to temporary or permanent injunctive relief, without the necessity of proving actual damages, which rights shall be cumulative with and in addition to any other rights or remedies to which Intersil may be entitled hereunder or at law or in equity.

11.    Arbitration. The parties agree that any dispute regarding the interpretation or enforcement of this Employment Agreement shall be decided by confidential, final and binding arbitration conducted by Judicial Arbitration and Mediation Services (“JAMS”) under the then existing JAMS rules rather than by litigation in court, trial by jury, administrative proceeding or in any other forum.

12.    Miscellaneous.

(a)  Effectiveness of Agreement. This Employment Agreement shall be deemed effective at the Effective Time (as defined in the Merger Agreement) of the Merger. If the Merger does not occur and the Merger Agreement is terminated, this Employment Agreement shall have no force or effect and shall be void ab initio.

(b)  Authority to Enter into Agreement. Intersil represents that it is has duly authorized the execution and delivery of this Employment Agreement on behalf of Intersil.

(c)  Absence of Conflicts; Termination of Prior Agreement. You represent that upon the Commencement Date your performance of your duties under this Employment Agreement will not breach any other agreement as to which you are a party. Upon the Commencement Date, your prior employment agreement with Xicor dated November 4, 2000 (the “Prior Agreement”) and any Executive Change in Control Severance Benefits Agreement with Xicor shall terminate and be of no further force or effect without any liabilities of the parties thereto or Intersil or its affiliates.

(d)  Attorneys Fees. If a legal action or other proceeding is brought for enforcement of this Employment Agreement because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Employment Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred, both before and after judgment, in addition to any other relief to which they may be entitled.

Louis DiNardo

March 15, 2004

(e)   Successors. This Employment Agreement is binding on and may be enforced by Intersil and its successors and assigns and is binding on and may be enforced by you and your heirs and legal representatives. Any successor to Intersil or substantially all of its business (whether by purchase, merger, consolidation or otherwise) will in advance assume in writing and be bound by all of Intersil’s obligations under this Employment Agreement.

(f)   Notices. Notices under this Employment Agreement must be in writing and will be deemed to have been given when personally delivered or two days after mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to you will be addressed to you at the home address which you have most recently communicated to Intersil in writing. Notices to Intersil will be addressed to its General Counsel at Intersil’s corporate headquarters.

(g)  Waiver. No provision of this Employment Agreement will be modified or waived except in writing signed by you and an officer of Intersil duly authorized by its Board of Directors. No waiver by either party of any breach of this Employment Agreement by the other party will be considered a waiver of any other breach of this Employment Agreement.

(h)  Entire Agreement. This Employment Agreement, including such other agreements expressly referred to herein and including the applicable stock option plans, option agreements and related documents with respect to your equity grants, and your Executive Change of Control Severance Benefits Agreement with Intersil dated the date hereof, represent the entire agreement between us concerning the subject matter of your employment by Intersil, and expressly supersede all other promises or understandings, oral or written, including without limitation the Prior Agreement.

(i)   Governing Law. This Employment Agreement will be governed by the laws of the State of California without reference to conflict of laws provisions.

Severability. If any portion of this Employment Agreement shall be determined to be unenforceable, the remaining provisions of this Employment Agreement shall remain in force.

Lou, we very much look forward to your joining Intersil as its Executive Vice President and General Manager, Linear Products Group. Please indicate your acceptance of the terms of this Employment Agreement by signing in the place indicated below.

Sincerely, INTERSIL CORPORATION

By:	/s/ Richard M. Beyer

Name: Richard M. Beyer Title: President and CEO

Acknowledged and Agreed:

/s/    Louis DiNardo

Louis DiNardo

APPENDIX F

EXECUTIVE

CHANGE IN CONTROL

SEVERANCE BENEFITS AGREEMENT

THIS EXECUTIVE CHANGE IN CONTROL SEVERANCE BENEFITS AGREEMENT (the “AGREEMENT”) is entered into on March 15, 2004, between Louis DiNardo (“Executive”) and INTERSIL CORPORATION, a Delaware corporation (the “COMPANY”).

WHEREAS, this Agreement is intended to provide Executive with the compensation and benefits described herein upon the occurrence of specific events after the date hereof.

NOW THEREFORE, The Company and Executive hereby agree as follows:

Certain capitalized terms used in this Agreement are defined in Article VI.

ARTICLE I

EMPLOYMENT BY THE COMPANY

1.1     Immediately following the transactions contemplated by the Agreement and Plan of Merger dated as of March 14, 2004 by and among the Company, New Castle Merger Sub Corp., New Castle Sub LLC and Xicor, Inc., Executive shall be employed as an executive of the Company.

1.2     This Agreement shall remain in full force and effect so long as Executive is employed by the Company or its subsidiaries; provided, however, that the rights and obligations of the parties hereto contained in Articles II through VII shall survive Two and One Half (2 1/2) years following a Covered Termination (as hereinafter defined).

1.3     The Company and Executive wish to set forth the compensation and benefits which Executive shall be entitled to receive if Executive’s employment with the Company terminates following a Change in Control under the circumstances described in Article II of this Agreement.

1.4     The duties and obligations of the Company to Executive under this Agreement shall be in consideration for Executive’s continued employment with the Company and Executive’s execution of the general waiver and release described in Section 3.2.

ARTICLE II

SEVERANCE BENEFIT

2.1     Entitlement To Severance Benefits. If Executive’s employment terminates due to an Involuntary Termination or a Voluntary Termination for Good Reason (as hereinafter defined) within twelve (12) months following the effective date of a Change in Control, the termination of employment will be a Covered Termination and the Company shall pay Executive the compensation and benefits described in this Article II. If Executive’s employment terminates, but not due to an Involuntary Termination or a Voluntary Termination for Good Reason within twelve (12) months following the effective date of a Change in Control, then the termination of employment will not be a Covered Termination and Executive will not be entitled to receive any payments or benefits under this Article II.

Payment of any benefits described in this Article II shall be subject to the restrictions and limitations set forth in Article III of this Agreement.

2.2     Lump Sum Severance Payment. The Company shall pay to the Executive his base pay through the Date of Covered Termination at the rate in effect at the time Notice of Termination is given, subject to any applicable withholding of federal, state or local taxes, plus (i) that portion of Executive’s targeted cash bonus prorated through the Date of Covered Termination, and (ii) all other amounts to which Executive is entitled under any compensation plan or practice of the Company at the time such payments are due. In addition, within thirty (30) days following a Covered Termination, Executive shall receive a lump sum payment equal to one hundred percent (100%) of the sum of Annual Base Pay and Annual Bonus, subject to any applicable withholding of federal, state or local taxes.

2.3     Welfare Benefits. Following a Covered Termination, Executive and his covered dependents will be eligible to continue their Welfare Benefits coverage under any Welfare Benefits plan or program maintained by the Company on the same terms and conditions (including cost to Executive) as in effect immediately prior to the Covered Termination, for a period of one (1) year following the Covered Termination.

With respect to any Welfare Benefits provided through an insurance policy, the Company’s obligation to provide such Welfare Benefits following a Covered Termination shall be limited by the terms of such a policy; provided that (i) the Company shall make reasonable efforts to amend such policy to provide the continued coverage described in this Section 2.3, and (ii) if a policy providing health benefits is not amended to provide the continued benefits described in this Section 2.3, the Company shall pay for the cost of comparable replacement coverage (or Medigap insurance if Executive qualifies for Medicare) until the end of the one (1) year period following the Covered Termination.

The Company shall reimburse Executive for any income tax liability due as a result of the provision of Welfare Benefits under this Article II (and as a result of any payments due under this paragraph) in order to put Executive in the same after-tax position as if no taxable Welfare Benefits had been provided.

This Section 2.3 is not intended to affect, nor does it affect, the rights of Executive, or Executive’s covered dependents, under any applicable law with respect to health insurance continuation coverage.

2.4     Mitigation. Except as otherwise specifically provided herein, Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or by retirement benefits after the date of the Covered Termination, or otherwise.

ARTICLE III

LIMITATIONS AND CONDITIONS ON BENEFITS

3.1     Withholding of Taxes. The Company shall withhold appropriate federal, state or local income and employment taxes from any payments hereunder.

3.2     Employee Agreement and Release Prior to receipt of Benefits. Upon the occurrence of a Covered Termination, and prior to the receipt of any benefits under this Agreement on account of the occurrence of a Covered Termination, Executive shall, as of the date of a Covered Termination, execute an employee agreement and release in the form attached hereto as Exhibit A. Such employee agreement and release shall specifically relate to all of Executive’s rights and claims in existence at the time of such execution and shall confirm Executive’s obligations under the Company’s standard form of proprietary information agreement. It is understood such employee release and agreement shall comply with applicable law. In the event Executive does not execute such release and agreement within the period required by applicable law, or if Executive revokes such employee agreement and release within the period permitted by applicable law, no benefits shall be payable under this Agreement and this Agreement shall be null and void.

ARTICLE IV

OTHER RIGHTS AND BENEFITS

4.1     Nonexclusivity. Nothing in this Agreement shall prevent or limit Executive’s continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company and for which Executive may otherwise qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any stock option or other agreements with the Company. Except as otherwise expressly provided herein, amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the date of a Covered Termination shall be payable in accordance with such plan, policy, practice or program.

4.2     Parachute Payments. In the event that any amount or benefit received or to be received by Executive pursuant to this Agreement (other than payment pursuant to this Section 4.2), or pursuant to any accelerated vesting or extension of the exercise period of Company options Executive may be entitled to under the terms of Executive’s option grants in connection with a Change in Control termination, would constitute an “excess parachute payment” subject to excise tax under Section 4999 of the Code, the Company shall pay to Executive the amount of any such excise tax; provided, however, that no payment shall be made under this Section 4.2 to the extent that it would reduce Executive’s after-tax income.

ARTICLE V

NON-ALIENATION OF BENEFITS

No benefit hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to so subject a benefit hereunder shall be void.

ARTICLE VI

DEFINITIONS

For purposes of the Agreement, the following terms shall have the meanings set forth below:

6.1     “Agreement” means this Executive Change in Control Severance Benefits Agreement.

6.2     “Annual Base Pay” means Executive’s annual base pay at the rate in effect during the last regularly scheduled payroll period immediately preceding (i) the Change in Control or (ii) the Covered Termination, whichever is greater.

6.3     “Annual Bonus” means the Executive’s projected or estimated annual cash incentive bonus at target for the fiscal year of the Company in which termination of Executive’s employment occurs.

6.4     “Change in Control” means the consummation of any of the following transactions after the date hereof:

(a)   the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of liquidation or dissolution of the Company or an agreement for the sale, lease, exchange or other transfer or disposition by the Company of all or substantially all (more than fifty percent (50%)) of the Company’s assets;

(b)   any person (as such term is used in Sections 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) directly or indirectly of 25% or more of the Company’s outstanding Common Stock; or

(c)   a change in the composition of the Board of Directors of the Company within a three (3) year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either:

(A)   are directors of the Company as of the date hereof;

(B)   are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the directors of the Company who are Incumbent Directors described in (A) above at the time of such election or nomination; or

(C)   are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the directors of the Company who are Incumbent Directors described in (A) or (B) above at the time of such election or nomination.

Notwithstanding the foregoing, “Incumbent Directors” shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

6.5     “Company” means Intersil Corporation, a Delaware corporation, and any successor thereto.

6.6     “Covered Termination” means an Involuntary Termination or a Voluntary Termination for Good Reason within twelve (12) months following a Change in Control after the date hereof. No other event shall be a Covered Termination for purposes of this Agreement.

6.7     “Date of Covered Termination” means the first date following the last date of Executive’s employment with the Company or its subsidiaries as a result of a Covered Termination.

6.8     “Date of Notice of Termination” means the date the Executive is given notice, either verbal or written, that his employment with the Company or its subsidiaries has been or will be terminated.

6.9     “Involuntary Termination” means Executive’s dismissal or discharge by the Company or its subsidiaries (or, if applicable, by the successor entity) for reasons other than fraud, misappropriation or embezzlement on the part of Executive which resulted in material loss, damage or injury to the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for one of these reasons unless and until there shall have been delivered to Executive a copy of a resolution, duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Company’s Board of Directors at a meeting of the Board called and held for the purpose (after reasonable notice to Executive and an opportunity for the Executive, together with Executive’s counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors, Executive was guilty of conduct set forth in the immediately preceding sentence and specifying the particulars thereof in detail.

The termination of an Executive’s employment would not be deemed to be an “Involuntary Termination” if such termination occurs as a result of the death or disability of Executive.

6.10     “Voluntary Termination for Good Reason” means that the Executive voluntarily terminates his employment after any of the following are undertaken without Executive’s express written consent:

(a)   the assignment to Executive of any duties or responsibilities which result in any diminution or adverse change of Executive’s position, status or circumstances of employment as in effect immediately prior to the Change in Control of the Company; any removal of Executive from or any failure to reelect Executive to any of such positions, except in connection with the termination of his employment for death, disability, retirement, fraud, misappropriation, embezzlement or any other voluntary termination of employment by Executive other than Voluntary Termination for Good Reason;

(b)   a reduction by the Company in Executive’s Annual Base Pay or targeted annual cash incentive bonus in effect at the time;

(c)   any failure by the Company to continue in effect any benefit plan or arrangement, including incentive plans or plans to receive securities of the Company, in which Executive is participating at the time of the Change in Control of the Company (hereinafter referred to as “Benefit Plans”), or the taking of any action by the Company which would adversely affect Executive’s participation in or reduce Executive’s benefits under any Benefit Plans or deprive Executive of any fringe benefit enjoyed by Executive at the time of the Change in Control of the Company, provided, however, that Executive may not terminate employment with the Company for Good Reason following a Change in Control of the Company if the Company offers a range of benefit plans and programs which, taken as a whole, are comparable to the Benefit Plans as determined in good faith by Executive;

(d)   a relocation of Executive, or the Company’s principal executive offices if Executive’s principal office is at such offices, to a location more than fifteen (15) miles from the location at which Executive performed Executive’s duties immediately prior to the Change in Control of the Company, except for required travel by Executive on the Company’s business to an extent substantially consistent with Executive’s business travel obligations at the time of the Change in Control of the Company;

(e)   any breach by the Company of any provision of this Agreement; or

(f)   any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

6.11     “Welfare Benefits” means benefits providing for coverage or payment in the event of Executive’s death, disability, illness or injury that were provided to Executive immediately before a Change in Control, whether taxable or non-taxable and whether funded through insurance or otherwise, including without limitation all life and health insurance coverage.

ARTICLE VII

GENERAL PROVISIONS

7.1     Employment Status. This Agreement does not constitute a contract of employment or impose on Executive any obligation to remain as an employee, or impose on the Company any obligation (i) to retain Executive as an employee, (ii) to change the status of

Executive as an at-will employee, or (iii) to change the Company’s policies regarding termination of employment.

7.2     Notices. Any notices provided hereunder must be in writing and such notices or any other written communication shall be deemed effective upon the earlier of personal delivery (including personal delivery by telex or facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed in the Company’s payroll records. Any payments made by the Company to Executive under the terms of this Agreement shall be delivered to Executive either in person or at his address as listed in the Company’s payroll records.

7.3     Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

7.4     Waiver. If either party should waive any breach of any provisions of the Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

7.5     Complete Agreement. This Agreement, including Exhibit A and other written agreements referred to in this Agreement, constitutes the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to the subject matter hereof, and expressly supersedes all other agreements, promises or understandings, whether oral or written. For avoidance of doubt, the parties hereto acknowledge and agree that in the event of any termination of Executive’s employment with the Company which constitutes a Covered Termination hereunder, Executive shall be entitled to the rights and benefits provided for in this Agreement in lieu of any rights or benefits provided for in his employment agreement with the Company. This Agreement is entered into without reliance on any promise or representation other than those expressly contained herein.

7.6     Amendment or Termination of Agreement. This Agreement may be changed or terminated only upon the mutual written consent of the Company and Executive. The written consent of the Company to a change or termination of this Agreement must be signed by an executive officer of the Company after such change or termination has been approved by the Compensation Committee of the Company’s Board of Directors.

7.7     Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

7.8     Headings. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

7.9     Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and Executive may not assign any of his rights hereunder without the written consent of the Company, which consent shall not be withheld unreasonably.

7.10     Attorneys’ Fees. If Executive brings any action to enforce his rights hereunder, Executive shall be entitled to recover his reasonable attorneys’ fees and costs incurred in connection with such action if Executive is the prevailing party in such action.

7.11     Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California.

7.12     Non-Publication. The parties mutually agree not to disclose publicly the terms of this Agreement except to the extent that disclosure is mandated by applicable law.

7.13     Construction of Agreement. In the event of a conflict between the text of this Agreement and any summary, description or other information regarding this Agreement, the text of this Agreement shall control.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year written above.

INTERSIL CORPORATION a Delaware Corporation		EXECUTIVE

By	/s/ Richard M. Beyer	/s/ Louis DiNardo
	Richard M. Beyer	Name:	Louis DiNardo
	President and CEO	Title:	Executive Vice President and General
Manager, Standard Linear Products

Exhibit A:     Employee Agreement and Release

Exhibit A

Intersil Corporation

Employee Agreement and Release

I understand and agree completely to the terms set forth in the foregoing agreement.

I hereby confirm my obligations under the Company’s standard form of proprietary information agreement.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected this settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

Except as otherwise set forth in this Agreement, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the Effective Date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the federal American with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to provide you with continued coverage under the Company’s directors and officers liability insurance policy to the same extent that it has provided such coverage to previously departed officers and directors of the Company.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the Effective Date of this Agreement; (b) I have the right to consult with an attorney prior to executing this Agreement; (c) I have twenty-one (21) days to consider this Agreement (although I may choose to voluntarily execute this Agreement earlier); (d) I have seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by me, provided that the Company has also executed this Agreement by that date (“Effective Date”).

By:	/s/ Louis DiNardo

Louis DiNardo

Date: March 15, 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by the Delaware General Corporation Law, the Amended Restated Certificate of Incorporation of Intersil provides that directors of Intersil shall not be personally liable to Intersil or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Intersil or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

As permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) to the fullest extent permitted by the Delaware General Corporation Law, the Registrant is required to advance all expenses incurred by its directors and officers in connection with a legal proceeding (subject to certain exceptions), (iii) the rights conferred in the Bylaws are not exclusive, and (vi) the no modification or repeal of any provision relating to indemnification will affect the obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.

Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling an Issuer pursuant to the foregoing provisions, Intersil has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The directors and officers of Intersil are insured against certain liabilities under Intersil’s directors’ and officers’ liability insurance.

The foregoing summary of the Delaware General Corporation Law and of the Restated Certificate of Incorporation and By-laws of Intersil is qualified in its entirety by reference to the relevant provisions of the Delaware General Corporation Law and of Intersil’s Restated Certificate of Incorporation and By-laws.

Item 21.	Exhibits and Financial Statement Schedules.

Incorporated by reference to the Exhibit Index of this proxy statement/prospectus.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(3) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

(4) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

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(5) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4 under the Securities Act of 1933, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

(6) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milpitas, California, on this 29th day of March, 2004.

INTERSIL CORPORATION

/s/ Thomas C. Tokos

Thomas C. Tokos
Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas C. Tokos, his attorney-in-fact and agent, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities at the above-named Registrant on March 29, 2004.

Signature	Title	Date

/s/ Richard M. Beyer Richard M. Beyer	Chief Executive Officer and Director (principal executive officer)	March 29, 2004

/s/ Daniel J. Heneghan Daniel J. Heneghan	Vice President and Chief Financial Officer (principal financial and accounting officer)	March 29, 2004

/s/ Gregory L. Williams Gregory L. Williams	Executive Chairman of the Board of Directors	March 29, 2004

/s/ Robert W. Conn Robert W. Conn	Director	March 29, 2004

/s/ James V. Diller James V. Diller	Director	March 29, 2004

/s/ Gary E. Gist Gary E. Gist	Director	March 29, 2004

/s/ Jan Peeters Jan Peeters	Director	March 29, 2004

/s/ Robert N. Pokelwaldt Robert N. Pokelwaldt	Director	March 29, 2004

Exhibits

2.01	Agreement and Plan of Merger dated March 14, 2004, by and among Intersil Corporation, New Castle Merger Sub Corp., New Castle Sub LLC and Xicor, Inc., dated as of March 14, 2004 (included in this proxy statement/prospectus and incorporated herein by reference).

2.02	Voting Agreement, dated March 14, 2004, by and among Intersil Corporation, New Castle Merger Sub Corp., Xicor, Inc., J. Daniel McCranie, Louis DiNardo, Jack Harrington, Julius Blank, Emmanuel Hernandez, Andrew Elder, Geraldine Hench, Todd Smathers, Steven Bakos, and Davin Lee.

3.01	Amended and Restated Certificate of Incorporation of Intersil (incorporated by reference to Exhibit 3.01 to the Annual Report on Form 10-K, filed March 9, 2004).

3.02	Restated Bylaws of Intersil (incorporated by reference to Exhibit 3.02 to the Annual Report on Form 10-K, filed March 9, 2004).

4.01	Specimen Certificate of Holding’s Class A Common Stock (incorporated by reference to Exhibit 4.01 to Amendment No. 2 to the Registration Statement on Form S-1 (Registration Number 333-95199)).

5.01	Opinion of Dechert LLP as to the legality of the securities being registered.*

8.01	Opinion of Dechert LLP as to tax matters.*

8.02	Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to tax matters.*

10.01	Employment Agreement Letter between Louis DiNardo and Intersil, dated March 15, 2004 (included as Appendix E to this proxy/prospectus and incorporated herein by reference).

10.02	Executive Change in Control Severance Benefits Agreement between Louis DiNardo and Intersil, dated March 15, 2004 (included as Appendix F in this proxy/prospectus and incorporated herein by reference).

21.01	Subsidiaries of Intersil, Inc. (incorporated by reference to Exhibit 21.01 to the Annual Report on Form 10-K, filed March 9, 2004).

23.01	Consent of Dechert LLP (included as part of its opinion filed as Exhibits 5.01 and 8.01 and incorporated herein by reference)*

23.02	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included as part of its opinion filed as Exhibit 8.02 and incorporated herein by reference)*

23.03	Consent of Ernst & Young LLP, Independent Certified Public Accountants.

23.04	Consent of Nation Smith Hermes Diamond, Independent Accountants

23.05	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.01	Power of Attorney (included on signature page(s) of this registration statement and incorporated herein by reference).

99.01	Form of Proxy Card of Xicor.*

99.02	Consent of Wachovia Capital Markets, LLC.

99.03	Form of California Corporations Code Chapter 13 Notice to Xicor Shareholders (included as Appendix D to this proxy/prospectus and incorporated herein by reference).

* To be filed by Amendment